                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                    September 17, 1999 (September 17, 1999)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                 001-14195               65-0723837
        (State or Other Jurisdiction      (Commission             (IRS Employer
             of Incorporation)            File Number)         Identification No.)

                    116 Huntington Avenue
                    Boston, Massachusetts                             02116
           (Address of Principal Executive Offices)                 (Zip Code)

                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 5. Other Events.

  This report is being filed by American Tower Corporation (the Company) to include the most recent financial statement information of the following entities acquired by the Company during 1998 and 1999:

  UNIsite, Inc. and Subsidiaries
  OmniAmerica, Inc. and Subsidiaries
  Telecom Towers, L.L.C.
  Telecom Towers MidAtlantic L.P.
  Telecom Southwest Towers, L.P.
  Telecom Towers of the West, L.P.
  Wauka Communications, Inc. and Subsidiary
  American Tower Corporation and Subsidiaries (Old ATC)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)  Exhibits.

   23.1  Consent of KPMG LLP
   23.2  Consent of KPMG LLP
   23.3  Consent of Ernst & Young LLP
   23.4  Consent of Ernst & Young LLP
   23.5  Consent of KPMG LLP
   23.6  Consent of Arthur Anderson LLP
   23.7  Consent of KPMG LLP

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMERICAN TOWER CORPORATION
                                     (Registrant)

Date: September 17, 1999             By: /s/ Justin D. Benincasa
                                     Name: Justin D. Benincasa
                                     Title: Vice President and Corporate
                                     Controller

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
UNISITE, INC. AND SUBSIDIARIES

 Independent Auditors Report..............................................  F-3
 Consolidated Balance Sheets as of December 31, 1998 and 1997 and June 30,
  1999 (unaudited)........................................................  F-4
 Consolidated Statements of Operations for the years ended December 31,
  1998, 1997 and 1996 and the six months ended June 30, 1999 and 1998 (un-
  audited)................................................................  F-5
 Consolidated Statements of Cash Flows for the years ended December 31,
  1998, 1997 and 1996 and the six months ended June 30, 1999 and 1998 (un-
  audited)................................................................  F-6
 Consolidated Statements of Redeemable Convertible Preferred Stock and
  Stockholders' Deficit for the years ended December 31, 1998, 1997 and
  1996 and the six months ended June 30, 1999.............................  F-7
 Notes to Consolidated Financial Statements...............................  F-8

OMNIAMERICA, INC. AND SUBSIDIARIES

 Reports of Independent Auditors.......................................... F-19
 Consolidated Balance Sheets as of June 30, 1998 and 1997................. F-21
 Consolidated Statements of Earnings for the years ended June 30, 1998 and
  1997.................................................................... F-22
 Consolidated Statements of Stockholders' Equity for the years ended June
  30, 1998 and 1997....................................................... F-23
 Consolidated Statements of Cash Flows for the years ended June 30, 1998 and 1997................................................................ F-24
 Notes to Consolidated Financial Statements............................... F-26
 Consolidated Balance Sheet as of December 31, 1998 (unaudited)........... F-44
 Consolidated Statements of Operations for the six months ended December
  31, 1998 and 1997
  (unaudited)............................................................. F-45
 Consolidated Statements of Cash Flows for the six months ended December
  31, 1998 and 1997
  (unaudited)............................................................. F-46
 Notes to Unaudited Consolidated Financial Statements..................... F-48

TELECOM TOWERS, L.L.C.

 Reports of Independent Auditors.......................................... F-52
 Balance Sheets as of December 31, 1998 and 1997.......................... F-54
 Statements of Operations for the year ended December 31, 1998 and the pe-
  riod from September 30, 1997 (inception) to December 31, 1997........... F-55
 Statements of Members' Equity for the year ended December 31, 1998 and the period from
  September 30, 1997 (inception) to December 31, 1997..................... F-56
 Statements of Cash Flows for the year ended December 31, 1998 and the pe-
  riod from September 30, 1997 (inception) to December 31, 1997........... F-57
 Notes to Consolidated Financial Statements............................... F-58

TELECOM TOWERS MID-ATLANTIC LIMITED PARTNERSHIP

 Reports of Independent Auditors.......................................... F-66
 Consolidated Balance Sheets as of July 31, 1998 and December 31, 1997.... F-68
 Consolidated Statements of Operations for the seven months ended July 31,
  1998 and year ended December 31, 1997 .................................. F-69
 Consolidated Statements of Partners' Capital for the seven months ended
  July 31, 1998 and year ended December 31, 1997 ......................... F-70
 Consolidated Statements of Cash Flows for the seven months ended July 31,
  1998 and year ended December 31, 1997 .................................. F-71
 Notes to Consolidated Financial Statements............................... F-72

TELECOM SOUTHWEST TOWERS LIMITED PARTNERSHIP

 Report of Independent Auditors........................................... F-79

                                                                          Page
                                                                          -----

 Balance Sheets as of July 31, 1998 and December 31, 1997 ...............  F-80
 Statements of Operations for the seven months ended July 31, 1998 and year ended December 31, 1997 ..........................................  F-81
 Statements of Partners' Capital for the seven months ended July 31, 1998 and year ended
  December 31, 1997 .....................................................  F-82
 Statements of Cash Flows for the seven months ended July 31, 1998 and for the year ended
  December 31, 1997......................................................  F-83
 Notes to Financial Statements...........................................  F-84

TELECOM TOWERS OF THE WEST, LIMITED PARTNERSHIP

 Report of Independent Auditors..........................................  F-91
 Consolidated Balance Sheets as of July 31, 1998 and December 31, 1997 ..  F-92
 Consolidated Statements of Operations for the seven months ended July
  31, 1998 and year ended December 31, 1997..............................  F-93
 Consolidated Statements of Partners' Capital for the seven months ended
  July 31, 1998 and year ended December 31, 1997.........................  F-94
 Consolidated Statements of Cash Flows for seven months ended July 31,
  1998 and year ended December 31, 1997..................................  F-95
 Notes to Consolidated Financial Statements..............................  F-96

WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

 Report of Independent Public Accountants................................ F-103
 Consolidated Balance Sheets as of October 26, 1998 and December 31,
  1997................................................................... F-104
 Consolidated Statements of Operations for the period ended October 26,
  1998 and year ended December 31, 1997 ................................. F-105
 Consolidated Statements of Shareholder's Equity for the period ended
  October 26, 1998 and year ended December 31, 1997...................... F-106
 Consolidated Statements of Cash Flows for the period ended October 26,
  1998 and year ended December 31, 1997 ................................. F-107
 Notes to Consolidated Financial Statements.............................. F-108

AMERICAN TOWER CORPORATION AND SUBSIDIARIES (OLD ATC)

 Independent Auditors' Report............................................ F-115
 Consolidated Balance Sheets as of December 31, 1996 and 1997 and March
  31, 1998 (unaudited)................................................... F-116
 Consolidated Statements of Operations for the years ended December 31,
    1995, 1996 and 1997 and three months ended March 31, 1997 and 1998
    (unaudited).......................................................... F-117
 Consolidated Statements of Stockholders' Equity for the years ended
    December 31, 1995, 1996 and 1997 and three months ended March 31,
    1998 (unaudited)..................................................... F-118
 Consolidated Statements of Cash Flows for the years ended December 31,
    1995, 1996 and 1997 and three months ended March 31, 1997 and 1998
    (unaudited).......................................................... F-119
 Notes to Consolidated Financial Statements.............................. F-120

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
UNIsite, Inc.:

We have audited the accompanying consolidated balance sheets of UNIsite, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UNIsite, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Tampa, Florida
March 31, 1999

                         UNISITE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                              December 31,
                                        -------------------------   June 30,
                                            1997         1998         1999
                                        ------------  -----------  -----------
                                                                   (unaudited)
ASSETS
CURRENT ASSETS:
  CURRENT ASSETS:
    Cash and cash equivalents.......... $ 58,105,086   23,795,375    6,925,772
    Trade accounts receivable..........      267,048    2,399,970    2,383,628
    Due from NWI Partnership...........      154,668      759,147          --
    Prepaid expenses and other current
     assets............................       72,835      544,679      529,391
                                        ------------  -----------  -----------
      Total current assets.............   58,599,637   27,499,171    9,838,791
  Systems and equipment, net...........    3,159,470   34,854,873   45,306,370
  Debt issuance costs, net.............    2,870,541    2,701,181    2,515,116
  Investment in NWI Partnership........    1,181,792      955,305          --
  Other assets.........................       93,836      238,456      552,752
                                        ------------  -----------  -----------
                                        $ 65,905,276   66,248,986   58,213,029
                                        ============  ===========  ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..................... $    540,445    5,426,712    5,494,421
  Accrued liabilities..................      976,951    1,986,389    2,270,849
  Current portion of long-term
   obligations.........................      200,722      687,825      173,638
                                        ------------  -----------  -----------
      Total current liabilities........    1,718,118    8,100,926    7,938,908
Long-term obligations, less current
 portion...............................      133,486      188,256       65,714
Deferred site revenues, less current
 portion...............................          --           --     1,519,812
Subordinated debentures................   35,799,452   41,701,951   44,892,922
Put warrants...........................    4,400,000    4,400,000    4,400,000
Redeemable convertible preferred stock
 at liquidation value,
 $1 par value; authorized 233,908
 shares; issued and
 outstanding 127,092 shares in 1997 and
 133,569 shares in
 1998 and 1999.........................   46,218,235   52,997,107   54,882,597
Stockholders' deficit:
  Common stock, $.01 par value;
   authorized 1,000,000 shares, 33,964
   shares issued and outstanding.......          339          339          339
  Additional paid-in capital...........    2,565,517    2,875,517    2,875,517
  Accumulated deficit..................  (24,929,871) (44,015,110) (58,362,780)
                                        ------------  -----------  -----------
      Total stockholders' deficit......  (22,364,015) (41,139,254) (55,486,924)
Commitments, contingencies and related
 party transactions
                                        ------------  -----------  -----------
                                        $ 65,905,276   66,248,986   58,213,029
                                        ============  ===========  ===========

          See accompanying notes to consolidated financial statements.

                         UNISITE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Six Months Ended June
                                Year Ended December 31,                    30,
                          --------------------------------------  -----------------------
                              1996         1997         1998         1998        1999
                          ------------  -----------  -----------  ----------  -----------
                                                                  (unaudited) (unaudited)
REVENUES:
  Rental revenues, net..  $     46,921      387,242    2,215,895     593,644    2,653,673
  Service and
   construction
   revenues.............       394,156      596,622    2,197,612     617,081      754,214
                          ------------  -----------  -----------  ----------  -----------
                               441,077      983,864    4,413,507   1,210,725    3,407,887
                          ------------  -----------  -----------  ----------  -----------
EXPENSES:
  Cost of services......        15,359       16,932      671,652      66,409      563,551
  Direct site expenses..       336,312       55,538      942,549     151,475    2,109,044
  Selling, general and
   administrative.......    10,073,255    7,542,300   11,453,140   5,855,298    4,877,758
  Write-off of tower
   sites................        30,281      326,575      594,358         --       270,000
  Depreciation and
   amortization.........       655,780    1,097,067    1,869,869     588,051    1,871,433
                          ------------  -----------  -----------  ----------  -----------
    Total costs and
     expenses...........    11,110,987    9,038,412   15,531,568   6,661,233    9,691,786
                          ------------  -----------  -----------  ----------  -----------
  Equity in net loss of
   NWI Partnership......       162,700      252,308      226,487      71,466          --
                          ------------  -----------  -----------  ----------  -----------
    Operating loss......   (10,832,610)  (8,306,856) (11,344,548) (5,521,974)  (6,283,899)
OTHER:
  Interest income.......       338,583      276,816    2,331,060   1,208,298      360,868
  Interest expense......        (8,581)    (258,938)  (6,319,506) (3,025,416)  (3,557,681)
  Gain (loss) on sale of
   assets...............       (15,380)      31,075       26,933      26,933          --
  Aborted financing and
   merger expenses......           --           --           --          --      (381,477)
                          ------------  -----------  -----------  ----------  -----------
                               314,622       48,953   (3,961,513) (1,790,185)  (3,578,290)
                          ------------  -----------  -----------  ----------  -----------
    Net loss before
     extraordinary
     item...............   (10,517,988)  (8,257,903) (15,306,061) (7,312,159)  (9,862,189)
Extraordinary item--loss
 on early extinquishment
 of credit facility.....           --           --           --          --    (2,599,991)
                          ------------  -----------  -----------  ----------  -----------
    Net loss............   (10,517,988)  (8,257,903) (15,306,061) (7,312,159) (12,462,180)
Accretion of dividends
 on redeemable
 convertible preferred
 stock..................     1,240,032    1,887,478    3,779,178   1,889,589    1,885,490
                          ------------  -----------  -----------  ----------  -----------
Net loss attributable to
 common stock...........  $(11,758,020) (10,145,381) (19,085,239) (9,201,748) (14,347,670)
                          ============  ===========  ===========  ==========  ===========

          See accompanying notes to consolidated financial statements.

                         UNISITE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               Year ended December 31,          Six months ended June 30,
                         -------------------------------------  ---------------------------
                                                                    1998          1999
                             1996         1997        1998       (unaudited)   (unaudited)
                         ------------  ----------  -----------  ------------  -------------
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net loss..............  $(10,517,988) (8,257,903) (15,306,061)   (7,312,159)   (12,462,180)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities:
   Equity in loss of
    partnership........       162,700     252,308      226,487        71,466            --
   Loss on sale of
    assets and write-
    off of tower
    sites..............       163,056     295,500      594,358        26,933        270,000
   Aborted high-yield
    financing costs....           --          --           --            --         381,477
   Extraordinary item--
    loss on early
    retirement of
    credit facility....           --          --           --            --       2,599,991
   Stock based
    compensation.......           --          --       310,000           --             --
   Issuance of
    preferred stock for
    services:
     Related party.....           --      261,205          --            --             --
     Vendor............           --      100,500          --            --             --
   Depreciation and
    amortization.......       655,780   1,097,067    1,869,869       588,051      1,871,433
   Noncash interest
    expense............           --      199,452    6,221,859     2,824,824      3,320,996
   Changes in operating
    assets and
    liabilities:
     Trade accounts
      receivable.......       (48,841)   (218,207)  (2,132,922)     (707,037)      (179,167)
     Due from NWI
      Partnership......      (394,002)    239,334     (604,479)     (226,579)       759,147
     Prepaid expenses
      and other........        (6,012)    (47,308)    (616,464)     (445,340)    (1,088,438)
     Accounts payable
      and accrued
      liabilities......       419,223     521,315    5,895,705     1,920,916       (680,979)
                         ------------  ----------  -----------  ------------  -------------
      Net cash used in
       operating
       activities......    (9,566,084) (5,556,737)  (3,541,648)   (3,258,925)    (5,207,720)
                         ------------  ----------  -----------  ------------  -------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Capital expenditures..    (3,671,059)   (513,946) (33,508,630)   (8,567,891)   (10,658,577)
 Investment in
  partnership..........    (1,596,800)        --           --            --             --
 Repayment of loan to
  officer..............        50,000         --           --            --             --
 Cash balances assumed
  in acquisition of
  NWI..................           --          --           --            --       1,864,574
 Proceeds from sale of
  assets...............           --      607,677          --         40,050            --
                         ------------  ----------  -----------  ------------  -------------
      Net cash provided
       by (used in)
       investing
       activities......    (5,217,859)     93,731  (33,508,630)   (8,527,841)    (8,794,003)
                         ------------  ----------  -----------  ------------  -------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Payment of principal
  on long-term
  obligations..........        (4,726)   (155,463)    (109,127)      (97,602)      (636,729)
 Issuance of
  subordinated
  debentures and put
  warrants.............           --   40,000,000          --            --             --
 Payment of debt
  issuance costs.......           --   (2,870,541)    (150,000)          --      (2,231,151)
 Proceeds from issuance
  of preferred stock...    20,641,181  19,999,806    2,999,694     2,999,694            --
 Proceeds from the
  exercise of stock
  options..............        45,900      25,125          --            --             --
                         ------------  ----------  -----------  ------------  -------------
      Net cash provided
       by financing
       activities......    20,682,355  56,998,927    2,740,567     2,902,092     (2,867,880)
                         ------------  ----------  -----------  ------------  -------------
Net increase (decrease)
 in cash and cash
 equivalents...........     5,898,412  51,535,921  (34,309,711)   (8,884,674)   (16,869,603)
Cash and cash
 equivalents at
 beginning of the
 period................       670,753   6,569,165   58,105,086    58,105,086     23,795,375
                         ------------  ----------  -----------  ------------  -------------
Cash and cash
 equivalents at end of
 the period............  $  6,569,165  58,105,086   23,795,375    49,220,412      6,925,772
                         ============  ==========  ===========  ============  =============

SUPPLEMENTAL CASH FLOW
 INFORMATION:
 Conversion of accounts
  payable to note
  payable..............  $        --      310,000          --            --             --
                         ============  ==========  ===========  ============  =============
 Conversion of long-
  term obligations and
  related accrued
  interest to preferred
  stock................  $  2,088,033         --           --            --             --
                         ============  ==========  ===========  ============  =============
 Acquisition of systems
  and equipment
  financed through
  long-term
  obligations..........  $    184,397         --       651,000           --             --
                         ============  ==========  ===========  ============  =============



          See accompanying notes to consolidated financial statements.

                         UNISITE, INC. AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
                           AND STOCKHOLDERS' DEFICIT

                                                    Stockholders' Deficit
                          Redeemable  ---------------------------------------------------
                          Convertible Common stock  Additional                  Total
                           Preferred  -------------  paid-in   Accumulated  stockholders'
                             stock    Shares Amount  capital     deficit       deficit
                          ----------- ------ ------ ---------- -----------  -------------
Balance as of December
 31, 1995...............  $       --  33,349  $333  2,494,498   (3,026,470)     (531,639)
 Stock options
  exercised.............                 540     5     45,895          --         45,900
 Proceeds from the
  issuance of redeemable
  convertible preferred
  stock.................   22,729,214    --    --         --           --            --
 Accretion of dividends
  on redeemable
  convertible preferred
  stock.................    1,240,032    --    --         --    (1,240,032)   (1,240,032)
 Net loss...............          --     --    --         --   (10,517,988)  (10,517,988)
                          ----------- ------  ----  ---------  -----------   -----------
Balance as of December
 31, 1996...............   23,969,246 33,889   338  2,540,393  (14,784,490)  (12,243,759)
 Stock options
  exercised.............          --      75     1     25,124          --         25,125
 Proceeds from the
  issuance of redeemable
  convertible preferred
  stock.................   20,361,511    --    --         --           --            --
 Accretion of dividends
  on redeemable
  convertible preferred
  stock.................    1,887,478    --    --         --    (1,887,478)   (1,887,478)
 Net loss...............          --     --    --         --    (8,257,903)   (8,257,903)
                          ----------- ------  ----  ---------  -----------   -----------
Balance as of December
 31, 1997...............   46,218,235 33,964   339  2,565,517  (24,929,871)  (22,364,015)
 Proceeds from the
  issuance of redeemable
  convertible preferred
  stock.................    2,999,694    --    --         --           --            --
 Accretion of dividends
  on redeemable
  convertible preferred
  stock.................    3,779,178    --    --         --    (3,779,178)   (3,779,178)
 Stock based
  compensation..........          --     --    --     310,000          --        310,000
 Net loss...............          --     --    --         --   (15,306,061)  (15,306,061)
                          ----------- ------  ----  ---------  -----------   -----------
Balance as of December
 31, 1998...............   52,997,107 33,964   339  2,875,517  (44,015,110)  (41,139,254)
 Accretion of dividends
  on redeemable
  convertible preferred
  stock (unaudited).....    1,885,490    --    --         --    (1,885,490)   (1,885,490)
 Net loss (unaudited)...          --     --    --         --   (12,462,180)  (12,462,180)
                          ----------- ------  ----  ---------  -----------   -----------
Balance as of June 30,
 1999 (unaudited).......  $54,882,597 33,964  $339  2,875,517  (58,362,780)  (55,486,924)
                          =========== ======  ====  =========  ===========   ===========


          See accompanying notes to consolidated financial statements.

                         UNISITE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

 (a) Description of Business

UNIsite, Inc. and subsidiaries (collectively referred to as the "Company") is an owner and operator of wireless communications towers in the United States and a provider of antenna space on those towers to the wireless industry. The Company builds multi-tenant towers generally under build-to-suit contracts and selectively acquires towers through a strategic acquisition program. The Company develops and manages tower networks and leases antenna space to a variety of wireless service providers, including AT&T Wireless, Bell South Mobility, Nextel, OmniPoint, Sprint PCS, Sky Tel and Pagenet. The Company also offers a broad range of development services, including network design, site acquisition, zoning and other regulatory approvals, tower construction and antenna installation and proprietary analysis of radio frequency interference and power density.

As discussed in note 2, on June 28, 1999 the Company entered into an agreement providing for the merger of the Company with a wholly-owned subsidiary of American Tower Corporation ("ATC"). This merger had not occurred as of June 30, 1999 and is anticipated to close on or before January 31, 2000.

The Company is currently headquartered in Tampa, Florida.

 (b) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of UNIsite, Inc. and all majority owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

As discussed in note 3, prior to January 4, 1999 the Company owned a 49.9% investment in National Wireless Infrastructure, L.P. ("NWI" / the "Partnership"). The Company's investment in NWI was accounted for under the equity method of accounting. On January 4, 1999, the Company acquired the remaining 50.1% interest in NWI. Accordingly, the financial position and results of operations of NWI are consolidated in the Company's interim unaudited consolidated financial statements subsequent to January 4, 1999.

 (c) Presentation of Unaudited Interim Consolidated Financial Statements

The interim consolidated financial statements and summary notes thereto of the Company as of June 30, 1999 and for the six month periods ended June 30, 1998 and 1999 are unaudited and should be read in conjunction with the audited consolidated financial statements and notes thereto for the three year period ended December 31, 1998 contained herein. In the opinion of the Company, all adjustments necessary for a fair presentation of such interim consolidated financial statements have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year. The interim consolidated financial statements and notes thereto are presented as permitted by the Securities and Exchange Commission ("SEC") and do not contain certain information included in the Company's audited consolidated financial statements and notes thereto.

 (d) Cash Equivalents

Cash equivalents totaled approximately $57,930,000, $16,394,000 and $6,348,000 at December 31, 1997 and 1998 and June 30, 1999, respectively. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt securities with original maturities of three months or less at the date of purchase to be cash equivalents. Approximately $10,000,000 in cash equivalent balances at December 31, 1998 and approximately $0 in cash balances at June 30, 1999 are restricted, securing a stand-by letter of credit required pursuant to a customer relationship.

                         UNISITE, INC. AND SUBSIDIARIES

 (e) Systems and Equipment

Systems and equipment are stated at cost less accumulated depreciation. Both external and internal costs of tower sites and related equipment are capitalized in the undeveloped tower sites account. Internal costs represent both direct labor costs and an allocation of specific indirect costs. When a site is placed in service, the related costs are transferred to the tower sites account and depreciated over its estimated useful life.

Costs related to the acquisition potential tower sites are capitalized in undeveloped tower sites. The feasibility of such sites are continually evaluated. If a site is determined to not be feasible, then the accumulated costs are expensed.

Depreciation and amortization is computed using the straight-line method based upon the following estimated useful lives:

      Computer systems.......... 3 years
      Software.................. 3--5 years
      Furniture and equipment... 3--7 years
      Leasehold improvements.... Term of lease
      Tower sites............... Lesser of 20 years or term of rental agreement

 (f) Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (g) Revenue Recognition

Rental revenue is generated from the leasing of tower antenna space to wireless communication entities. Under certain circumstances, the Company provides free rent at inception of the lease. In such circumstances, revenue is recognized on a straight-line basis over the initial term of the lease. Rental revenue is presented net of any amounts reimbursed with owners of towers pursuant to contractual arrangements. Such contractual reimbursements totaled approximately $224,000, $1,129,000, $250,000 and $1,191,000 during the years ended December
31, 1997 and 1998, and the unaudited six month periods ended June 30, 1998 and 1999, respectively.

Service revenues include radio frequency interference analysis, site application and management fees. These revenues are recognized in the period during which the related service is provided. The Company also builds towers and installs antennas for customers under cost plus agreed-upon margin arrangements. Construction revenues are recognized upon completing construction projects.

 (h) Stock-Based Compensation

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to

                         UNISITE, INC. AND SUBSIDIARIES
continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants made as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma net loss disclosure provisions of SFAS No. 123.

 (i) Impairment of Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. During all periods presented herein the Company is of the opinion that no such impairment exists.

 (j) Comprehensive Income (Loss)

The Company adopted the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, effective January 1, 1998. SFAS 130 defines comprehensive income as the change in equity of an enterprise, except those resulting from stockholder transactions. During the periods presented herein changes in the Company's equity structure were limited to the issuance of common stock, net losses and the accretion of dividends on preferred stock. Accordingly, comprehensive income (loss) as defined by SFAS 130 was equal to the Company's net loss as reported on its consolidated statement of operations.

 (k) Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare the accompanying consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (l) Related Party Transactions

During the years ended December 31, 1996, 1997 and 1998, the Company paid approximately $634,000, $118,000, $329,000, respectively, to various related parties for legal and financial consulting services.

(2) Pending Business Combination--American Tower

On June 28, 1999 an Agreement and Plan of Merger (the Agreement) was entered into by and between the Company and ATC. The Agreement provides for the conversion of all outstanding common and preferred stock of the Company for the right to receive a share of a trust to be established before the effective date of the Merger (the Merger Trust). The merger consideration will be paid to the Merger Trust and is calculated as follows: (1) $25,000,000, plus (2) $300,000 multiplied by the number of completed tower sites owned by the Company as of the date of closing, reduced by adjustments for (3) certain outstanding indebtedness, and increased / reduced for (4) an adjustment for working capital. Closing is conditioned upon various actions by both parties. The merger is scheduled to close on the earlier of January 31, 2000 or the date that the Company has ownership of 600 completed tower sites.

                         UNISITE, INC. AND SUBSIDIARIES

ATC has provided the Company with certain interim financing as discussed in note 6 below.

(3) Systems and Equipment

Systems and equipment are summarized as follows:

                                                 December 31,
                                            ----------------------  June 30,
                                               1997        1998       1999
                                            ----------- ---------- -----------
                                                                   (unaudited)
      Computer hardware and software....... $ 3,202,456  4,018,050  4,275,143
      Tower sites..........................     746,979 30,587,112 41,482,804
      Undeveloped tower sites..............     616,871  3,325,334  5,062,759
      Furniture and equipment..............     297,293    333,897    332,903
      Leasehold improvements...............      64,887    278,123    278,123
                                            ----------- ---------- ----------
        Total systems and equipment........   4,928,486 38,542,516 51,431,732
      Less accumulated depreciation and
       amortization........................   1,769,016  3,687,643  6,125,362
                                            ----------- ---------- ----------
                                            $ 3,159,470 34,854,873 45,306,370
                                            =========== ========== ==========

(4) Investment in NWI Partnership

NWI was formed on May 6, 1996 and is engaged in leasing sites owned by the United States Postal Service ("USPS") to wireless operators. Through January 4, 1999, the Company was the general partner and owned a 49.9% interest. The Company is obligated to provide services to market, develop, operate, manage and maintain the sites. Through January 4, 1999, the USPS was the limited partner, and owned a 50.1% interest. USPS was obligated to make certain tower sites available to the Partnership. The Partnership was capitalized with initial contributions of approximately $1.6 million from each partner.

                         UNISITE, INC. AND SUBSIDIARIES

The following condensed statements summarize the financial information of NWI as of December 31, 1997 and 1998, and for the three year period ended December 31, 1998:

                            Condensed Balance Sheets

                                                               1997      1998
                                                            ---------- ---------
      Cash and other current assets........................ $2,071,262 2,027,400
      Tower sites, net.....................................  2,525,549 2,528,602
                                                            ---------- ---------
        Total assets....................................... $4,596,811 4,556,002
                                                            ========== =========
      Accounts payable and other liabilities............... $  296,716   209,809
      Deferred revenue.....................................  1,777,108 1,674,611
      Due to the Company...................................    154,668   759,147
      Partners' capital....................................  2,368,319 1,912,435
                                                            ---------- ---------
        Total liabilities and partners' capital............ $4,596,811 4,556,002
                                                            ========== =========

                       Condensed Statements of Operations

                                                  1996       1997       1998
                                                ---------  --------  ----------
      Revenues, net............................ $  18,626   284,105     498,287
      Operating expenses.......................  (431,103) (873,784) (1,027,259)
      Interest, net............................    86,425    84,050      73,458
                                                ---------  --------  ----------
        Net loss............................... $(326,052) (505,629)   (455,514)
                                                =========  ========  ==========

Effective January 4, 1999 the Company acquired USPS limited partnership interest in the Partnership for a nominal amount. The acquisition was accounted for under the purchase method of accounting and the net assets of NWI were recorded at their estimated fair values. Negative goodwill of approximately $957,000 existed at the date of the acquisition, representing USPS' capital account. This amount was recorded as a reduction of long-term assets (completed tower sites).

Operations of the partnership are consolidated with that of the Company subsequent to the date of acquisition (January 4, 1999). In connection with the acquisition, the Partnership entered into agreements with USPS for ground leases with respect to Partnership-owned tower sites and for the exclusive right to market existing and potential antenna sites on USPS properties. Management believes these agreements are reflected at fair value amounts.

(5) Subordinated Debentures

On December 17, 1997, the Company consummated a private placement of $40,000,000 of 13% subordinated debentures due 2004. Interest is payable semiannually beginning on June 15, 2000. The Company has the right to call a portion of the notes at a premium of 13% in the event of a public offering of the Company's common stock prior to December 15, 1999. The Company also has the right to call the notes beginning three years after issuance at a premium of 13% in 2000, 6.5% in 2001, 3.25% in 2002 and none thereafter. Upon a change in control of the Company, as defined in the debenture agreement, the holders of the debentures have the right to put the debentures to the Company at a premium of 1%.

                         UNISITE, INC. AND SUBSIDIARIES

The debentures include detachable put warrants which give the warrant holders the right to purchase 19,864 shares of the Company's common stock for $.01 per share, exercisable immediately. In the event that the Company has not consummated a public offering of its common stock which produces proceeds of at least $50 million within five years of the issue date, a holder of the warrants has the option, for a period of two years, to require the Company to purchase the warrants at a price equal to the fair market value of the shares of common stock which would be issued if the warrant were exercised.

The warrants were valued at their estimated fair value at date of issue of $4,400,000. The debentures were recorded at $35,600,000, and the resulting discount is being accreted as additional interest expense over the term of the debentures using the effective yield method.

(6) Long-Term Obligations

In connection with the pending ATC business combination discussed in note 2, the Company has been provided interim financing from ATC in the form of a promissory note in an amount not to exceed $50,000,000. The merger agreement provides that the borrowings can be increased to $60,000,000 upon mutual agreement by the partners to the merger agreement. Interest is accrued monthly on outstanding borrowings at an interest rate representing the greater of 5% or the minimum applicable federal rate for a similar note under Section 1274(d) of the Internal Revenue Code. Outstanding principal balances shall be paid in entirety, with accrued interest, upon the earlier of June 30, 2000 or any termination of the ATC merger. In certain circumstances, outstanding principal balances are payable nine months after termination of the merger agreement. No amounts are outstanding as of June 30, 1999.

During the six months ended June 30, 1999, the Company investigated various financing alternatives to fund its continued growth whereby the Company closed a senior secured credit facility with a group of banks and other financial institutions on March 31, 1999. The credit facility provided for up to $50 million of borrowing on a revolving basis, with availability subject to a borrowing base. As a result of the pending ATC business combination, the Company elected to retire this credit facility commitment. The Company has recorded as an extraordinary item in its statement of operations for the six-month period ended June 30, 1999, the loss related to the extinguishment of the credit facility. Additionally, the Company has reported as a component of other expense during that same period, approximately $381,000 in costs related to its aborted financing efforts.

(7) Stock Option Plan

The Company has a stock option plan (the "Option Plan") pursuant to which the Company's Board of Directors may grant stock options to officers, key employees and consultants. The Plan authorizes grants of options to purchase up to 60,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal or greater than the estimated fair value of the stock at the date of grant. Fair market value of each option grant was determined by reference to the relationship between the value of the common stock and common stock equivalents as compared to the value of the redeemable convertible preferred stock, both of which were based on the estimated value of the Company.

Option grants have been classified by the Company into three categories: founders performance options, time vested employee options and performance based employee options. Stock options generally have 10-year terms. Time vested options become exercisable in up to four annual installments (most grants have been in three annual installments), beginning one year from the date of grant, subject to continued employment or engagement as a consultant. Founders' performance options become vested and exercisable after ten years from issuance, but vesting is accelerated upon occurrence of a merger, consolidation or initial public offering based upon formulas contained in the option agreements. Performance based employee options vest based upon either

                         UNISITE, INC. AND SUBSIDIARIES
the attainment of specified market capitalization thresholds by the Company, or at the discretion of the Board of Directors and or the Chief Executive Officer.

With respect to performance based employee options for which no time vesting criteria exists, a measurement date as defined by APB Opinion No. 25 is not achieved until the underlying performance milestone is met. As of December 31, 1998, the Company had achieved certain performance milestones which resulted in the Company recognizing compensation expense in 1998 amounting to approximately $310,000. The Company does not believe that any further milestones were met during the six-month period ended June 30, 1999.

At December 31, 1998, there were 12,525 additional shares available for grant under the Option Plan. The per share weighted-average fair value of stock options granted during 1996, 1997 and 1998 was $75.26, $39.80 and $122.32, respectively, on the date of grant as estimated using the minimum value option-pricing model with the following weighted-average assumptions:

                                                          1996    1997    1998
                                                         ------- ------- -------
   Expected dividend yield..............................   0%      0%      0%
   Expected option life................................. 6 years 6 years 6 years
   Risk free interest rate..............................  5.9%    6.0%    5.5%

The Company applies APB Opinion No. 25 in accounting for its Option Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements, other than as indicated above. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                              1996         1997        1998
                                          ------------  ----------  -----------
   Net loss:
     As reported......................... $(10,517,988) (8,257,903) (15,306,061)
     Pro forma...........................  (10,678,192) (8,912,183) (15,671,179)

Stock option activity during the periods indicated is as follows:

                                                                        Weighted
                                                               Number   average
                                                                 of     exercise
                                                               shares    price
                                                               -------  --------
   Balance as of December 31, 1995............................   4,141    $102
     Granted..................................................  34,975     264
     Exercised................................................    (540)    151
     Forfeited................................................ (10,018)    258
                                                               -------    ----
   Balance as of December 31, 1996............................  28,558     198
     Granted..................................................  15,245     135
     Exercised................................................     (75)    335
     Forfeited................................................  (5,555)    279
                                                               -------    ----
   Balance at December 31, 1997...............................  38,173     189
     Granted..................................................  13,951     425
     Exercised................................................     --      --
     Forfeited................................................  (4,649)    247
                                                               -------    ----
   Balance as of December 31, 1998............................  47,475    $260
                                                               =======    ====

                         UNISITE, INC. AND SUBSIDIARIES

Exercisable and outstanding stock option information is summarized as follows:

                                                                       Weighted-average
                                                                          remaining
                                                                       contractual life
                                                                              of
      Exercise           Shares                  Shares                  outstanding
        price          outstanding             exercisable             options (years)
      ---------        -----------             -----------             ----------------
      $      85           4,644                   2,106                     $8.42
      $     140          17,122                  12,049                      7.66
      $218-$224           2,475                     281                      9.35
      $     268           8,370                   8,370                      6.70
      $     335           3,388                   3,021                      7.52
      $     468          11,476                     467                      9.61
                         ------                  ------                     -----
                         47,475                  26,294                     $8.11
                         ======                  ======                     =====

(8) Redeemable Preferred Stock

The Company has authorized and issued Class A, Class B and Class C preferred stock. All classes of preferred stock have liquidation preferences over the Company's common stock and voting rights which are equal to the number of shares of common stock into which they are convertible. Each share of preferred stock is convertible into such number of shares of common stock as is determined by dividing the liquidation value (original price plus accumulated and unpaid dividends) of each share of convertible preferred stock by the conversion price per share at the time of conversion. The conversion price per share is the original issue price adjusted for any dilution that may occur from future offerings. The conversion price exceeded the estimated fair value of common stock at the date if issuance.

Under certain conditions, each share of preferred stock automatically converts into fully paid and non-assessable shares of common stock of the Company (i) at the time of any initial public offering of the Company's common stock, (ii) on the date on which the Company obtains the consent of the holders of a majority of the then outstanding shares of preferred stock or (iii) at such time as fewer than 25% of the aggregate number of shares of convertible preferred stock issued remain outstanding.

At any time after December 17, 2005, the holders of at least 50% of the shares of Class A and Class B preferred stock combined, or the holders of at least 50% of the shares of Class C preferred stock, shall have the right to require the Company to repurchase all of the shares of preferred stock then held by that group of holders at the amount paid at issuance plus any accumulated and unpaid dividends. Payment of any repurchase pursuant to this agreement shall be by 50% cash at the closing plus a promissory note for 50% of the redemption price under terms of the redemption agreement.

Dividends accrue based on the original issue price and accumulated and unpaid dividends of the preferred stock. The dividend rate for Class A and Class B preferred stock is 8.0%, and for Class C preferred stock is 8.5%. All accumulated and unpaid dividends are payable upon the earliest to occur of (i) January 15, 2001, (ii) a voluntary or involuntary liquidation or dissolution of the Company, (iii) a merger or consolidation of the Company, (iv) the sale of all or substantially all of the assets of the Company, or (v) the consummation of a public offering of the Company's common stock. Under certain conditions, no dividends will be paid on the Class C preferred stock if a public offering of the Company's common stock is consummated within two years of the issuance of Class C preferred stock.

In January 1996, the Company entered into an agreement with several institutional and individual investors who committed to purchase 63,433 shares of Class A preferred stock over a period of time at $268 per share.

                         UNISITE, INC. AND SUBSIDIARIES

During 1996, the Company issued 63,433 shares of Class A preferred stock under this agreement in exchange for cash of $14,912,011 and the conversion of $2,088,033 of principal and interest outstanding under the Company's 10% convertible notes payable.

In June 1996, the Company issued 17,102 shares of Class B preferred stock at $335 per share. Net cash proceeds received under the sale of Class B preferred stock amounted to $5,729,170. Under certain conditions specified in the agreement to sell those shares, the Company may repurchase up to 11,878 of the Class B preferred shares at liquidation value (original price plus accrued dividends).

During 1997, the Company issued 3,073 shares of Class A preferred stock to an officer of the Company and 300 shares of Class B preferred stock to a consulting firm. These shares were issued in exchange for services and, accordingly, the fair value of the shares was recognized as expense in the accompanying consolidated statement of operations.

The Company issued 43,184 shares of Class C preferred stock in December 1997 and in February 1998; 6,477 shares in February 1998 at approximately $463 per share. Net cash proceeds received under the sale of Class C preferred stock amounted to $19,999,806 in 1997 and $2,999,694 in 1998.

Total cumulative unpaid dividends on redeemable convertible preferred stock amounted to $3,127,510, $6,906,688, and $8,792,178 as of December 31, 1997,
1998 and June 30, 1999, respectively.

(9) Income Taxes

The Company has not recognized any tax benefits for its net operating losses.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 1997 and 1998 are as follows:

                                                          1997        1998
                                                       ----------  -----------
Deferred tax assets:
  Net operating loss carryforwards.................... $6,786,349   11,588,698
  Accounts payable and accrued liabilities, due to tax
   filing on cash basis...............................    509,680    1,688,519
  Basis differences related to the investment in NWI..    328,107      204,300
                                                       ----------  -----------
    Total gross deferred tax assets...................  7,624,136   13,481,517
  Less valuation allowance............................ (7,559,386) (11,944,904)
                                                       ----------  -----------
    Net deferred tax assets...........................     64,750    1,536,613
                                                       ----------  -----------
Deferred tax liability--
  Systems and equipment due to differences in
   depreciation and amortization......................     64,750    1,536,613
                                                       ----------  -----------
    Net deferred taxes................................ $      --           --
                                                       ==========  ===========

The valuation allowance for deferred tax assets increased by $3,902,251, $3,065,701 and $4,385,518 during the years ended December 31, 1996, 1997 and 1998, respectively, primarily due to increases in net operating loss carryforwards.

At December 31, 1998, the Company has net operating loss ("NOL") carryforwards of $34 million which are available to offset future federal taxable income, if any. Such amounts expire in varying increments through 2016. The potential future use of the Company's NOL's may be limited if the pending business combination is completed (note 2).

                         UNISITE, INC. AND SUBSIDIARIES

(10) Lease Agreements

 (a) Lessor

The Company has leases for the rental of Company-owned tower space which extend through 2013. Future minimum lease payments to be received by the Company under such agreements for each of the next five years is as follows (as of December 31, 1998):

                       Year ending               Amount
                       -----------             ----------
            1999.............................. $3,647,000
            2000..............................  3,742,000
            2001..............................  3,813,000
            2002..............................  3,886,000
            2003..............................  3,963,000

 (b) Lessee

The Company leases office space and certain office equipment under operating leases expiring at various dates through 2002. The Company also leases land on its owned Tower sites under operating leases. Land leases generally are for 20-year periods, although select leases extend for longer periods of time (last expiration date August 2083). Such leases contain various renewal options. Rental expense under operating leases was approximately $354,000, $261,000, $1,109,000, $243,000 and $1,093,000 during the years ended December 31, 1996,
1997 and 1998, and the unaudited six month periods ended June 30, 1998 and 1999, respectively.

Future minimum lease payments under noncancelable operating leases as of December 31, 1998 (with initial or remaining lease terms in excess of one year) were as follows:

                                                 Amount
                                               ----------
            1999.............................. $1,946,000
            2000..............................  1,970,000
            2001..............................  1,996,000
            2002..............................  1,983,000
            2003..............................  2,058,000
                                               ==========

(11) Concentrations of Risk and Significant Customers

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company performs on-going credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses.

Revenues are concentrated among specific customers. Additionally, rental revenue is generated through the use of systems and equipment either owned by the Company or managed through a concentrated number of inventory providers.

As of December 31, 1998 and June 30, 1999, approximately 55% and 44% of the Company's accounts receivable was due from Omni Point. Omni Point accounted for approximately 37% of the Company's consolidated revenues during 1998 and approximately 48% of the Company's consolidated revenues during the six-month period ended June 30, 1999. Two other customers (Nextel and Sprint PCS) accounted for approximately 14% and 18% of 1998's consolidated revenues, respectively. As of December 31, 1997,

                         UNISITE, INC. AND SUBSIDIARIES
approximately 27% of the Company's accounts receivable balances were due from Nextel and approximately 20% were due from Cox Communications. Consolidated revenues during 1996 and 1997 were concentrated with Nextel, Sprint PCS and Destineer. Specific percentages of 1996 and 1997 consolidated revenue are not presented herein as they are not considered meaningful in light of the growth in the Company's consolidated revenues during 1998.

During the year ended December 31, 1998 and the six month period ended June 30, 1999, rental revenue on equipment managed through two inventory providers, GTE Mobil Net and MCI, accounted for approximately 39% and 27% of consolidated revenues, respectively.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Stockholders and Board of Directors
OmniAmerica, Inc. (formerly Specialty Teleconstructors, Inc.)

  We have audited the accompanying consolidated balance sheet of OmniAmerica, Inc. and subsidiaries (formerly Specialty Teleconstructors, Inc.) as of June 30, 1998, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OmniAmerica, Inc. and subsidiaries (formerly Specialty Teleconstructors, Inc.) at June 30, 1998, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Dallas, Texas
September 16, 1998

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
OmniAmerica, Inc. (formerly Specialty Teleconstructors, Inc.):

  We have audited the accompanying consolidated balance sheet of OmniAmerica, Inc. and subsidiaries (formerly Specialty Teleconstructors, Inc.) as of June 30, 1997, and the related consolidated statements of earnings, stockholders equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OmniAmerica Inc. and subsidiaries (formerly Specialty Teleconstructors, Inc.) as of June 30, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Albuquerque, New Mexico
August 29, 1997

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

                          CONSOLIDATED BALANCE SHEETS

                                                                                     June 30,
                                                                             -------------------------
                                                                                 1998         1997
                                                                             ------------  -----------
ASSETS (Substantially Pledged)
Current assets:
 Cash and cash equivalents.................................................  $  4,349,324  $   989,720
 Available for sale securities.............................................           --       769,850
 Contracts receivable, less allowance for doubtful accounts of
  $390,230 and $355,000 in 1998 and 1997, respectively.....................    17,349,853   14,740,479
 Costs and estimated earnings in excess of billings on uncompleted
  contracts (note 3).......................................................     3,747,671    2,233,289
 Components inventory......................................................     3,430,868    2,664,239
 Prepaid income taxes......................................................       287,849      407,477
 Other current assets......................................................       891,148      283,760
                                                                             ------------  -----------
 Total current assets......................................................    30,056,713   22,088,814
Property and equipment, net (note 4).......................................    50,847,107    8,429,906
Goodwill, net of amortization of $808,250 and $43,383 in 1998 and 1997,
 respectively..............................................................    87,993,151    1,512,555
Investment in unconsolidated subsidiary (note 5)...........................     7,889,650          --
Other assets, net..........................................................     2,536,804      331,989
                                                                             ------------  -----------
                                                                             $179,323,425  $32,363,264
                                                                             ============  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable....................................................  $  8,802,734  $ 4,021,694
 Lines of credit (note 8)..................................................           --     3,387,910
 Notes payable to stockholder (note 14)....................................        80,000    2,000,000
 Billings in excess of costs and estimated earnings on uncompleted
  contracts (note 3).......................................................       758,932      597,939
 Accrued expenses..........................................................     2,171,429      790,975
 Current installments of notes and capital leases payable (note 8).........       474,696      573,798
 Deferred income taxes (note 11)...........................................           --       384,600
                                                                             ------------  -----------
 Total current liabilities.................................................    12,287,791   11,756,916
Deferred income taxes (note 11)............................................       213,378       90,000
Notes and capital leases payable, excluding current installments (note 8)..    31,631,459    2,012,081
                                                                             ------------  -----------
 Total liabilities.........................................................    44,132,628   13,858,997
                                                                             ------------  -----------
Stockholders' equity:
 Common stock, $.01 par value. Authorized 100,000,000 shares;
  issued 15,070,294 and 7,876,554 shares in 1998 and 1997, respectively
  (notes 9, 10 and 15).....................................................       150,703       78,765
 Additional paid-in capital................................................   129,131,297   12,015,667
 Treasury stock, at cost, 100,000 shares...................................    (1,387,500)         --
 Note receivable from officer and director (note 14).......................      (600,000)         --
 Retained earnings.........................................................     7,896,297    6,409,835
                                                                             ------------  -----------
 Total stockholders' equity................................................   135,190,797   18,504,267
Commitments and contingencies (notes 6, 13, 15 and 17).....................
                                                                             ------------  -----------
                                                                             $179,323,425  $32,363,264
                                                                             ============  ===========

          See accompanying notes to consolidated financial statements.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                      Years Ended June 30,
                                                   -----------------------------
                                                      1998         1997
                                                   -----------  -----------
Revenues earned:
 Installation services...........................  $53,038,988  $57,250,485
 Component sales.................................    8,501,147    8,376,315
 Tower leasing...................................    1,258,936          --
                                                   -----------  -----------
 Total revenues earned...........................   62,799,071   65,626,800
                                                   -----------  -----------
Cost of revenues earned:
 Cost of installation services...................   45,684,581   48,298,454
 Cost of component sales.........................    5,589,902    5,113,096
 Cost of tower leasing...........................      659,281          --
                                                   -----------  -----------
 Total cost of revenues earned...................   51,933,764   53,411,550
                                                   -----------  -----------
Gross profit on revenues earned..................   10,865,307   12,215,250
Compensation expense for cashless option
 exercises (note 10).............................      719,000          --
Selling, general and administrative expenses.....    8,233,490    5,915,808
                                                   -----------  -----------
 Earnings from operations........................    1,912,817    6,299,442
                                                   -----------  -----------
Other income (expenses):
 Interest income.................................      157,015      181,516
 Interest expense................................     (623,723)    (429,615)
 Equity in earnings of unconsolidated
  subsidiary.....................................      219,569          --
 Other, net......................................      143,434      (20,101)
                                                   -----------  -----------
                                                      (103,705)    (268,200)
                                                   -----------  -----------
 Earnings before income taxes....................    1,809,112    6,031,242
Income taxes.....................................      832,000      343,500
                                                   -----------  -----------
 Net earnings....................................  $   977,112  $ 5,687,742
                                                   ===========  ===========
Shares of common stock used in computing earnings
 per share:
 Basic...........................................    9,274,676    7,110,282
 Diluted.........................................    9,562,121    7,467,990
Net earnings per common share:
 Basic...........................................  $       .11  $       .80
                                                   ===========  ===========
 Diluted.........................................  $       .10  $       .76
                                                   ===========  ===========
Pro forma information (note 12):
 Net earnings....................................               $ 5,687,742
 Pro forma adjustment for 1997 and 1996 income
  taxes of acquired entity previously filing as
  an S Corporation...............................                 2,140,500
                                                                -----------
Pro forma net earnings after adjustment for
 income taxes of acquired entity.................               $ 3,547,242
                                                                ===========
Pro forma net earnings per common share:
 Basic...........................................               $       .50
                                                                ===========
 Diluted.........................................               $       .47
                                                                ===========

          See accompanying notes to consolidated financial statements.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       Years Ended June 30, 1998 and 1997

                                                                              Note
                                                                           receivable
                                                                              from
                              Common stock      Additional                  officer
                          --------------------    paid-in      Treasury       and       Retained
                            Shares    Amount      capital       stock       director    earnings        Total
                          ---------- --------- ------------- ------------  ----------  -----------  -------------
Balance at June 30,
 1996...................   6,872,308 $  68,723 $   5,344,298 $        --   $      --   $ 5,032,817  $  10,445,838
Issuance of common stock
 and warrants to acquire
 common stock, net......     668,985     6,690     3,686,003          --          --           --       3,692,693
Acquisitions (note 15):
 Data Cell Systems,
  Inc...................      93,400       934       664,576          --          --           --         665,510
 Paramount Communication
  Systems, Inc..........     186,047     1,860     1,728,324          --          --           --       1,730,184
 Specialty Constructors
  Coatings, Inc.........      55,814       558       592,466          --          --           --         593,024
Distributions of prior S
 Corporation earnings...         --        --            --           --          --    (4,310,724)    (4,310,724)
Net earnings............         --        --            --           --          --     5,687,742      5,687,742
                          ---------- --------- ------------- ------------  ----------  -----------  -------------
Balance at June 30,
 1997...................   7,876,554    78,765    12,015,667          --          --     6,409,835     18,504,267
Issuance of common
 stock, net.............     322,892     3,229     2,886,720          --          --           --       2,889,949
Acquisitions (note 15):
 Ellis Tower............     120,848     1,209     1,796,410          --          --           --       1,797,619
 OmniAmerica............   6,750,000    67,500   112,432,500          --          --           --     112,500,000
Purchase of treasury
 stock..................         --        --            --    (1,387,500)        --           --      (1,387,500)
Return of prior S
 Corporation earnings
 distribution...........         --        --            --           --          --       509,350        509,350
Note receivable from
 officer and director
 (note 14)..............         --        --            --           --     (600,000)         --        (600,000)
Net earnings............         --        --            --           --          --       977,112        977,112
                          ---------- --------- ------------- ------------  ----------  -----------  -------------
Balance at June 30,
 1998...................  15,070,294 $ 150,703 $ 129,131,297 $ (1,387,500) $ (600,000) $ 7,896,297  $ 135,190,797
                          ========== ========= ============= ============  ==========  ===========  =============


          See accompanying notes to consolidated financial statements.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        Years Ended June 30,
                                                       -----------------------
                                                          1998         1997
                                                       -----------  ----------
Cash flows from operating activities:
 Net earnings......................................... $   977,112  $5,687,742
 Adjustments to reconcile net earnings to net cash
  provided by (used in) operating activities:
 Provision for uncollectible receivables..............     225,000     355,000
 Depreciation of property and equipment...............   2,282,084   1,496,830
 Amortization.........................................     799,867     134,185
 Compensation expense for cashless option exercises...     719,000         --
 Equity in earnings of unconsolidated subsidiary......    (219,569)        --
 Gain on sale of equipment............................         --      (10,489)
 Changes in certain assets and liabilities, net of
  acquisitions:
  Contracts receivable................................  (1,869,714) (4,636,796)
  Prepaid income taxes................................     119,628    (344,726)
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................  (1,514,382)   (945,959)
  Components inventory................................    (680,417) (1,769,594)
  Other current assets................................    (292,647)   (172,919)
  Trade accounts payable..............................   4,109,132     808,416
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................    (335,738)    355,359
  Accrued expenses....................................     473,530    (444,544)
  Current income taxes................................         --     (578,200)
  Deferred income taxes...............................    (261,222)   (210,300)
                                                       -----------  ----------
   Net cash provided by (used in) operating
    activities........................................   4,531,664    (275,995)
                                                       -----------  ----------
Cash flows from investing activities:
 Purchases of property and equipment, net............. (22,182,316) (3,609,094)
 Acquisition costs recorded as goodwill...............  (3,499,319)        --
 Acquisitions, net of cash acquired...................   1,665,555     (80,263)
 Purchases of other assets............................    (382,450)        --
 Proceeds from sale of available for sale securities..     769,850         --
 Purchases of available for sale securities, net......         --     (473,815)
                                                       -----------  ----------
   Net cash used in investing activities.............. (23,628,680) (4,163,172)
                                                       -----------  ----------
Cash flows from financing activities:
 Lines of credit, net.................................  (3,387,910)  1,255,910
 Borrowings from notes payable........................  29,162,211     661,500
 Payment of deferred financing fees...................  (1,340,000)        --
 Principal payments on notes payable..................    (750,480)   (783,110)
 Borrowings from notes payable to stockholder.........         --    2,000,000
 Principal payments on notes payable to stockholder...  (1,410,650)   (500,000)
 Proceeds from sale of common stock and warrants to
  acquire common stock, net...........................   1,570,949   3,692,693
 Acquisition of treasury stock........................  (1,387,500)        --
 Distributions of prior S Corporation earnings........         --   (4,310,724)
                                                       -----------  ----------
   Net cash provided by financing activities..........  22,456,620   2,016,269
                                                       -----------  ----------
   Net increase (decrease) in cash and cash
    equivalents.......................................   3,359,604  (2,422,898)
Cash and cash equivalents at beginning of year........     989,720   3,412,618
                                                       -----------  ----------
Cash and cash equivalents at end of year.............. $ 4,349,324  $  989,720
                                                       ===========  ==========

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

               CONSOLIDATED STATEMENTS OF CASH FLOWS--(Continued)

                                                          Years Ended June 30,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
Supplemental disclosure of cash flow information:
 Interest paid........................................... $  623,723 $  478,177
                                                          ========== ==========
 Income taxes paid....................................... $1,220,587 $1,318,977
                                                          ========== ==========
 Acquisition of vehicles in exchange for notes payable... $1,108,545 $1,208,056
                                                          ========== ==========
 Note receivable from stockholder in exchange for common
  stock.................................................. $  600,000        --
                                                          ========== ==========
 Return of prior S Corporation earnings distribution..... $  509,350        --
                                                          ========== ==========

Acquisitions of net assets of Ellis Tower and OmniAmerica Holdings in exchange for cash and common stock of the Company in the year ended June 30, 1998 and Paramount, Data Cell, and Coatings in exchange for cash and common stock of the Company in the year ended June 30, 1997 and the related fair value of assets acquired and liabilities assumed at the date of the acquisition were as follows:

                                                         1998         1997
                                                     ------------  ----------
Contracts receivable................................ $  1,175,989  $1,348,404
Costs and estimated earnings in excess of billings
 on uncompleted contracts...........................          --     (169,674)
Components inventory................................       86,212     204,888
Other current assets................................      314,741         --
Property and equipment..............................   21,408,424     934,550
Goodwill............................................   87,069,134   1,593,397
Investment in unconsolidated subsidiary.............    7,670,081         --
Other assets........................................      482,365     100,066
Trade accounts payable..............................     (671,908)   (475,809)
Billings in excess of costs and estimated earnings
 on uncompleted contracts...........................     (496,731)        --
Accrued expenses....................................     (906,924)     (6,883)
Notes and capital leases payable....................          --     (459,957)
Common stock issued................................. (114,297,619) (2,988,719)
                                                     ============  ==========


          See accompanying notes to consolidated financial statements.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997

(1) Organization, Description of Business and Basis of Presentation

On September 14, 1998, Specialty Teleconstructors, Inc. ("STI"), through a merger with a wholly-owned subsidiary of STI, changed its name from STI to OmniAmerica, Inc. ("OmniAmerica" or the "Company") and changed its state of incorporation from Nevada to Delaware.

The Company is headquartered in Cedar Crest, New Mexico and was formed as a holding company to combine the operations of its principal operating subsidiaries, OmniAmerica Towers, Inc., OmniAmerica Development Corporation, OmniAmerica Holdings Corporation, South Atlantic Tower Corporation, Specialty Constructors, Inc., Specialty Constructors Coatings, Inc., Specialty Management, Inc., OmniTower, Ltd., Microwave Tower Service, Inc., Novak & Lackey Construction Company, Inc., and Specialty Combined Resources, Inc. The Company is a leading provider of wireless communications and broadcast tower services to the United States communications industry. The Company's tower services include owning, leasing, managing and developing multi-use telecommunications sites for radio and television broadcasting, paging, cellular, personal communications services and other wireless technologies; providing wireless infrastructure building and implementation services primarily for providers of wireless communication services in the United States; and manufacturing and selling wireless infrastructure components used in the construction and maintenance of wireless communication transmitting and receiving facilities. The Company's customers are located throughout the country.

Effective March 31, 1997, a subsidiary of the Company merged with Novak & Lackey Construction Co., Inc. ("N&L") and on June 30, 1997, a subsidiary of the Company merged with Microwave Tower Service, Inc. ("MTS"). Both transactions were accounted for as pooling of interests business combinations. Accordingly, the Company's consolidated financial statements prior to these transactions have been restated to reflect the combined operations (see note 15) for all periods presented.

(2) Summary of Significant Accounting Policies

(a) Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Investment in a 33 1/3% owned affiliated company is accounted for on the equity basis of accounting and accordingly, the respective statements of earnings includes the Company's proportionate share of the affiliate's income since its date of acquisition during fiscal 1998.

(b) Revenue Recognition

Revenues from installation services are recognized on the percentage-of-completion method. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues recognized.

Revenues from the sale of components are recognized upon shipment to the customer.

Revenues from tower leasing are recognized ratably as earned over the respective tower lease terms.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

(c) Statements of Cash Flows

For purposes of statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d) Available for Sale Securities

Investment securities consist of stocks, municipal bonds and mutual funds. In accordance with Statement of Financial Accounting Standard (SFAS) No. 115, the Company's investments are classified as available for sale. Available for sale securities are recorded at fair value based on the market value as provided by brokers/dealers. Unrealized holding gains and losses, net of the related tax effect, are reported as a separate component of stockholders' equity. Realized gains and losses from the sale of available for sale securities are determined on a specific identification basis.

A decline in the market value of any available for sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

As of June 30, 1997, the cost of the Company's available for sale securities approximated market value. Such securities were liquidated during 1998.

(e) Components Inventory

Components inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

(f) Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is provided on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

(g) Business and Credit Concentrations

Customers comprising 10 percent or greater of the Company's revenues earned are summarized as follows:

                                                                       1998  1997
                                                                       ----  ----
   Sprint.............................................................  15%   --
   Western Wireless...................................................  --    20%
   AT&T...............................................................  --    12%

The Company generally does not require collateral from its customers and has provided adequate provisions for possible credit losses for 1998 and 1997.

(h) Distributions

Distributions to the previous subchapter S Corporation stockholder in 1997 were made at the discretion of the Board of Directors for payment of income taxes. In 1998, the excess amount of this distribution over actual income taxes was returned to the Company.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(i) Goodwill

The excess of purchase price over the fair value of net assets acquired is amortized on a straight-line basis over the estimated benefit period of approximately 30 years.

(j) Deferred Financing Costs

Deferred financing costs incurred in connection with the Company's senior secured revolving credit facility and variable term note is being amortized over the term of the related debt on a straight-line basis.

(k) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on July 1, 1996. This statement requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(l) Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(m) Advertising Costs

Advertising costs, all of which are non-direct response advertising, are expensed as incurred. Advertising expense was approximately $153,000 and $133,000 during the years ended June 30, 1998 and 1997, respectively.

(n) Stock Option Plan

Prior to July 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in fiscal 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(o) Uses of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(p) Earnings Per Share

In 1998, the Company adopted SFAS No. 128, Earnings per Share. In accordance with this SFAS, basic earnings per common share is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding. Dilutive earnings per share is computed by dividing net income applicable to common stock by the total of the weighted average number of common shares outstanding and the additional dilutive effect of stock options and warrants during the period. The dilutive effect of outstanding stock options and warrants is computed using the average market price of the Company's common stock for the period. The earnings per share for 1997 has been restated to conform to this change.

The following is the reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for net income and other related disclosures required by SFAS No. 128:

                                             Income       Shares     Per Share
                                           (Numerator) (Denominator)  Amount
                                           ----------- ------------- ---------
   Year ended June 30, 1998:
     Basic earnings per share:
      Income available to common
       stockholders....................... $  977,112    9,274,676     $.11
                                                                       ====
     Effect of dilutive shares:
      Options.............................        --       287,445
                                           ----------    ---------
     Dilutive earnings per share:
      Income available to common
       stockholders plus assumed
       conversions........................ $  977,112    9,562,121     $.10
                                           ==========    =========     ====
   Year ended June 30, 1997:
     Basic earnings per share:
      Income available to common
       stockholders....................... $5,687,742    7,110,282     $.80
                                                                       ====
     Effect of dilutive shares:
      Options and warrants................        --       357,708
                                           ----------    ---------
     Dilutive earnings per share:
      Income available to common
       stockholders plus assumed
       conversions........................ $5,687,742    7,467,990     $.76
                                           ==========    =========     ====

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                                             Income       Shares     Per Share
                                           (Numerator) (Denominator)  Amount
                                           ----------- ------------- ---------
     Proforma earnings per share after
      adjustment for income taxes of
      acquired entity previously filing as
      an S Corporation:
      Basic............................... $3,547,242    7,110,282     $.50
                                           ==========    =========     ====
      Diluted............................. $3,547,242    7,467,990     $.47
                                           ==========    =========     ====

(q) Financial Instruments

SFAS No. 107, Disclosures About Fair Values of Financial Instruments, requires the fair value of financial instruments be disclosed. In addition to available for sale securities carried at fair value, the Company's financial instruments are contracts receivable, accounts payable, lines of credit and notes payable. The carrying amounts of these items, because of their nature, approximate fair value.

(r) New Accounting Standards

Effective July 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Financial Reporting for Segments of a Business Enterprise. Under the provisions of SFAS No. 130, there are currently no items other than net income which would be classified as part of comprehensive income.

(s) Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

(3) Costs and Estimated Earnings on Uncompleted Contracts

                                                        1998          1997
                                                    ------------  ------------
   Costs incurred on uncompleted contracts......... $ 23,877,446  $ 16,682,266
   Estimated earnings..............................   10,033,415     6,321,822
   Less billings to date...........................  (30,922,122)  (21,368,738)
                                                    ------------  ------------
                                                    $  2,988,739  $  1,635,350
                                                    ============  ============
   Included in the accompanying balance sheets:
     Costs and estimated earnings in excess of
      billings on uncompleted contracts............ $  3,747,671  $  2,233,289
     Billings in excess of costs and estimated
      earnings on uncompleted contracts............     (758,932)     (597,939)
                                                    ------------  ------------
                                                    $  2,988,739  $  1,635,350
                                                    ============  ============

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

(4) Property and Equipment

Property and equipment consists of the following:

                                           Estimated
                                            Useful
                                         lives (years)    1998         1997
                                         ------------- -----------  -----------
   Tower assets.........................      30       $34,918,139  $       --
   Land.................................                 3,528,681      398,204
   Buildings............................     15-40       4,932,786    1,812,275
   Vehicles.............................      3-7        6,406,562    5,103,442
   Furniture and fixtures...............     3-10        1,794,439    1,468,646
   Equipment............................     3-10        4,556,502    2,774,246
   Leasehold improvements...............       5           156,053       58,827
                                                       -----------  -----------
                                                        56,293,162   11,615,640
   Less accumulated depreciation........                (5,446,055)  (3,185,734)
                                                       -----------  -----------
                                                       $50,847,107  $ 8,429,906
                                                       ===========  ===========

(5) Investment in Unconsolidated Subsidiary

As a result of the Company's merger with OmniAmerica Holdings in April 1998 described in note 15 below, the Company holds a 33 1/3% interest in Kline Iron and Steel Co., Inc. ("Kline"), a company which fabricates structural and tower steel products, domestically and internationally, and is accounted for under the equity method. Summarized historical financial information of Kline as of and for the year ended June 30, 1998:

                                                                        1998
                                                                     -----------
   Current Assets................................................... $29,595,156
   Total Assets.....................................................  33,448,072
   Stockholders' Equity.............................................   5,625,935
   Revenues.........................................................  65,345,299
   Net Earnings.....................................................   2,389,023

(6) Leases

The Company leases its main office building from an executive officer and leases office space for several regional offices and various equipment and vehicles from unrelated parties. These leases are operating leases that expire over the next four years. The main office building lease contains a renewal option for five years and requires the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases was approximately $490,000 and $365,000 for the years ending June 30, 1998 and 1997, respectively.

Future minimum lease payments under non-cancelable operating leases at June 30, 1998 are:

   Year ending June 30
   -------------------
   1999............................................................. $  464,857
   2000.............................................................    247,931
   2001.............................................................    151,263
   2002.............................................................    103,482
   2003.............................................................    112,816
   Thereafter.......................................................  2,554,075
                                                                     ----------
       Total minimum lease payments................................. $3,634,424
                                                                     ==========

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

(7) Tower Leasing Revenue

The Company receives rental revenue from its tenants for use of its towers. Certain leases with tenants include renewal options and/or escalation clauses. Future minimum tower leasing revenues under tower leases in effect at June 30, 1998 are as follows:

   Year ending June 30
   -------------------
   1999............................................................. $ 4,341,131
   2000.............................................................   3,731,309
   2001.............................................................   2,953,908
   2002.............................................................   2,356,235
   2003.............................................................   1,802,980
   Thereafter.......................................................   4,409,387
                                                                     -----------
                                                                     $19,594,950
                                                                     ===========

(8) Notes and Capital Leases Payable

Notes and capital leases payable consist of the following:

                                                            1998        1997
                                                         ----------- ----------
   Variable rate term note payable to Chase Manhattan
    Bank, interest at LIBOR plus 2% (7.675% at June 30,
    1998) payable monthly, matures June 30, 2001;
    secured by substantially all assets of the
    Company............................................  $30,000,000 $      --
   Note payable in monthly installments of $6,675,
    including interest at U.S. Treasury Index plus 3.5%
    (9.125% at June 30, 1998) with the balance due
    March 2005; secured by a building and guaranteed by
    a principal stockholder of the Company.............      776,410    784,436
   7.3% capital lease payable in monthly installments
    of $56,297 with the balance due September 2001,
    secured by vehicles................................      697,937        --
   8.5% note payable in monthly installments of
    $12,068, including interest, with the balance due
    July 1999; secured by vehicles.....................      350,177    492,893
   11% note payable in monthly installments of
    approximately $29,795, including interest, with the
    balance due at various dates in 2000; secured by
    vehicles...........................................          --     835,968
   Other...............................................      281,631    472,582
                                                         ----------- ----------
       Total notes and capital leases payable..........   32,106,155  2,585,879
   Less current installments...........................      474,696    573,798
                                                         ----------- ----------
       Notes and capital leases payable, excluding
        current installments...........................  $31,631,459 $2,012,081
                                                         =========== ==========

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


The aggregate maturities of notes and capital leases payable are as follows:

   Year ending June 30
   -------------------
   1999............................................................. $   474,696
   2000.............................................................     467,374
   2001.............................................................  30,343,948
   2002.............................................................      77,377
   2003.............................................................       9,100
   Thereafter.......................................................     733,660
                                                                     -----------
                                                                     $32,106,155
                                                                     ===========

The Company entered into a bank senior secured revolving credit facility of $45,000,000 with Chase Manhattan Bank on June 30, 1998. There were no draws from this credit facility as of June 30, 1998. The credit facility is to be secured by substantially all the Company's assets, and borrowings are limited to certain EBITDA ratios along with specific capitalization and interest ratios. Interest is based on Company directed Eurodollar or ABR variable rate of interest. The line of credit balance as of June 30, 1997 was repaid in 1998.

(9) Warrants

In connection with its initial public offering in November 1994, the Company issued 1,000,000 shares of common stock and warrants to acquire 500,000 shares of common stock. Warrants issued with the Company's common stock were exercisable for $6.00 per share. Additionally, in connection with the public offering, the Company issued warrants to the underwriters to purchase 50,000 units, each consisting of two shares of common stock and one warrant to acquire a share of common stock. The exercise price was 120 percent of the initial public offering price of $10.125 per unit, or $12.15 per unit. Pursuant to the warrant agreements, the Company was entitled to redeem all outstanding warrants, or repurchase those not redeemed at $.05 per share, upon the Company's common stock market closing price reaching specified levels. These levels were attained and, on February 20, 1997, the Company filed a registration statement which included a notice to the warrant holders of record that the Company intended to redeem all unexercised warrants on March 26, 1997 (the "Redemption Date"). All but 330 of the outstanding warrants, including all of the underwriter units, were exercised prior to the Redemption Date, resulting in the issuance of 649,670 shares of the Company's common stock. Proceeds to the Company, net of issuance costs of approximately $289,000, were $3,607,000. Following the Redemption Date, the Company redeemed the 330 then outstanding warrants at $.05 each.

(10) Stock Option Plans

In November 1997, the Company's Board of Directors resolved and the shareholders approved an Incentive Stock Option Plan (the 1997 Plan) pursuant to which the Company may grant stock options to officers and key employees. The 1997 Plan may be terminated at any time by the Board of Directors, subject to shareholder approval. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options have 10-year terms and generally vest and become fully exercisable after 3 years from the date of grant.

In May 1995, the Company's Board of Directors resolved and the shareholders approved an Incentive Stock Option Plan (the 1995 Plan) pursuant to which the Company may grant stock options to officers and key employees. The 1995 Plan may be terminated at any time by the Board of Directors, subject to shareholder approval. Stock options are granted with an exercise price equal to the stock's fair market value at the date of

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

grant. All stock options have 10-year terms and generally vest and become fully exercisable after 3 years from the date of grant.

In May 1995, the Company's Board of Directors resolved and the shareholders approved an Outside Directors' Stock Option Plan (Directors Plan) pursuant to which the Company may grant stock options to non-employee directors of the Company. The Directors Plan will terminate in May 2004. The Directors Plan authorizes grants of options to purchase up to 50,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options have 10-year terms and vest and become fully exercisable after 3 years from the date of grant.

At June 30, 1998, there were 15,000 additional shares available for grant under the 1997 Plan, 163 additional shares available for grant under the 1995 Plan and 2,000 additional shares available under the Directors Plan. The per share weighted-average fair value of stock options granted during 1998 and 1997 was $12.58 and $6.98 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1998--expected volatility of 63 percent, expected dividend yield 0 percent, risk-free interest rate of 5.22 percent, and an expected life of 3 years; 1997--expected volatility of 82 percent, expected dividend yield 0 percent, risk-free interest rate of 6.82 percent, and an expected life of 3 years.

On July 24, 1998, the Company's Board of Directors resolved and the shareholders approved an Incentive Stock Option Plan (the 1998 Plan) pursuant to which the Company may grant stock options to key employees. The effective date of the 1998 Plan was September 14, 1998 and shall terminate ten years later. A maximum of 675,000 shares were designated.

The Company applies APB Opinion No. 25 in accounting for its stock option plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                              1998      1997
                                                            -------- ----------
   Net income.................................. As reported $977,112 $5,687,742
                                                Pro forma   $ 95,427 $4,212,742
   Earnings per common share:
     Basic..................................... As reported $    .11 $      .80
                                                Pro forma   $    .01 $      .59
     Diluted................................... As reported $    .10 $      .76
                                                Pro forma   $    .01 $      .56

Pro forma net income reflects only options granted in 1998, 1997 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period and compensation cost for options granted prior to July 1, 1995 is not considered.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Stock option activity for all plans during the periods indicated is as follows:

                                                                  Weighted-
                                                     Number of     average
                                                      Shares    exercise price
                                                     ---------  --------------
   Balance at June 30, 1996.........................  323,645       $ 4.14
     Granted........................................  337,500        12.96
     Exercised......................................  (23,125)        3.71
     Forfeited......................................   (4,175)        4.52
     Expired........................................      --
                                                     --------
   Balance at June 30, 1997.........................  633,845         8.85
     Granted........................................  321,700        12.58
     Exercised...................................... (239,836)        5.10
     Forfeited......................................  (47,933)        6.98
     Expired........................................      --
                                                     --------
   Balance at June 30, 1998.........................  667,776       $12.13
                                                     ========

The following tables summarize information about fixed stock options outstanding at June 30, 1998:

                                                     Options Outstanding
                                               -------------------------------
                                               Weighted-average   Weighted-
                                     Number       remaining        average
   Range of exercise prices        outstanding contractual life exercise price
   ------------------------        ----------- ---------------- --------------
   $3.0625 to $4.5625.............    54,925         1.00           $ 4.13
   $6 to $9.......................    48,000         1.38             7.13
   $10 to $12.50..................   295,851         2.50            12.07
   $13.00 to $15.50...............   269,000         1.77            14.72
                                     -------
                                     667,776                        $12.13
                                     =======

                                                       Options Exercisable
                                                    --------------------------
                                                                  Weighted-
                                                      Number       average
   Range of exercise prices                         Outstanding exercise price
   ------------------------                         ----------- --------------
   $3.0625 to $4.5625..............................    54,925       $ 4.13
   $6 to $9........................................    39,000         6.69
   $10 to $12.50...................................   101,001        11.88
   $13.00 to $15.50................................   168,332        14.74
                                                      -------
                                                      363,258       $11.47
                                                      =======

In 1998, approximately 23,500 options were exercised by employees and an outside director on the cashless method, which resulted in the Company recognizing a one-time non-cash compensation expense of $719,000.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(11) Income Taxes

Income tax expense (benefit) consists of:

                                                   Current   Deferred    Total
                                                  ---------- ---------  --------
   Year ended June 30, 1998:
     U.S. federal................................ $  973,000 $(249,000) $724,000
     State and local.............................    143,000   (35,000)  108,000
                                                  ---------- ---------  --------
       Total..................................... $1,116,000 $(284,000) $832,000
                                                  ========== =========  ========
   Year ended June 30, 1997:
     U.S. federal................................ $  411,500 $(201,800) $209,700
     State and local.............................     98,700    35,100   133,800
                                                  ---------- ---------  --------
       Total..................................... $  510,200 $(166,700) $343,500
                                                  ========== =========  ========

Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to earnings before income taxes as a result of the following factors:

                                                          1998       1997
                                                        --------  -----------
   Computed "expected" tax............................. $615,000  $ 2,050,600
   Reduction for income taxable to Subchapter S
    shareholder (MTS)..................................      --    (1,895,900)
   Deferred taxes established in connection with
    acquisition of prior Subchapter S Corporation
    (MTS)..............................................      --        90,000
   Non-deductible goodwill expense.....................   58,100          --
   Non-deductible compensation expense for cashless
    option exercises...................................   38,900          --
   Non-deductible meals and entertainment..............   32,300          --
   State income taxes, net of federal tax benefit......   90,400       63,100
   Other...............................................   (2,700)      35,700
                                                        --------  -----------
   Total............................................... $832,000  $   343,500
                                                        ========  ===========

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1998 and 1997 are presented below:

                                                           1998       1997
                                                         ---------  ---------
   Deferred Tax Liabilities:
   Adjustment for conversion from cash basis to accrual
    basis tax reporting................................. $(213,200) $(385,700)
   Investment in unconsolidated subsidiary..............  (167,600)       --
   Amortization of goodwill and depreciation for
    financial reporting purposes in excess of tax
    amounts.............................................  (270,300)    21,400
   Deferred taxes established in connection with
    acquisition of prior Subchapter S Corporation
    (MTS)...............................................   (90,000)   (90,000)
   Other................................................       --     (20,300)
                                                         ---------  ---------
    Total deferred tax liability........................  (741,100)  (474,600)
                                                         ---------  ---------
   Deferred Tax Assets:
   Allowance for doubtful accounts......................   152,200        --
   Start up costs.......................................   244,000        --
   Accrued expenses.....................................    65,300        --
   Net operating loss...................................   336,800        --
   Other................................................    29,522        --
   Less valuation allowance.............................  (300,100)       --
                                                         ---------  ---------
    Total deferred tax asset............................   527,722        --
                                                         ---------  ---------
    Net deferred tax liability.......................... $(213,378) $(474,600)
                                                         =========  =========

A subsidiary of the Company has a net operating loss of $893,000 as of its acquisition date. This net operating loss is subject to limitation by Internal Revenue Code Section 382 and the separate return limitation year rules. The net operating loss will begin to expire in the year 2012. A valuation allowance has been established against the net deferred tax asset resulting from the net operating loss due to the limitations imposed on the utilization of the loss. All of the valuation allowance for deferred tax assets will reduce goodwill when the tax benefit is recognized in the future.

(12) Pro Forma Income Taxes

For financial reporting purposes, a pro forma provision for income taxes has been reflected in the consolidated statements of earnings to present taxes on the results of operations of MTS for the year ended June 30, 1997 on the basis that is required upon their change in tax status from an S Corporation to a C Corporation. This amount, $2,140,500, is equal to the required Federal and state income tax provisions that would have been recorded if MTS had not elected S Corporation status and was subject to and liable for Federal and state income taxes as a C Corporation prior to its termination of S Corporation status. MTS terminated its S Corporation status upon merging with a wholly-owned subsidiary of the Company on June 30, 1997.

(13) Profit-sharing Plans

In November 1996, the Company established a profit sharing plan pursuant to
Section 401(k) of the Internal Revenue Code, whereby participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the code. The plan provides for a matching contribution by the Company, which amounted to approximately $50,800 and $9,000 for the years ended June 30, 1998 and 1997, respectively.

In 1989, MTS, a wholly-owned subsidiary, established a discretionary profit sharing and money purchase pension plan. The plans cover all non-union employees who have met certain service requirements.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) Contributions to the profit sharing plan are discretionary and determined based on operating results of MTS. For the money purchase pension plan, MTS was required to contribute 8% of eligible compensation annually. Effective, October 31, 1997, the plans were terminated in accordance with the provisions of Employee Retirement Income Security Act of 1974, and all participants became immediately vested in their accounts. Contributions were approximately $-0- and $173,000 in 1998 and 1997, respectively.

(14) Related Party Transactions

(a) Leases

The Company leases its main office building from Michael R. Budagher (a principal stockholder, an officer and director of the Company).

(b) Budagher's Tower Co. ("BTC")

The Company uses contract labor provided by BTC, a corporation which is wholly-owned by Michael R. Budagher's brother. The Company incurred $252,933 and $452,338 for contract labor services provided by BTC during the years ended June 30, 1998 and 1997, respectively.

(c) Specialty Constructors Coatings, Inc. ("SCC")

The Company uses contract labor services provided by SCC. SCC is a corporation which was 50 percent owned by Michael R. Budagher until March 31, 1997, when Mr. Budagher sold his interest in SCC. On June 1, 1997, the Company acquired SCC (note 15). The Company incurred $606,304 for contract labor services provided by SCC during the year ended June 30, 1997.

(d) Specialty Manufacturing, Inc. ("SMI")

Prior to August 1997, the Company purchased ground kits from SMI used in certain construction projects. SMI is owned 50 percent by Michael R. Budagher's spouse (a stockholder) and 50 percent by Michael R. Budagher's brother (a stockholder and employee of the Company). The Company purchases from SMI totaled $3,768 and $29,852 during the years ended June 30, 1998 and 1997, respectively. In August 1997, MTS acquired substantially all of the inventory and manufacturing equipment of SMI for $134,882 in cash and the right to receive a royalty of $2 for each ground kit sold by MTS through July 31, 2000. The Company paid royalties to SMI in the amount of $42,348 in 1998.

(e) Change Corporation ("Change")

The Company occasionally purchases computer equipment and software from Change, which is used for office purposes. Change is owned by Michael R. Budagher's sister. The Company incurred $36,575 and $-0-, in 1998 and 1997, respectively, for such purchases.

(f) Note Receivable from Officer and Director

A 7% recourse note receivable of $600,000 due December 29, 2002 is due from an officer and director of the Company. Such note was originated for the purchase of 50,000 shares of the Company's common stock, the source being from unissued shares of the Company. Such balance is classified in the stockholders' equity section of the balance sheet.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(g) Notes Payable to Stockholder

The Company had notes payable to stockholder for $80,000 and $2,000,000 as of June 30, 1998 and 1997, respectively. Such notes payable originated as a distribution to the previous Subchapter S Corporation stockholder in 1997 for estimated payment of income taxes. $1,410,650 was paid to this stockholder during 1998, $509,350 of this balance was returned to the Company for the difference between the actual income tax liability and the original $2,000,000 distribution, and $80,000 remains for anticipated remaining liability for such income taxes. The remaining payable is secured by components inventory.

(h) Principal Stockholder Advisory and Financial Services Commitment

The Company has retained Hicks, Muse & Co. Partners ("HMCo") (owner of approximately 45% of the Company's outstanding common stock) in 1998 to perform certain advisory, oversight, monitoring and financial services as requested by the Board of Directors for a period to be the lesser of April 23, 2008 or upon HMCo owning less than 33 1/3% of the outstanding common stock of the Company. Such annual fees shall be the greater of $180,000 or .2% of annual consolidated net sales of the Company for oversight and monitoring services and a 1 1/2% fee for all future acquisitions, sales, mergers, recapitalization, restructurings or other similar transactions for which HMCo provides services. During 1998, approximately $269,000 was paid to HMCo. Such services did not exist in 1997.

(i) Kline Tower and Steel ("Kline")

The Company purchases certain structural and tower steel products from Kline. The Company owns 33 1/3% of the outstanding equity of Kline (note 5). During the year ended June 30, 1998, approximately $2,569,000 of such products were purchased from Kline and approximately $100,000 in consulting fees were paid to Kline. The Company is obligated to pay Kline this $100,000 consulting fee each year for the next four fiscal years. Approximately $294,000 included in trade accounts payable was owed to Kline as of June 30, 1998. The Company did not hold an ownership interest in Kline during 1997.

(15) Acquisitions

On August 26, 1998, the Company acquired three towers for approximately $2,400,000.

On July 9, 1998, the Company paid $640,000 and issued 81,270 shares of restricted common stock of the Company at a price of $30.60 per share, determined by the closing price on or about July 9, 1998, in exchange for substantially all of the assets and liabilities of Teleforce Communications, LLC. ("Teleforce"). Teleforce provides site acquisition services for the wireless communications industry. The transaction was accounted for as a purchase. Goodwill of approximately $2,750,000 recorded in connection with the purchase is being amortized over a period of 30 years.

On April 23, 1998, the Company issued 6,750,000 shares of restricted common stock of the Company at a price of $16.67 per share, determined by the average closing price on or about February 16, 1998, in connection with the merger of OmniAmerica Holdings ("OmniAmerica Holdings"). OmniAmerica Holdings owns assets consisting of real estate, equipment and other physical property used in the operation of the wireless communications and broadcast transmission tower leasing business. The source of the shares for the transaction were unissued shares of the Company. The transaction was accounted for as a purchase. Accordingly, the results of OmniAmerica Holdings have been included in those of the Company since the date of the merger. Goodwill of approximately $85,000,000 recorded in connection with the acquisition is being amortized over a period of 30 years. The Company is currently completing the allocation of its purchase price, including the valuation of

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

identifiable intangible assets. The refinement of the purchase price allocation within the next year is not expected to have a material impact on the Company's financial position or results of operations.

On October 7, 1997, a wholly-owned subsidiary of the Company purchased substantially all the assets of Ellis Tower Co., Inc. ("Ellis Tower"), in exchange for $449,405 in cash and 120,848 shares of the Company's common stock at a price of $14.87 determined by the closing price on or about October 7, 1997. Ellis Tower, located in Ft. Lauderdale, Florida, provides wireless infrastructure building services. The source of the shares for the transaction were unissued shares of the Company. The transaction was accounted for as a purchase. Accordingly, the results of Ellis Tower have been combined with those of the Company since the date of the purchase. Goodwill of approximately $1,700,000 recorded in connection with the purchase is being amortized over a period of 15 years.

On June 30, 1997, the Company issued 2,380,000 shares of restricted common stock of the Company at a price of $11.625 per share, determined by the closing price on or about June 8, 1997, pursuant to the merger of MTS with a wholly-owned subsidiary of the Company. The source of the shares for the transaction were unissued shares of the Company. MTS, located in Salem, Oregon; Salt Lake City, Utah; Phoenix, Arizona; Denver, Colorado; and Sacramento, California, provides wireless infrastructure building services and manufacturing, distribution and sales of components for wireless infrastructure. The transaction was accounted for as a pooling of interests. Accordingly, the Company's consolidated financial statements have been restated to include the operations of MTS prior to the acquisition for all periods presented.

On June 1, 1997, the Company issued 55,814 shares of restricted common stock of the Company at a price of $10.625 per share, determined by the closing price on or about June 1, 1997, in exchange for substantially all the assets and liabilities of Specialty Constructors Coatings, Inc. ("Coatings"). Coatings was originally 50 percent owned by Michael R. Budagher, but Mr. Budagher's interest was sold to the other shareholders on March 1, 1997. The source of the shares for the transaction were unissued shares of the Company. Coatings, located in Cedar Crest, New Mexico, provides wireless infrastructure building services, primarily on water tank facilities. The transaction was accounted for as a purchase. Accordingly, the results of Coatings' operations have been combined with those of the Company since the date of acquisition. No goodwill was recorded in connection with the purchase.

On May 28, 1997, the Company issued 186,047 shares of restricted common stock of the Company at a price of $9.30 per share, determined by the closing price on or about March 31, 1997, in exchange for substantially all the assets and liabilities of Paramount Communication Systems, Inc. ("Paramount"). The source of the shares for the transaction were unissued shares of the Company. Paramount, located in Somerdale, New Jersey, provides wireless infrastructure building services. The transaction was accounted for as a purchase. Accordingly, the results of Paramount's operations have been combined with those of the Company since the date of acquisition. Goodwill of approximately $1,300,000 recorded in connection with the purchase is being amortized over a period of fifteen years. In connection with the purchase, the Company entered into a note receivable with the principal stockholder of Paramount. The note, in the amount of $250,000, is due in three semi-annual installments beginning May 2000 and one final installment in November 2001. Interest, at 9 percent, is payable quarterly. Under the terms of the acquisition agreement, the Company is obligated to loan an additional $250,000 to the stockholder of Paramount. Such additional loan was not requested by the stockholder in 1998. The note is secured by 93,024 shares of the Company's common stock.

On May 14, 1997, the Company issued 400,000 shares of restricted common stock of the Company at a price of $9.25 per share, determined by the closing price on or about March 31, 1997, pursuant to the merger of N&L with a wholly-owned subsidiary of the Company. The source of the shares for the transaction were

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) unissued shares of the Company. N&L, located in Oklahoma City, OK and southern California, provides general contract services for wireless telecommunications companies, health care and other commercial customers. The transaction was accounted for as a pooling of interests. Accordingly, the Company's consolidated financial statements have been restated to include the operations of N&L prior to the acquisition for all periods presented.

On October 31, 1996, the Company paid $160,000 and issued 93,400 shares of restricted common stock of the Company at a price of $7.125 per share, determined by the closing price on or about October 31, 1996, in exchange for substantially all the assets and liabilities of Data Cell Systems, Inc. ("Data Cell"). Data Cell provides wireless infrastructure building services. The source of the shares for the transaction were unissued shares of the Company. The transaction was accounted for as a purchase. Accordingly, the results of Data Cell's operations have been combined with those of the Company since the date of acquisition. Goodwill of approximately $380,000 recorded in connection with the purchase is being amortized over a period of five years. Additionally, pursuant to the purchase agreement, the Company may be required to pay additional consideration, not to exceed $200,000, based upon the Data Cell subsidiary achieving specified levels of pre-tax earnings during the three years immediately following the date of acquisition. Such levels were not attained in the years ended June 30, 1998 and 1997.

Fiscal years 1998 and 1997 also include other acquisitions which are immaterial to the consolidated financial statements of the Company.

Separate results of the combining entities, giving effect to the N&L and MTS poolings of interests for periods prior to such transactions are as follows for the year ended June 30:

                                                                     1997(1)
                                                                   As restated
                                                                   -----------
   Revenues earned:
     OmniAmerica.................................................. $32,303,360
     Novak & Lackey...............................................  10,303,550
     Microwave Tower Service......................................  23,019,890
                                                                   -----------
                                                                   $65,626,800
                                                                   ===========
   Net earnings (loss):
     OmniAmerica.................................................. $  (279,257)
     Novak & Lackey...............................................     390,885
     Microwave Tower Service......................................   5,576,114
                                                                   -----------
                                                                   $ 5,687,742
                                                                   ===========
   Pro forma net earnings (loss) (unaudited) (see note 12)
     OmniAmerica.................................................. $  (279,257)
     Novak & Lackey...............................................     390,885
     Microwave Tower Service......................................   3,435,614
                                                                   -----------
                                                                   $ 3,547,242
                                                                   ===========

--------
(1) The Company's results for the twelve months ended June 30, 1997 include the results of N&L for the period following the consummation of the merger.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

The following unaudited pro forma financial information presents the combined results of operations of the Company and OmniAmerica Holdings as if the acquisitions had occurred as of the beginning of 1998 and 1997, after giving effect to certain adjustments, including amortization of goodwill, additional depreciation expense and related income tax effects. The pro forma financial information does not necessarily reflect the operations that would have occurred had the Company and the acquired entities constituted a single entity during such periods nor is it an indication of future performance:

                                                          Year ended June 30,
                                                        -----------------------
                                                           1998        1997
                                                        ----------- -----------
   Revenues earned....................................  $67,437,136 $71,332,114
                                                        =========== ===========
   Net earnings.......................................  $ 1,163,107 $ 6,424,651
                                                        =========== ===========
   Earnings per common share:
     Basic............................................  $       .08 $       .46
                                                        =========== ===========
     Diluted..........................................  $       .08 $       .45
                                                        =========== ===========
   Pro forma net earnings(2)..........................              $ 4,284,151
                                                                    ===========
   Pro forma earnings per common and common equivalent
    share(2)
     Basic............................................              $       .31
                                                                    ===========
     Diluted..........................................              $       .30
                                                                    ===========

--------
(2) Pro forma net earnings and earnings per common and common equivalent share are based on pooled results of the Company, giving effect to pro forma income taxes for pooling with a Subchapter S Corporation for the year ended June 30, 1997.

The effects of the Company's acquisition of Teleforce, Ellis Tower and Coatings prior to the respective date of acquisition are not material to the combined results of operations of the Company for the years ended June 30, 1998 and 1997.

(16) Contingencies

The Company is, and from time to time may be, a party to routine legal proceedings incidental to its business. The outcome of these legal proceedings is not expected to have a material adverse effect on the Company's business, results of operations or financial condition, based on the Company's current understanding of the relevant facts and law. The Company maintains general liability insurance against risks arising out of the normal course of business.

(17) Events Subsequent to Date of Independent Auditor's Report (unaudited)

On September 29, 1998, pursuant to an asset purchase and sale agreement with certain wholly-owned subsidiaries of Arch Communications Group, the Company acquired 70 towers on 68 sites for approximately $20,400,000 financed primarily with proceeds from the Chase Manhattan senior secured revolving credit facility.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


On December 11, 1998 (effective November 15, 1998) the Stock Option Sub-Committee of the Board of Directors approved the grant of 397,400 stock options under the 1998 stock option plan to outside directors and certain officers and employees of the Company at the price of $17.50 when the current market price at the measurement date was $27.50 per share. This resulted in unearned compensation of $3,974,000 which has been recorded in Stockholders' equity with an offset to additional paid-in capital at December 31, 1998. This unearned compensation will be amortized to compensation expense over the three year vesting period which can be accelerated under certain terms in the agreement.

On November 16, 1998, the Company announced that it had entered into an Agreement and Plan of Merger with American Tower Company and American Tower, Inc. ("ATI") pursuant to which the Company will, subject to the receipt of necessary governmental consents and other customary closing conditions, be merged with and into ATI. In the event OmniAmerica terminates the merger agreement because of a Superior Proposal, a termination fee of $12.0 million must be paid to ATC.

Effective November 18, 1998, the Company amended its senior secured credit facility with Chase Manhattan Bank to increase the amount of available credit to $150,000,000 from $75,000,000. All other provisions remain consistent including mandatory prepayment provisions upon consummation of the merger with ATI.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (FORMERLY SPECIALTY TELECONSTRUCTORS, INC.)

                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                                 December 31,
                                                                     1998
                                                                 -------------
ASSETS
Current assets:
 Cash and cash equivalents...................................... $      95,371
 Contracts receivable, net of allowance for doubtful accounts of
  $390,230 at December 31, 1998.................................    21,276,836
 Costs and estimated earnings in excess of billings on
  uncompleted contracts.........................................     5,646,829
 Components inventory...........................................     3,414,251
 Prepaid income taxes...........................................           --
 Other current assets...........................................       647,052
                                                                 -------------
  Total current assets..........................................    31,080,339
Property and equipment, net.....................................    94,767,229
Goodwill, net of amortization of $3,426,993 at December 31,
 1998...........................................................    91,208,042
Investment in unconsolidated subsidiary.........................     7,931,311
Other assets, net...............................................     3,753,605
                                                                 -------------
                                                                 $ 228,740,526
                                                                 =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable......................................... $   9,668,568
 Note payable to stockholder....................................           --
 Billings in excess of costs and estimated earnings on
  uncompleted contracts.........................................       456,911
 Accrued expenses...............................................     2,648,792
 Current installments of notes and capital leases payable.......       761,103
                                                                 -------------
  Total current liabilities.....................................    13,535,374
Deferred income taxes...........................................       380,123
Notes and capital leases payable, excluding current
 installments...................................................    76,747,787
                                                                 -------------
  Total liabilities.............................................    90,663,284
                                                                 -------------
Stockholders' Equity:
 Common stock, $.01 par value. Authorized 100,000,000 shares;
  issued 15,206,299 at December 31, 1998........................       152,063
 Additional paid-in capital.....................................   135,905,279
 Treasury stock, at cost, 100,000 shares........................    (1,387,500)
 Note receivable from officer and director......................      (600,000)
 Unearned compensation for stock options........................    (3,974,000)
 Retained earnings..............................................     7,981,400
                                                                 -------------
  Total stockholders' equity....................................   138,077,242
                                                                 -------------
                                                                 $ 228,740,526
                                                                 =============

  The accompanying notes are an integral part of these consolidated financial statements.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                        For the six months
                                                        ended December 31,
                                                      ------------------------
                                                         1998         1997
                                                      -----------  -----------
Revenues earned:
 Installation services..............................  $33,936,012  $26,051,645
 Component sales....................................    6,340,730    3,523,635
 Tower leasing......................................    4,824,509          --
                                                      -----------  -----------
 Total revenues earned..............................   45,101,251   29,575,280
                                                      -----------  -----------
Cost of revenues earned:
 Cost of installation services......................   26,760,970   21,479,825
 Cost of component sales............................    5,588,579    2,047,508
 Cost of tower leasing..............................    3,080,463          --
                                                      -----------  -----------
 Total cost of revenues earned......................   35,430,012   23,527,333
                                                      -----------  -----------
 Gross profit on revenues earned....................    9,671,239    6,047,947
Selling, general and administrative expenses........    6,891,398    2,158,899
                                                      -----------  -----------
 Earnings from operations...........................    2,779,841    3,889,048
Other income (expenses):
 Interest income....................................       44,754       61,956
 Interest expense...................................   (2,156,951)    (150,563)
 Acquisition costs..................................     (650,094)         --
 Equity in earnings of unconsolidated subsidiary ...      457,361          --
 Other, net.........................................       85,192       61,712
                                                      -----------  -----------
                                                      (2,219,738)      (26,895)
                                                      -----------  -----------
 Earnings (loss) before income taxes................      560,103    3,862,153
Income taxes........................................      475,000    1,493,349
                                                      -----------  -----------
 Net earnings (loss)................................  $    85,103  $ 2,368,804
                                                      ===========  ===========
Shares of common stock used in computing earnings
 per share:
 Basic..............................................   15,085,814    7,928,928
 Diluted............................................   15,350,503    8,156,831
Net earnings (loss) per common shares:
 Basic..............................................  $      0.01  $      0.30
                                                      ===========  ===========
 Diluted............................................  $      0.01  $      0.29
                                                      ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (Formerly Specialty Teleconstructors, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                         For the six months
                                                         ended December 31,
                                                       -----------------------
                                                          1998         1997
                                                       -----------  ----------
Cash flows from operating activities:
 Net earnings......................................... $    85,103  $2,368,804
 Adjustments to reconcile net earnings to net cash
  (used in) provided by operating activities:
 Depreciation of property and equipment...............   1,732,234     878,277
 Amortization.........................................   2,909,962     134,277
 Equity in earnings of unconsolidated subsidiary,
  net.................................................     (41,661)        --
 Changes in operating assets and liabilities, net of
  acquisitions:
  Contracts receivable................................  (3,551,983)   (135,256)
  Costs and estimated earnings in excess of billings
   on uncompleted contracts........................... (1,899,158)   (272,198)
  Components inventory................................      16,617    (588,696)
  Prepaid income taxes................................     287,849     145,702
  Other current assets................................     244,096     (35,067)
  Trade accounts payable..............................     865,834      36,258
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................   (302,021)   (488,228)
  Accrued expenses....................................     477,363      44,027
  Current income taxes................................         --    1,009,316
  Deferred income taxes...............................     166,745     (50,786)
                                                       -----------  ----------
   Net cash provided by operating activities..........     990,980   3,046,430
                                                       -----------  ----------
Cash flows from investing activities:
 Purchases of property and equipment.................. (44,380,413)   (561,081)
 Acquisition costs recorded as goodwill...............  (2,916,028)
 Cash expended in acquisition of Teleforce
  Communications, LLC in 1998 and Ellis Tower Company
  Inc., net of cash of $ 151,701 acquired in
  acquisition, in 1997 ...............................    (640,000)   (297,704)
 Available for sale securities........................         --      719,850
                                                       -----------  ----------
   Net cash used in investing activities.............. (47,936,441)   (138,935)
                                                       -----------  ----------
Cash flows from financing activities:
 Lines of credit, net.................................         --      576,918
 Deferred financing costs.............................  (1,673,764)        --
 Principal payments on note payable to stockholder....     (80,000)   (676,000)
 Borrowings from notes payable........................  44,593,007         --
 Proceeds from sale of common stock, net..............     314,480     268,862
 Principal payments on notes payable to banks.........    (462,215)   (547,702)
 Acquisition of treasury stock........................         --   (1,387,500)
                                                       -----------  ----------
   Net cash provided by (used in) financing
    activities........................................  42,691,508  (1,765,422)
                                                       -----------  ----------
   Net increase (decrease) in cash and cash
    equivalents.......................................  (4,253,953)  1,142,073
Cash and cash equivalents:
 Beginning of period..................................   4,349,324     989,720
                                                       -----------  ----------
 End of period........................................ $    95,371  $2,131,793
                                                       ===========  ==========

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

               CONSOLIDATED STATEMENTS OF CASH FLOWS--(Continued)
                                  (Unaudited)

                                                           For the six months
                                                          ended in December 31,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
Aquisition of Teleforce Communications, LLC in fiscal
 1998 and Ellis Tower Company, Inc. in fiscal 1997
  Cash..................................................  $      --  $  151,701
  Contracts receivable..................................     375,000    865,919
  Components inventory..................................         --      86,212
  Other current assets..................................         --      33,924
  Property and equipment................................         --     267,915
  Goodwill..............................................   2,751,862  1,729,280
  Trade accounts payable................................         --    (383,326)
  Billings in excess of costs and estimated earnings on
   uncompleted contracts................................         --    (496,731)
  Accrued expenses......................................         --      (7,871)
                                                          ---------- ----------
                                                          $3,126,862 $2,247,023
                                                          ========== ==========



  The accompanying notes are an integral part of these consolidated financial statements.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998
                                  (Unaudited)

(1) BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures normally required by generally accepted accounting principles for complete financial statements or those normally reflected in the Company's Annual Report on Form 10-KSB. The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to a fair presentation of results for interim periods. Results of interim periods are not necessarily indicative of the results to be expected for a full year. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended June 30, 1998 and the notes thereto included in the Company's Form 10-KSB.

On September 14, 1998, Specialty Teleconstructors, Inc. ("STI"), through a merger with a wholly-owned subsidiary of STI, changed its name from STI to OmniAmerica, Inc ("OmniAmerica" or the "Company"), changed its state of incorporation from Nevada to Delaware, and changed its symbol from SCTR to XMIT.

On November 16, 1998, the Company entered into an Agreement and Plan of Merger pursuant to which OmniAmerica, Inc. will merge with and into American Towers, Inc. ("ATI"), a wholly-owned subsidiary of American Tower Corporation ("AMT") in a stock for stock transaction. Each OmniAmerica, Inc. stockholder will exchange each share of their existing common stock for 1.1 shares of AMT shares of common stock. A total of approximately 17.7 million shares of existing AMT shares will be exchanged for all of OmniAmerica, Inc. shares. The transaction will be accounted for as a purchase.

New Accounting Standards

Effective July 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Financial Reporting for Segments of Business Enterprise. Under the provisions of SFAS No. 130, there are currently no items other than net income which would be classified as part of comprehensive income. Under the provisions of SFAS No. 131, there are no requirements for interim financial statements in the initial year of application.

Principles of Consolidation

Investment in a 33 1/3% owned affiliated company is accounted for on the equity basis of accounting and accordingly, the statement of earnings includes the Company's proportionate share of the affiliate's income since its date of acquisition during fiscal year 1998.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                  (Unaudited)

(2) Property and Equipment

Property and equipment consists of the following:

                                                         Estimated
                                                          useful
                                                           lives   December 31,
                                                          (years)      1998
                                                         --------- ------------
   Tower assets.........................................      30   $ 77,950,049
   Land.................................................              3,528,681
   Buildings............................................   15-40      4,968,817
   Vehicles.............................................     3-7      7,322,546
   Furniture and fixtures...............................    3-10      2,542,523
   Equipment............................................    3-10      5,134,490
   Leasehold improvements...............................       5        200,026
                                                                   ------------
                                                                    101,647,132
     Less accumulated depreciation......................             (6,879,903)
                                                                   ------------
                                                                   $ 94,767,229
                                                                   ============

(3) Acquisitions

During the first six months of fiscal year 1999, the Company consummated the following transactions (see the Form 10-KSB for additional information on these transactions) which were accounted for by the purchase method of accounting, and accordingly, the operating results of the acquired entities have been included in the consolidated operating results since the date of acquisition.

On July 9, 1998, the Company paid $640,000 and issued 81,270 shares of restricted common stock of the Company at a price of $30.60 per share, determined by the closing price on or about July 9, 1998, in exchange for substantially all of the assets and liabilities of Teleforce Communications, LLC. ("Teleforce"). Teleforce provides site acquisition services for the wireless communications industry.

On August 26, 1998, the Company acquired three towers for approximately $2,400,000.

On September 29, 1998, pursuant to an asset purchase and sale agreement with certain wholly-owned subsidiaries of Arch Communications Group, the Company acquired 70 towers on 68 sites for approximately $20,400,000 financed primarily with proceeds from the Chase Manhattan senior secured revolving credit facility (see Form 10-KSB for additional information on this credit facility).

On February 3, 1999, the Company acquired 10 towers and the option to acquire six additional towers from Robert J. Fetterman d/b/a RF Communications for approximately $4,700,000.

On February 12, 1999, the Company acquired three additional towers from affiliates of Arch Communications Group for approximately $665,000.

The results of operations for the periods presented would not have been materially different had these transactions taken place at the beginning of the periods.

As a result of the pending merger with ATI, the Company incurred costs of $650,094, primarily consisting of filing fees, legal fees and underwriters fees.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                  (Unaudited)

(4) Investment in Unconsolidated Subsidiary

As a result of the Company's April 1998 merger with OmniAmerica Holdings described in Form 10-KSB, the Company holds a 33 1/3% interest in Kline Iron and Steel Co., Inc. ("Kline"), a company which fabricates structural and tower steel products, domestically and internationally, and is accounted for under the equity method. Summarized historical financial information of Kline for the six-month period ended December 31, 1998 is as follows:

   Revenues......................................................... $38,000,000
   Gross margin.....................................................   6,645,000
   Net income.......................................................   1,300,000

During the period, the Company received $300,000 in cash as a return of equity.

(5) Notes and Capital Leases Payable

Notes and capital leases payable consist of the following:

                                                                     December
                                                                        31,
                                                                       1998
                                                                    -----------
   Variable rate term note payable to Chase Manhattan Bank,
    interest at LIBOR plus 2% (7.5% at December 31, 1998) payable monthly, matures June 30, 2001; secured by substantially all assets of the Company.........................................  $74,593,007
   Note payable in monthly installments of $6,675, including
    interest at U.S. Treasury Index plus 3.5% (9.125% at December
    31, 1998) with balance due March 2005; secured by a building
    and guaranteed by a principal stockholder of the Company......  $   770,914
   7.3% capital lease payable in monthly installments of $56,297 with the balance due September 2001, secured by vehicles......  $ 1,636,877
   8.5% note payable in monthly installments of $12,068, including interest, with the balance due July 1999, secured by
    vehicles......................................................      323,267
   Other..........................................................  $   184,825
                                                                    -----------
     Total notes and capital leases payable.......................  $77,508,890
   Less current installments......................................  $   761,103
                                                                    -----------
     Notes and capital leases payable, excluding current
      installments................................................  $76,747,787
                                                                    ===========

Effective November 16, 1998, the Company amended its senior secured credit facility with Chase Manhattan Bank to increase the amount of available credit to $150,000,000 from $75,000,000. All other provisions remain consistent including mandatory prepayment provisions upon consummation of the merger with ATI.

(6) Income Taxes

The Company's effective tax rate for the three and six month periods ended December 31, 1998 are substantially higher than the federal statutory rate of 34% primarily due to the non-deductible amortization expense for goodwill recognized in the Company's acquisition of OmniAmerica Holdings Corporation on April 23, 1998.

                       OMNIAMERICA, INC. AND SUBSIDIARIES
                  (formerly Specialty Teleconstructors, Inc.)

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                  (Unaudited)

(7) Contingencies

The Company is, and from time to time may be, a party to routine legal proceedings incidental to its business. The outcome of these legal proceedings is not expected to have a material adverse effect on the Company's business, results of operations or financial condition, based on the Company's current understanding of the relevant facts and law. The Company maintains general liability insurance against risks arising out of the normal course of business.

(8) Earnings Per Share

The following is the reconciliation of the numerators and denominators of the basic and diluted EPS computations for net income and other related disclosures required by Statement of Financial Accounting Standards No. 128, Earnings Per Share.

                                    For the six months ended December 31, 1998
                                   ---------------------------------------------
                                       Income            Shares       Per-share
                                     (Numerator)      (Denominator)     Amount
                                   ---------------  ----------------- ----------
Basic earnings per share:
  Income available to common
   stockholders................... $        85,103        15,085,814  $     0.01
Effect of dilutive shares:
  Options.........................             --            264,689
                                   ---------------   ---------------
Dilutive earnings per shares:
  Income available to common
   stockholders plus assumed
   conversions.................... $        85,103        15,350,503  $     0.01
                                   ===============   ===============  ==========
                                    For the six months ended December 31, 1997
                                   ---------------------------------------------
                                       Income            Shares       Per-share
                                     (Numerator)      (Denominator)     Amount
                                   ---------------  ----------------- ----------
Basic earnings per share:
  Income available to common
   stockholders................... $     2,368,804         7,928,928  $     0.30
Effect of dilutive shares:
  Options.........................             --            227,903
                                   ---------------   ---------------
Dilutive earnings per shares:
  Income available to common
   stockholders plus assumed
   conversions.................... $     2,368,804         8,156,831  $     0.29
                                   ===============   ===============  ==========

(9) Stockholders' Equity

During the six month period ended December 31, 1998, 55,000 stock options were exercised and approximately 81,000 shares of stock were issued as part of the Teleforce acquisition resulting in an increase in common stock and additional paid-in capital of approximately $2.8 million. In addition, on December 11, 1998 (effective November 15, 1998) the Stock Option Sub-Committee of the Board of Directors approved the grant of 397,400 stock options under the 1998 stock option plan to outside directors and certain officers and employees of the Company at the price of $17.50 when the current market price at the measurement date was $27.50 per share. This resulted in unearned compensation of $3,974,000 which has been recorded in Stockholders' equity with an offset to additional paid-in capital at December 31, 1998. This unearned compensation will be amortized to compensation expense over the three year vesting period which can be accelerated under certain terms in the agreement.

                         REPORT OF INDEPENDENT AUDITORS

Members
TeleCom Towers, LLC

We have audited the accompanying consolidated balance sheets of TeleCom Towers, LLC as of December 31, 1998 and 1997, and the related consolidated statements of operations, members' equity and cash flows for the year ended December 31, 1998 and the period from September 30, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of RCC Consultants, Inc., (a wholly-owned subsidiary of RCC Holdings, L.P., which is a 99.99% owned subsidiary of TeleCom Towers, LLC), which statements reflect total assets constituting 6% and total revenues constituting 49% of the consolidated totals for 1998. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for RCC Consultants, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TeleCom Towers, LLC as of December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the year ended December 31, 1998 and the period from September 30, 1997 (date of inception) to December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
April 1, 1999

                          INDEPENDENT AUDITORS' REPORT

To Board of Directors and Stockholder
RCC Consultants, Inc.:

We have audited the consolidated balance sheet of RCC Consultants, Inc. and subsidiary as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows (not presented herein) for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RCC Consultants, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                  /s/ KPMG LLP

Short Hills, New Jersey
February 24, 1999

                              TELECOM TOWERS, LLC

                          CONSOLIDATED BALANCE SHEETS

                                                        December   December 31,
                                                        31, 1997       1998
                                                       ----------- ------------
ASSETS
CURRENT ASSETS:
  Cash................................................ $ 2,722,510 $ 6,817,051
  Accounts receivable, net of allowance of $0 and
   $392,000 in 1997 and 1998, respectively............      36,680   5,357,128
  Due from affiliated entity..........................         --      442,788
  Prepaid expenses and other current assets...........      20,279     514,112
                                                       ----------- -----------
    Total current assets..............................   2,779,469  13,131,079
Property and equipment, net of accumulated
 depreciation of $39,869 and $4,615,082 in 1997 and
 1998, respectively...................................   4,953,984  22,656,492
Intangibles, net of accumulated amortization of
 $119,353 and $6,150,489 in 1997 and 1998,
 respectively.........................................   8,300,815  53,518,740
Escrow deposits, net..................................   1,259,800     480,000
Deferred rent receivable..............................      18,223     777,258
Advance to affiliated entity..........................     350,000         --
Notes receivable affiliate............................         --    6,250,000
Investment in joint ventures..........................         --    2,770,428
Other assets..........................................      84,225     157,088
                                                       ----------- -----------
    Total assets...................................... $17,746,516 $99,741,085
                                                       =========== ===========
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities............ $   172,205 $ 3,740,297
  Current portion of long-term debt...................         --   24,692,114
  Security deposits...................................      25,020      35,177
  Prepaid rents.......................................      29,041     727,729
                                                       ----------- -----------
    Total current liabilities.........................     226,266  29,195,317
Long-term debt, net of current portion................   3,900,000   5,506,000
Members' equity.......................................  13,620,250  65,039,768
                                                       ----------- -----------
    Total liabilities and members' equity............. $17,746,516 $99,741,085
                                                       =========== ===========

                            See accompanying notes.

                              TELECOM TOWERS, LLC

                            STATEMENTS OF OPERATIONS

                                                      Period from
                                                     September 30,
                                                        1997 to    Year Ended
                                                     December 31,   December
                                                         1997       31, 1998
                                                     ------------- -----------
REVENUE:
  Tower revenue.....................................  $   327,549  $ 6,580,278
  Consulting revenue................................          --     6,404,000
                                                      -----------  -----------
    Total revenue...................................      327,549   12,984,278
Tower costs.........................................      131,749    1,311,722
Consulting costs....................................          --     5,181,000
                                                      -----------  -----------
Gross profit........................................      195,800    6,491,556
General and administrative..........................    1,279,148    9,765,231
Depreciation........................................       39,869      887,528
Amortization........................................      119,353    2,930,697
                                                      -----------  -----------
Operating loss......................................   (1,242,570)  (7,091,900)
OTHER INCOME (EXPENSE):
  Interest income...................................          914      644,214
  Interest expense..................................      (83,556)  (1,462,348)
  Partnership loss..................................          --      (737,442)
  Miscellaneous income..............................          --       147,050
                                                      -----------  -----------
    Net loss........................................  $(1,325,212) $(8,500,426)
                                                      ===========  ===========


                            See accompanying notes.

                              TELECOM TOWERS, LLC

                         STATEMENTS OF MEMBERS' EQUITY

          For the period from September 30, 1997 to December 31, 1997 and year ended December 31, 1998

                                                                     Total
                                                     Accumulated   Members'
                                 Units    Amount       Deficit      Equity
                                ------- -----------  -----------  -----------
Initial capitalization......... 100,000 $ 6,500,000          --   $ 6,500,000
Financing and offering costs...     --   (1,378,538)         --    (1,378,538)
Member contributions...........     --    9,824,000          --     9,824,000
Net loss.......................     --          --    (1,325,212)  (1,325,212)
                                ------- -----------  -----------  -----------
Balance at December 31, 1997... 100,000  14,945,462   (1,325,212)  13,620,250
Member contributions...........     --   48,249,530          --    48,249,530
Member distributions...........     --   (5,654,643)         --    (5,654,643)
Limited partnership
 acquisition...................     --   17,172,057          --    17,172,057
Syndication offering cost
 reduction.....................     --      153,000          --       153,000
Net loss.......................     --          --    (8,500,426)  (8,500,426)
                                ------- -----------  -----------  -----------
Balance at December 31, 1998... 100,000 $74,865,406  $(9,825,638) $65,039,768
                                ======= ===========  ===========  ===========



                            See accompanying notes.

                              TELECOM TOWERS, LLC

                            STATEMENTS OF CASH FLOWS

                                                   Period from
                                                  September 30,
                                                      1997        Year Ended
                                                 to December 31, December 31,
                                                      1997           1998
                                                 --------------- ------------
OPERATING ACTIVITIES
Net loss........................................  $ (1,325,212)  $ (8,500,426)
Adjustments to reconcile net income to net cash
 used in operating activities:
  Depreciation..................................        39,869        887,528
  Amortization..................................       119,353      2,930,697
  Partnership loss..............................           --         737,442
  Changes in operating assets and liabilities:
    Accounts receivable.........................       (36,680)    (5,320,448)
    Prepaid expenses............................       (20,279)      (493,833)
    Escrow deposits.............................    (1,259,800)       779,800
    Due from affiliate..........................      (350,000)    (6,342,788)
    Deferred rent receivable....................       (18,223)      (759,035)
    Other assets................................       (84,225)       (72,863)
    Accounts payable and accrued expenses.......       172,205      3,439,092
    Security deposits...........................        25,020         10,157
    Prepaid rents...............................        29,041        698,688
                                                  ------------   ------------
Net cash used in operating activities...........    (2,708,931)   (12,005,989)
INVESTING ACTIVITIES
Asset acquisitions..............................    (9,083,440)   (25,624,377)
Investment in joint ventures....................           --      (1,568,980)
Purchases of towers, buildings and equipment....      (430,581)           --
                                                  ------------   ------------
Net cash used in investing activities...........    (9,514,021)   (27,193,357)
FINANCING ACTIVITIES
Member contributions............................    16,324,000     48,249,530
Proceeds from notes payable.....................           --         546,000
Payments on debt................................           --             --
Distributions...................................           --      (5,654,643)
Syndication offering costs reduction............           --         153,000
Financing and offering costs....................    (1,378,538)           --
                                                  ------------   ------------
Net cash provided by financing activities.......    14,945,462     43,293,887
                                                  ------------   ------------
Net increase in cash............................     2,722,510      4,094,541
Cash at beginning of period.....................           --       2,722,510
                                                  ------------   ------------
Cash at end of period...........................  $  2,722,510   $  6,817,051
                                                  ============   ============
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest..........................  $     55,704   $  1,424,789
                                                  ============   ============
NONCASH TRANSACTIONS SELLER FINANCED NOTES......  $  3,900,000            --
                                                  ============   ============

                            See accompanying notes.

                              TELECOM TOWERS, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

 Description of Business

TeleCom Towers, LLC (LLC or the Company) was organized as a limited liability company in September 1997 under the laws of the State of Delaware to acquire, operate, manage, and develop a national network of wireless communications sites, including towers and roof-top units. Sites are located throughout specific clusters in the United States. Pursuant to the Limited Liability Company Operating Agreement (the Agreement), the Company issued a total of 100,000 units of equity interests to effect the formation of the Company. TeleCom Towers, Inc. (Inc.) was granted a total of 50,100 units (50.1% contribution percentage) in exchange for the contribution of its general partnership interests in the following entities, with such contributions given no value for financial reporting purposes:

                                                                        General
                                                                        Partner
      Entity                                                            Interest
      ------                                                            --------
      Telecom Towers Mid-Atlantic, LP..................................     1%
        RFM Facilities Management, LP..................................   .01%
        RCC Holding, LP................................................   .01%
      Telecom Towers Southwest, LP.....................................     1%
      Telecom Towers of the West, LP...................................     1%

A total of 49,900 units (49.9% contribution percentage) was issued to Cox Enterprises, Inc. (Cox) in exchange for a commitment to contribute $43,000,000 in cash. As of December 31, 1998, Cox had made these contributions.

Distributions to members are made in accordance with the members' capital contribution percentage interest as defined in the Agreement. Profits and losses are allocated to the members based on the members' contribution percentage. The liability of each member shall be limited to the amount of contributions made by such member in accordance with the provisions of the Agreement.

According to the Agreement, both parties retain the following rights and obligations: 1) Right of first offer if the other party plans to dispose of any or all of its equity interest, this right expires five years from the date of formation; 2) a tag-along right to participate in a sale of the other party's equity interest to an outside party which represents a majority of the units, this right expires ten years from the date of formation; 3) in the event of a sale of shares by a particular member, a drag-along right to require the non-selling member to sell a proportionate amount of its units, which expires ten years from the date of formation; 4) certain registration rights; 5) to the extent that the Company does not meet certain financial goals for 1999, 2000 and 2001, Cox is entitled to receive additional units in each of the years that the financial goals are not reached by selected limited partnerships, not to exceed 66% of total ownership; 6) preemptive rights to purchase additional shares to maintain the respective members' proportionate ownership in the case of any non-public offering of new units: and 7) subject to certain other events, put-rights to require the other member to purchase the respective members' interest at fair market value.

The consolidated financial statements include the accounts of the Company's wholly owned subsidiaries, Signal Tower Company and Haysville Tower, LLC and its majority owned subsidiaries, Mountain Top Management,

                              TELECOM TOWERS, LLC

RFM Facilities Management, LP and RCC Holdings, LP. RCC Holdings has no operations of its own and was formed as a holding company for RCC Consultants, Inc, a wholly-owned subsidiary of RCC Holdings.

The Company has an 83% interest in AlphaCom Communications, LLC, which is inactive and, accordingly, no profit, loss, or investment has been recorded for this entity as of December 31, 1998. The Company has a 50% ownership in Prime TeleCom Communications, a 50% ownership in Shreveport Tower Company, and a 50% ownership in Mid-Pacific Telecommunications Co. These investments are considered to be joint ventures and are accordingly accounted for on the equity method.

 Acquisitions

Effective August 3, 1998, the limited partners of Telecom Southwest Towers, LP; Telecom Towers Mid-Atlantic, LP; and Telecom Towers of the West, LP (collectively the Partnerships) agreed to a merger of the Partnerships into the Company, which was the general partner of the Partnerships. The limited partners of the Partnerships received as merger consideration either cash or Class A Units of the Company in exchange for their interest in each Partnership. Except for cash acquired, these transactions have been excluded from the statements of cash flows and have been accounted for using purchase accounting.

The pro forma unaudited results of operations for the years ended December 31, 1997 and 1997, assuming the purchase of the Partnerships had been consummated as of the beginning of each year, is as follows:

                                                        Proforma     Proforma
                                                        December     December
                                                        31, 1997     31, 1998
                                                       -----------  -----------
                                                       (unaudited)  (unaudited)
      Revenues........................................ $22,100,000  $27,100,000
                                                       ===========  ===========
      Net loss........................................ $(3,890,000) $(9,970,000)
                                                       ===========  ===========

The Company has also acquired, through various transactions, the following tangible and intangible assets. Intangible assets include non-compete agreements, management agreements, tenant licenses, and goodwill. The purchase method was used to account for the acquisitions. The purchase prices of the merger of the Partnerships and other acquisitions were allocated, in total, as follows:

                                                                      December
                                                          December       31,
                                                          31, 1997      1998
                                                         ----------- -----------
      Land.............................................. $ 1,800,000 $ 1,403,846
      Buildings.........................................     425,000   2,517,851
      Towers............................................   2,662,000  12,213,444
      Equipment.........................................      77,440   1,863,042
      Intangibles.......................................   8,019,000  29,203,732
                                                         ----------- -----------
                                                         $12,983,440 $47,201,915
                                                         =========== ===========

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

                              TELECOM TOWERS, LLC

 Credit Risk

The Company operates tower transmission sites in various states and grants credit to its customers in the normal course of business and normally does not require collateral. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers in the Company's customer base. The Company maintains an allowance for doubtful accounts based on the expected collectibility of individual accounts receivable.

Significant Accounting Policies

 Revenue Recognition

Owned site revenue is recognized on a straight-line basis over the initial term of the license agreement. The excess of rents accrued over amounts contractually due pursuant to the underlying licenses is recorded as deferred rent receivable on the accompanying balance sheet. Certain license agreements provide for reimbursement of electric charges and rent increases tied to increases in, among other factors, the consumer price index. Managed tower site revenue is recognized ratably over time. Consulting revenue is recognized when services are performed.

Deferred income represents prepayments of charges by certain customers for space on the communication towers. The income is recognized as revenue in subsequent periods ratably over time.

 Property and Equipment

Property and equipment are stated at cost. Depreciation of towers is computed using the double declining balance method. The straight-line method is used for equipment and buildings. Estimated useful lives are as follows: buildings, thirty-nine years; towers, twenty years; equipment, seven years.

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less then the carrying amount of those assets. Based on management's estimation process, no impairment losses were recorded as of December 31, 1998. As of December 31, 1998 all fixed assets were held for use and the Company does not plan to dispose of any such assets.

 Cash

For purposes of the statement of cash flows, cash consists of cash in bank.

 Intangible Assets

Intangible assets are stated at cost. Intangible assets consist of non-compete agreements, management agreements, tenant licenses, and goodwill. Such assets are being amortized using the straight-line method over their estimated useful lives not to exceed fifteen years.

 Escrow Deposits

The Company has deposits in escrow with various escrow agents for asset purchase transactions in progress at December 31, 1998. Depending on the outcome of the related negotiations, amounts will either be reclassified as part of the purchase price, expensed to general and administrative expenses as site investigation costs, or reclassified into cash.

                              TELECOM TOWERS, LLC

 Financing and Offering Costs

The costs incurred in obtaining member interests in the Company have been deducted from Members' Equity. Costs incurred in obtaining debt financing have been capitalized and are amortized over the life of the respective loans.

 Operating Expenses

Operating expenses include land lease expense, insurance expense, repairs and maintenance expenses, real estate and personal property taxes, utilities, and bad debt expense.

 Income Taxes

No provisions have been made for federal and state taxes on the operations of the Company. These taxes are the responsibility of the individual members who are to include their share of the Company's income and deductions in their respective income tax returns. Certain states do tax limited liability corporations; however, as a result of related operations, no provision has been recorded. Certain subsidiaries provide for income taxes under the provisions of Statement of Accounting Standards No. 109, "Accounting for Income Taxes." At December 31, 1998, these subsidiaries had federal net loss carryforwards for which a valuation allowance had been established against its entirety.

 Recent Pronouncements

As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130") "Comprehensive Income". SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statements of Members' Equity. For all periods presented, the Company had no items of comprehensive income and, accordingly, the Statement does not apply.

As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The Company operates in only one segment, the operation of telecommunications towers.

In April 1998, the AICPA issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. This Statement of Position (SOP) provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. This SOP applies to all non-governmental entities and is effective for financial statements for fiscal years beginning after December 15, 1998. Initial application of this SOP should be reported as the cumulative effect of a change in accounting principle. When adopting this SOP, entities are not required to report the pro forma effects of retroactive application. The effect of adopting SOP 98-5 is not expected to have a material effect on the financial statements.

                              TELECOM TOWERS, LLC

2. Property and Equipment

Property, towers, and equipment consisted of the following:

                                                                     December
                                                       December 31,     31,
                                                           1997        1998
                                                       ------------ -----------
      Land............................................  $1,816,333  $ 3,220,177
      Buildings.......................................     476,665    3,135,327
      Towers..........................................   2,587,490   17,529,296
      Equipment.......................................     113,365    3,311,478
      Construction-in-progress........................         --        75,296
                                                        ----------  -----------
                                                         4,993,853   27,271,574
      Accumulated depreciation........................     (39,869)  (4,615,082)
                                                        ----------  -----------
      Net fixed assets................................  $4,953,984  $22,656,492
                                                        ==========  ===========

3. Intangible Assets

At December 31, 1998, respectively, intangible assets consisted of the following:

                                                                     December
                                                       December 31,     31,
                                                           1997        1998
                                                       ------------ -----------
      Goodwill........................................  $4,270,000  $52,152,676
      Non-compete.....................................     154,000    2,334,000
      Other intangibles...............................   3,996,168    5,182,553
                                                        ----------  -----------
                                                         8,420,168   59,669,229
      Accumulated amortization........................    (119,353)  (6,150,489)
                                                        ----------  -----------
      Net intangibles.................................  $8,300,815  $53,518,740
                                                        ==========  ===========

These intangibles resulted from acquisitions of towers made by the Company and costs associated with the initial formation of the Company. Other intangibles relate to costs associated with investigating site acquisitions and development. Amortization of such amounts will begin once the sites are acquired and in operation, unless such acquisitions fail to materialize, at which point the related costs will be expensed as site investigation costs and included in general and administrative expenses.

4. Long-Term Debt

The Company financed certain purchases through the issuance of seller financed notes. The $3,900,000 in notes payable are due in one installment on the sixth anniversary of the notes, which is September 30, 2003. The interest rate on each note is 8.5% during the first three years and the greater of 8.5% or prime, thereafter. Interest is payable quarterly in arrears. The notes are secured by the assets of the Company.

In connection with the merger of the Partnerships, the Company assumed a Master Credit Facility Agreement. The agreement establishes a credit facility consisting of a line of credit arrangement pursuant to which the Company can borrow up to an aggregate of $28,000,000 from the Line of Credit Commitment for a limited period of time on a senior secured basis. The agreement provides for a Line of Credit Draw Fee of 0.75% of advances under the agreement in addition to other fees to be paid in immediately available funds on the

                              TELECOM TOWERS, LLC
settlement date. The Partnership incurred no draw fees during the year ended December 31, 1998. The agreement also contains a provision for a Line of Credit Facility Fee at the rate of 0.25% per annum on the average unborrowed portion of the Line of Credit Commitment. These fees are paid on a proportionate basis by the various entities utilizing the line of credit. The Company incurred no in credit facility fees during the year ended December 31, 1998.

The notes payable mature in annual installments of 75% of excess cash flows or in accordance with the Cash Management Agreement between borrower and lender. Interest is payable quarterly in arrears on the last business day of each fiscal quarter. The interest rate is equal to the sum of the applicable Rate Index plus the applicable Rate Margin. The Rate Index will be either the prime rate or the adjusted LIBO (London Interbank Offered) Rate and the Rate Margin will be based on the leverage ratio (using borrower's most recently delivered quarterly financial statements acceptable to lender) of the borrower's funded debt as of the last day of the fiscal quarter to the borrower's operating cash flow. The notes are secured by all funds, balances or other property of the Company.

On December 22, 1998, the Master Credit Facility Agreement was restructured into a 364-Day Credit Agreement that provides for total borrowings of up to $50 million The Credit Agreement bears interest equal to the sum of the applicable Rate Index plus the applicable Rate Margin. The Rate Index will be either the prime rate, overnight Federal Funds Rate plus .5% or adjusted LIBOR. The Rate Margin will be based on the leverage ration of the borrower's funded debt as of the last day of the fiscal quarter to the borrower's operating cash flow. As the Credit Agreement matures in December 1999, the entire outstanding balance at December 31, 1998 of $24,586,114 has been classified as current. In February 1999, the Company borrowed $19,500,000 under the 364-Day Credit Agreement in order to fund various merger-related costs, including the buyout of Mid-Pacific (see Note 9). In connection with the merger discussed in Note 9, the outstanding balance at February 26, 1999 of $44.1 million was repaid in full.

One of the Company's subsidiaries, RCC Holdings, LP, has obtained a separate secured line of credit in the amount of $3,000,000. The line has a term of three years with interest at prime plus 3% (10.75% at December 31, 1998). The line is secured by the domestic accounts receivable of RCC. RCC is subject to an early termination fee under the agreement whereby the lender is entitled to a percentage of the total line based on the time of termination.

5. Description of Leasing Arrangements

The Company licenses space for communication systems on its transmission sites to customers under generally noncanelable agreements requiring payments over various terms. At December 31, 1998, future minimum license agreement receipts are as follows:

      Year ended December 31,
      -----------------------
      1999.......................................................... $ 9,415,000
      2000..........................................................   8,010,000
      2001..........................................................   6,367,000
      2002..........................................................   4,575,000
      2003..........................................................   2,809,000
      Thereafter....................................................   6,751,000
                                                                     -----------
        Total....................................................... $37,927,000
                                                                     ===========

                              TELECOM TOWERS, LLC

6. Commitments and Contingencies

The Company is committed for various land leases for tower sites and operating leases for office space and equipment. Rent expense for the year ended December 31, 1998 was $912,000. Future minimum lease payments at December 31, 1998 were as follows:

      Year ended December 31,
      -----------------------
      1999........................................................... $1,054,588
      2000...........................................................  1,012,681
      2001...........................................................    883,764
      2002...........................................................    704,028
      2003...........................................................    559,539
      Thereafter.....................................................  1,143,638
                                                                      ----------
        Total........................................................ $5,358,238
                                                                      ==========

7. Related Parties

Beginning in 1998, the Company, by virtue of its general partner interest in the related entities, was entitled to a management fee equal to 8.5% of the gross monthly revenues of the Partnerships prior to the merger (see Note 1). The Company was also be entitled to a 3% acquisition fee to be earned on all capital funds invested in towers and related real estate and other assets in the Partnerships. The Company will also be entitled to up to 4% of gross monthly revenue of the Partnership for reimbursement of certain general partner expenses. The Company received fees during 1998 of $687,909.

8. Investment in Joint Ventures

In connection with the merger of the Partnerships in 1998, the Company acquired interests in Prime TeleCom Communications and Shreveport Tower Company. At December 31, 1998, the Company is a 50% partner in Prime TeleCom Communications, a California Limited partnership formed to operate roof top sites and towers in the Los Angeles Metropolitan area. At December 31, 1998, the Company is also a 50% partner in Shreveport Tower Company, a Louisiana partnership formed to operate a tower in Shreveport, Louisiana. During 1998, the Company acquired a 50% interest in Mid-Pacific Telecommunications Co., a communications site operation in the Dallas/Ft. Worth area. These investments are considered joint ventures and are accordingly recorded on the equity method.

Summarized financial information from the unaudited financial statements of the partnerships as of December 31, 1998 is as follows:

                                             Shreveport
                              Prime TeleCom     Tower         Mid-Pacific
                              Communications   Company   Telecommunications Co.
                              -------------- ----------- ----------------------
                               (unaudited)   (unaudited)      (unaudited)
Total Assets.................   $4,549,462    $382,757         $8,552,528
Total Liabilities............    1,277,736      15,761          7,118,611
Partners' Capital............    3,271,726     366,995          1,433,917
Total Revenue................    1,732,277      41,756            790,070
Net Income (loss)............     (731,767)      2,260           (566,083)
Share of Income (loss).......     (454,400)        --            (283,042)

                              TELECOM TOWERS, LLC

9. Subsequent Events

Effective in February 26, 1999, the Company completed an Agreement and Plan of Merger with American Tower Corporation ("ATC") which, subject to certain conditions including Hart-Scott-Rodino Act review, and excluding RCC Consultants, Inc. and Prime-Telecom Communications Company, both are subsidiaries of the Company, the beneficial interests in which were distributed to members of the Company prior to the consummation of the merger, resulted in the merger of the Company into ATC. Merger consideration included approximately
3.9 million shares of ATC Class A Common Stock, $60.1 million in cash and assumption of $48.4 million in debt, of which $44.1 million was paid off at closing. The aggregate purchase price is also subject to certain working capital adjustments. Simultaneous with the closing of the merger, the Company recorded a charge to earnings of $6.8 million related to certain management agreements with founders of the Company.

In connection with the ATC merger, the Company has spun off RCC Consultants, Inc. and Prime-Telecom Communications Company, into RCC, L.L.C. and Pacific, L.L.C., respectively. Members of the Company received interest in the new entities.

Also, subsequent to December 31, 1998, the Company acquired the remaining 50% interest in Mid-Pacific Telecommunications Co. for a total purchase price of approximately $11,700,000, which consisted of cash of $5,500,000 and forgiveness of debt of $6,200,000.

10. Year 2000 (Unaudited)

The Company is aware of the implications associated with the "Year 2000" as it relates to software information systems and other outside implications of the Company's operations, including the potential impact on its customers. The "Year 2000" is not expected to have a material impact on the Company's current information systems because current software is either already "Year 2000" compliant or required changes will be insignificant. As a result, the Company does not anticipate that incremental expenditures to ensure that its information systems are "Year 2000" compliant will be material to the Company's liquidity, financial position or results of operations over the next few years. Any costs that may arise will be expensed as incurred.

                         REPORT OF INDEPENDENT AUDITORS

Partners
TeleCom Mid-Atlantic, LP

We have audited the accompanying consolidated balance sheets of TeleCom Towers Mid-Atlantic, LP as of July 31, 1998 and December 31, 1997, and the related consolidated statements of operations, partners' capital, and cash flows for the seven months ended July 31, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of RCC Consultants, Inc., (a wholly owned subsidiary of RCC Holdings, LP, which is a 99.99% owned subsidiary of TeleCom Towers Mid-Atlantic, LP), which statements reflect total assets constituting 41% and 41% and total revenues constituting 81% and 82% of the consolidated 1998 and 1997 totals respectively. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for RCC Consultants, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provides a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TeleCom Towers Mid-Atlantic, LP at July 31, 1998 and December 31, 1997, and the consolidated results of its operations and its cash flows for the seven months ended July 31, 1998 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
April 1, 1999

                          INDEPENDENT AUDITORS' REPORT

To Board of Directors and Stockholder
RCC Consultants, Inc.:

We have audited the consolidated balance sheets of RCC Consultants, Inc. and subsidiary as of July 31, 1998 and December 31, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows (not presented herein) for the seven months ended July 31, 1998 and the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RCC Consultants, Inc. and subsidiary as of July 31, 1998 and December 31, 1997 and the results of their operations and their cash flows for the seven months ended July 31, 1998 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                  /s/ KPMG LLP

Short Hills, New Jersey
February 24, 1999

                        TELECOM TOWERS MID-ATLANTIC, LP

                          CONSOLIDATED BALANCE SHEETS

                                                          December    July 31,
                                                          31, 1997      1998
                                                         ----------- -----------
ASSETS
CURRENT ASSETS:
  Cash.................................................  $   379,373 $   275,661
  Accounts receivable, net of allowance of $402,800 and
   $726,200 in 1997
   and 1998............................................    4,907,503   4,781,769
  Prepaid expenses.....................................      325,416     329,367
                                                         ----------- -----------
    Total current assets...............................    5,612,292   5,386,797
Property and equipment, net of accumulated depreciation
 of $1,016,569 and
 $1,319,167 in 1997 and 1998...........................    4,932,525   5,149,490
Intangibles, net of accumulated amortization of
 $369,970 and $576,729 in 1997
 and 1998..............................................    3,195,642   2,988,883
Deferred rent receivable...............................       67,770     187,239
Other assets...........................................      131,646     126,273
                                                         ----------- -----------
    Total assets.......................................  $13,939,875 $13,838,682
                                                         =========== ===========
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable and accrued expenses................  $ 2,442,119 $ 2,224,172
  Current portion of long-term debt....................      417,077     652,358
  Affiliate payable, net...............................      386,756     683,749
  Prepaid rents........................................      174,508     243,447
  Other liabilities....................................       20,000         --
                                                         ----------- -----------
    Total current liabilities..........................    3,440,460   3,803,726
Long-term debt, net of current portion.................    6,805,958   6,386,396
Partners' capital......................................    3,693,457   3,648,560
                                                         ----------- -----------
Total liabilities and partners' capital................  $13,939,875 $13,838,682
                                                         =========== ===========


                            See accompanying notes.

                        TELECOM TOWERS MID-ATLANTIC, LP

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Year Ended
                                                      December     Seven Months
                                                         31,      Ended July 31,
                                                        1997           1998
                                                     -----------  --------------
REVENUE:
  Tower revenue..................................... $ 3,406,579   $ 2,310,861
  Consulting revenue................................  14,912,000     9,563,000
                                                     -----------   -----------
Total revenue.......................................  18,318,579    11,873,861
Operating expenses..................................  13,474,106     7,623,609
                                                     -----------   -----------
Gross profit........................................   4,844,473     4,250,252
General and administrative..........................   4,622,807     3,308,763
Depreciation........................................     491,806       325,466
Amortization........................................     234,752       206,759
                                                     -----------   -----------
Operating income (loss).............................    (504,892)      409,264
OTHER INCOME (EXPENSE):
  Interest income...................................         813           288
  Interest expense..................................    (518,892)     (403,308)
  Other expenses....................................    (126,797)      (51,141)
                                                     -----------   -----------
Net loss............................................ $(1,149,768)  $   (44,897)
                                                     ===========   ===========


                            See accompanying notes.

                        TELECOM TOWERS MID-ATLANTIC, LP

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                    For the seven months ended July 31, 1998
                        and year ended December 31, 1997

                                                                       Total
                                             General     Limited     Partners
                                             Partner    Partners      Capital
                                             --------  -----------  -----------
Balance at January 1, 1997.................. $(69,997) $ 5,273,287  $ 5,203,290
Distributions to partners...................      (65)    (360,000)    (360,065)
Net loss....................................  (11,498)  (1,138,270)  (1,149,768)
                                             --------  -----------  -----------
Balance at December 31, 1997................  (81,560)   3,775,017    3,693,457
Net loss....................................     (449)     (44,448)     (44,897)
                                             --------  -----------  -----------
Balance at July 31, 1998.................... $(82,009) $ 3,730,569  $ 3,648,560
                                             ========  ===========  ===========



                            See accompanying notes.

                        TELECOM TOWERS MID-ATLANTIC, LP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Year Ended    Seven Months
                                                    December    Ended July 31,
                                                    31, 1997         1998
                                                   -----------  --------------
OPERATING ACTIVITIES
Net loss.......................................... $(1,149,768)   $ (44,897)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation....................................     491,806      325,466
  Amortization....................................     234,752      206,759
  Changes in operating assets and liabilities:
    Accounts receivable...........................     352,426      125,734
    Prepaid expenses..............................     124,020       (3,951)
    Deferred rent receivable......................     (67,770)    (119,469)
    Other assets..................................     (93,949)       5,373
    Accounts payable and accrued liabilities......    (246,938)    (217,947)
    Other liabilities.............................    (935,000)     (20,000)
    Prepaid rents.................................      78,101       68,939
    Due to affiliates.............................     305,427      296,993
                                                   -----------    ---------
Net cash (used in) provided by operating
 activities.......................................    (906,893)     623,000

INVESTING ACTIVITIES
Asset acquisitions, net of cash received..........  (1,250,000)         --
Purchase of property and equipment................    (871,847)    (542,431)
Proceeds from sale of assets......................      11,645          --
                                                   -----------    ---------
Net cash used in investing activities.............  (2,110,202)    (542,431)

FINANCING ACTIVITIES
Proceeds from notes payable.......................   3,374,973          --
Payments on debt..................................  (1,513,188)    (184,281)
Distributions to partners.........................    (360,065)         --
                                                   -----------    ---------
Net cash provided by (used in) financing
 activities.......................................   1,501,720     (184,281)
                                                   -----------    ---------
Net decrease in cash..............................  (1,515,375)    (103,712)
Cash at beginning of period.......................   1,894,748      379,373
                                                   -----------    ---------
Cash at end of period............................. $   379,373    $ 275,661
                                                   ===========    =========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest............................ $   518,892    $ 403,308
                                                   ===========    =========

                            See accompanying notes.

                        TELECOM TOWERS MID-ATLANTIC, LP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      July 31, 1998 and December 31, 1997

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

 Description of Business

TeleCom Towers Mid-Atlantic, LP (the "Partnership" or "Mid-Atlantic"), is a South Carolina limited partnership. The general partner is TeleCom Towers, L.L.C., which owns a one percent (1%) interest in the Partnership. The Partnership is a general partner in both RFM Facilities Management, LP ("RFM") and RCC Holdings, LP ("RCC Holdings"). The consolidated financial statements of the Partnership include the accounts of RFM and RCC Holdings. The Partnership holds a 99.99% interest in each. RCC Holdings has no operations of its own and was formed as the holding company for RCC Consultants, Inc. ("RCC"), a wholly-owned subsidiary of RCC Holdings. RCC provides wireless communications consulting services to public and private sector communication systems operators.

The Partnership shall continue in full force and effect until December 31, 2020, unless the Partnership is sooner dissolved by the occurrence of certain events as specified in the Partnership Agreement. As discussed in Note 10, the Partnership was merged into its general partner on August 3, 1998.

Mid-Atlantic owns and manages telecommunication tower sites in South Carolina, Ohio, West Virginia, Kentucky, and Kansas. RFM owns and manages telecommunications sites in various states. Both entities license space on towers and roof-top sites to customers for a fee under contacts that extend for more than one year.

The liability of each partner shall be limited to the amount of capital contributions required to be made by such partner in accordance with the provisions of the Partnership Agreement. The general partner is responsible for the liabilities of the Partnership beyond the capital contributed by the limited partners.

Distributions to partners are made in accordance with the partners' percentage interest at the time of such distribution until certain capital contributions are repaid and a cumulative annual return is paid to the partners. Profits and losses are allocated to the partners based on the partners' percentage interest as adjusted per the preceding paragraph.

 Acquisitions

The Partnership acquired, through various transactions, the following tangible and intangible assets during the year ended December 31, 1997. Intangible assets primarily include goodwill, organization costs, non-compete and consulting agreements, and acquisition and loan costs. The purchase method was used to account for the acquisitions. The purchase prices were allocated, in total, as follows:

      Land........................................................... $   50,000
      Buildings......................................................     15,000
      Towers.........................................................    170,000
      Intangibles....................................................  1,015,000
                                                                      ----------
                                                                      $1,250,000
                                                                      ==========

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

                        TELECOM TOWERS MID-ATLANTIC, LP

 Credit Risk

The Partnership operates telecommunications transmission sites in various states and grants credit to its customers in the normal course of business and normally does not require collateral. Concentrations of credit risk with respect to accounts receivable is limited due to the large number of customers in the Partnership's customer base. The Partnership maintains an allowance for doubtful accounts based upon the expected collectibility of individual accounts receivable.

Significant Accounting Policies

 Revenue Recognition

Owned site revenue is recognized on a straight-line basis over the initial term of the license agreement. The excess of rents accrued over amounts contractually due pursuant to the underlying licenses are recorded as deferred rent receivable on the accompanying balance sheet. Certain license agreements provide for reimbursement of electric charges and rent increases tied to increases in, among other factors, the consumer price index.

Managed site revenue is recognized ratably over time. Consulting revenue is recognized when services are performed.

Deferred revenue represents prepayments of charges by certain customers for space on the communication towers. The income is recognized as revenue in subsequent periods as earned.

 Property and Equipment

Property and equipment are stated at cost. Depreciation of towers is computed using the double declining balance method. The straight-line method is used for equipment and buildings. Estimated useful lives are as follows: buildings, 39 years; towers, 20 years; equipment, 7 years.

The Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Based on management's estimation process, no impairment losses were recorded as of July 31, 1998. As of July 31, 1998, all fixed assets were held for use and the Partnership does not plan to dispose of any such assets.

 Cash

For purposes of the statement of cash flows, cash consists of cash in bank.

 Intangible Assets

Intangible assets are stated at cost. Intangible assets consist of non-compete and consulting agreements, organization costs, goodwill, and acquisition and loan costs. Such assets are being amortized using the straight line method over their estimated useful lives not to exceed fifteen years.

 Financing Costs

Costs incurred in obtaining debt financing have been capitalized and are being amortized over the lives of the respective loans.

                        TELECOM TOWERS MID-ATLANTIC, LP

 Operating Expenses

Operating expenses include land lease expense, insurance expense, repairs and maintenance expense, real estate and personal property taxes, utilities, and bad debt expense.

 Income Taxes

No provision has been made for federal and state income taxes since the Partnership's profits and losses are reported by the individual partners on their respective income tax returns. RCC is a corporation which provides for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." As of July 31, 1998, RCC had federal net operating loss carry forwards of approximately $5.1 million which may be subject to an annual limitation due to the change in ownership of RCC that occurred in 1996. A valuation allowance has been established against the related net deferred tax asset.

 Syndication/Offering Costs

The costs incurred in offering and issuing the limited partner interests in the Partnership have been deducted from partners' capital.

 Recent Pronouncements

As of January 1, 1998, the Partnership adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130") "Comprehensive Income". SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statements of Partner's Capital. For all periods presented, the Partnership had no items of comprehensive income and, accordingly, the Statement does not apply.

As of January 1, 1998, the Partnership adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The Partnership operates in only one segment, the operation of telecommunications towers.

In April 1998, the AICPA issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. This Statement of Position ("SOP") provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. This SOP applies to all non-governmental entities and is effective for financial statements for fiscal years beginning after December 15, 1998. Initial application of this SOP should be reported as the cumulative effect of a change in accounting principle. When adopting this SOP, entities are not required to report the pro forma effects of retroactive application. The effect of adopting SOP 98-5 is not expected to have a material effect on the financial statements.

                        TELECOM TOWERS MID-ATLANTIC, LP

2. Accounts Receivable

Mid-Atlantic and RFM accounts receivable balances as of July 31, 1998 were primarily for tower sites licensing agreements. RCC accounts receivable balances consist primarily of amounts billed and unbilled to customers under time and material and site type contracts as follows:

                                                        December 31,  July 31,
                                                            1997        1998
                                                        ------------ ----------
      Billed accounts receivable.......................  $4,002,303  $3,977,037
      Unbilled accounts receivable.....................   1,308,000   1,531,000
                                                         ----------  ----------
                                                          5,310,303   5,508,037
      Allowance for doubtful accounts..................    (402,800)   (726,268)
                                                         ----------  ----------
      Net accounts receivable..........................  $4,907,503  $4,781,769
                                                         ==========  ==========

3. Property and Equipment

Property and equipment consisted of the following:

                                                      December 31,   July 31,
                                                          1997         1998
                                                      ------------  -----------
      Land........................................... $   528,077   $   528,077
      Buildings......................................     720,242       721,532
      Towers.........................................   3,435,975     3,501,107
      Equipment, furniture, and fixtures.............   1,264,800     1,717,941
                                                      -----------   -----------
                                                        5,949,094     6,468,657
      Accumulated depreciation.......................  (1,016,569)   (1,319,167)
                                                      -----------   -----------
      Property and equipment, net.................... $ 4,932,525   $ 5,149,490
                                                      ===========   ===========

4. Intangible Assets

Intangible assets consisted of the following:

                                                        December 31,  July 31,
                                                            1997        1998
                                                        ------------ ----------
      Goodwill.........................................  $2,887,727  $2,887,727
      Acquisition and loan costs.......................     577,885     577,885
      Non-compete and consulting agreement.............     100,000     100,000
                                                         ----------  ----------
                                                          3,565,612   3,565,612
      Accumulated amortization.........................    (369,970)   (576,729)
                                                         ----------  ----------
      Net intangibles..................................  $3,195,642  $2,988,883
                                                         ==========  ==========

These intangibles resulted from various acquisitions of towers made by the Partnership. Goodwill is being amortized on a straight-line basis over fifteen years while organization costs are amortized over five years on a straight-line basis. Non-compete agreements are being amortized on the straight-line method over the terms of the agreements, ranging from five to fifteen years. Loan costs are being amortized over the life of the respective loan.

                        TELECOM TOWERS MID-ATLANTIC, LP

5. Long-term debt

The Partnership's General Partner, TeleCom Towers, L.L.C., has entered into a Master Credit Facility Agreement. The agreement establishes a credit facility consisting of a line of credit arrangement pursuant to which entities controlled by the General Partner, including the Partnership, can borrow up to an aggregate of $28,000,000 from the Line of Credit Commitment for a limited period of time on a senior secured basis. The notes payable incurred by the Partnership are provided through a separate, but related, Credit Facility Agreement with the lender. The agreements provide for a Line of Credit Draw Fee of 0.75% of advances under the agreements in addition to other fees to be paid in immediately available funds on the settlement date. The Partnership incurred approximately $0 and $121,000 in draw fees during the seven months ended July 31, 1998 and the year ended December 31, 1997. The agreements also contain a provision for a Line of Credit Facility Fee at the rate of 0.25% per annum on the average unborrowed portion of the Line of Credit Commitment. These fees are paid on a proportionate basis by the various entities utilizing the line of credit. The Partnership incurred $1,189 and $1,917 in credit facility fees during the seven months ended July 31, 1998 and the year ended December 31, 1997.

The notes payable mature in annual installments of 75% of excess cash flows or in accordance with the Cash Management Agreement between borrower and lender. Interest is payable quarterly in arrears on the last business day of each fiscal quarter. The interest rate is equal to the sum of the applicable Rate Index plus the applicable Rate Margin. The Rate Index will be either the prime rate or the adjusted LIBO (London Interbank Offered) Rate and the Rate Margin will be based on the leverage ratio (using borrower's most recently delivered quarterly financial statements acceptable to lender) of the borrower's funded debt as of the last day of the fiscal quarter to the borrower's operating cash flow. The notes are secured by all funds, balances or other property of the Partnership.

RCC has a obtained a separate secured line of credit in the amount of $3,000,000. The line has a term of three years with interest at prime plus 3%. The line is secured by the domestic accounts receivable of RCC. RCC is subject to an early termination fee under the agreement whereby the lender is entitled to a percentage of the total line based on the time of termination.

Balances at July 31, 1998 were as follows:

      Due date:   Interest Rate:
      ---------   --------------
      April 2000  Prime plus 3%  $1,166,000
      April 2002  9.25%           2,247,031
      June 2002   9.25%             641,250
      March 2003  9.25%             721,500
      July 2004   9.25%           2,262,973
                                 ----------
                                  7,038,754

      Less current
       maturities..   (652,358)
      Long-term
       portion..... $6,386,396

                        TELECOM TOWERS MID-ATLANTIC, LP

The approximate maturities of the notes payable for the five years subsequent to July 31, 1998, are as follows:

      Year                                                              Amount
      ----                                                            ----------
      December 31, 1998.............................................. $  232,796
      December 31, 1999..............................................    767,061
      December 31, 2000..............................................  2,262,835
      December 31, 2001..............................................  1,415,002
      December 31, 2002..............................................  1,363,232
      Thereafter.....................................................    997,828
                                                                      ----------
        Total........................................................ $7,038,754
                                                                      ==========

6. Description of Leasing Arrangements

Mid-Atlantic and RFM license space for communication systems on their towers to customers under noncancellable agreements requiring monthly, quarterly or annual payments over various terms. Certain of the agreements contain various options. At July 31, 1998, future minimum license agreement receipts were as follows:

      Year                                                             Amount
      ----                                                           -----------
      December 31, 1999............................................. $ 3,852,000
      December 31, 2000.............................................   3,172,000
      December 31, 2001.............................................   2,372,000
      December 31, 2002.............................................   1,451,000
      December 31, 2003.............................................     680,000
      Thereafter....................................................     997,000
                                                                     -----------
        Total....................................................... $12,524,000
                                                                     ===========

7. Commitments

Mid-Atlantic and RFM are committed to various land leases for tower sites. RCC is obligated under operating leases for office space and equipment. Land lease expense for the seven months ended July 31, 1998 and the year ended December 31, 1997 was $149,262 and $239,697, respectively. Rental expense for the office space and equipment for the seven months ended July 31, 1998 and the year ended December 31, 1997 totaled approximately $525,000 and $891,665, respectively. At July 31, 1998, future minimum lease payments were as follows:

      Year                                                              Amount
      ----                                                            ----------
      December 31, 1998.............................................. $  378,239
      December 31, 1999..............................................    825,179
      December 31, 2000..............................................    798,752
      December 31, 2001..............................................    686,029
      December 31, 2002..............................................    520,992
      Thereafter.....................................................    771,533
                                                                      ----------
        Total........................................................ $3,980,724
                                                                      ==========

8. Related Parties

In the normal course of business, the Partnership advances and receives funds to and from affiliated parties for certain shared expenses. Amounts are repaid on a regular and timely basis. The Partnership had a payable to these affiliates of $683,549 and $36,758 at July 31, 1998 and December 31, 1997, respectively.

                        TELECOM TOWERS MID-ATLANTIC, LP

The Partnership, in accordance with its limited partnership agreement, is obligated to pay the general partner a management fee equal to 8.5% of the gross monthly revenues. The management fee expense recognized for the seven months ended July 31, 1998 and the year ended December 31, 1997 was $188,204 and $269,786, respectively. The Partnership is also obligated to pay a 3% acquisition fee on all capital funds invested in towers and related real estate and other assets, as well as up to 4% of gross monthly revenue, to the general partner for reimbursement of certain general partner expenses. Acquisition fees are capitalized as incurred by the Partnership. No acquisition fees were incurred or capitalized during the seven months ended July 31, 1998 or the year ended December 31, 1997. Expense reimbursement fees totaled $88,570 and $76,357 for the seven months ended July 31, 1998 and the year ended December 31, 1997.

9. Equity Program Description

In 1996 RCC Holdings and RFM established an equity participation program ("Equity Program") for the employees of RCC. At the time this Equity Program was established, RCC was wholly owned by RCC Holdings, and RFM was affiliated with RCC Holdings. The Partnership and TeleCom Towers, Inc., a Texas corporation ("TTI"), were the general partners of RFM. The objective of the Equity Program is to reward employees for the success of RCC Holdings and RFM as if they were owners of the Partnership. The Equity Program generally provides that each employee will receive a designated percentage (as set forth in the award agreement) of amounts distributed to TTI from the proceeds of RCC Holdings and RFM. Employee--participants vest their benefits over a period of five years of service with RCC, beginning after May 1, 1996; however, participants will be 100% vested upon death or permanent disability. All payments are to be made out of the general assets of either RCC Holdings or RFM.

An event which would trigger the Partnership's obligations under the Equity Program has not occurred, and no such event is presently anticipated or contemplated. Therefore, the Partnership has not recorded a charge for the Equity Program.

10. Subsequent Event

Effective August 3, 1998, the limited partners of the Partnership consummated a merger of the Partnership into TeleCom Towers, L.L.C. which is the general partner of the Partnership. The limited partners of the Partnership received as merger consideration either cash or Class A Units of TeleCom Towers, L.L.C. in exchange for their interest in the Partnership which was then liquidated. On February 26, 1999, TeleCom Towers, L.L.C. was acquired by American Tower Corporation.

11. Year 2000 (Unaudited)

The Partnership is aware of the implications associated with the "Year 2000" as it relates to software information systems and other outside implications on the Partnership's operations, including the potential impact on its customers. The "Year 2000" is not expected to have a material impact on the Partnership's current information systems because current software is either already "Year 2000" compliant or required changes will be insignificant. As a result, the Partnership does not anticipate that incremental expenditures to ensure that its information systems are "Year 2000" compliant will be material to the Partnership's liquidity, financial position or results of operations over the next few years. Any costs that may arise will be expensed as incurred.

                         REPORT OF INDEPENDENT AUDITORS

Partners
TeleCom Southwest Towers, LP

We have audited the accompanying balance sheets of TeleCom Southwest Towers, LP as of July 31, 1998 and December 31, 1997, and the related statements of operations, partners' capital, and cash flows for the seven months ended July 31, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TeleCom Southwest Towers, LP at July 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for the seven months ended July 31, 1998 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
April 1, 1999

                          TELECOM SOUTHWEST TOWERS, LP

                                 BALANCE SHEETS

                                                       December 31,  July 31,
                                                           1997        1998
                                                       ------------ ----------
ASSETS
CURRENT ASSETS:
  Cash................................................  $   20,821  $  355,993
  Accounts receivable, net of allowance of $15,500 and
   $37,400 in 1997 and 1998...........................      75,080      61,004
  Prepaid expenses....................................      24,496      11,740
  Affiliate receivable................................      11,186      24,133
                                                        ----------  ----------
    Total current assets..............................     131,583     452,870
Property and equipment, net of accumulated
 depreciation of $859,782 and $1,077,426 in 1997 and
 1998.................................................   4,131,451   3,954,305
Intangibles, net of accumulated amortization of
 $897,157 and $1,160,431 in 1997 and 1998.............   4,027,976   3,814,702
Deferred rent receivable..............................      36,524     144,727
Escrow deposits.......................................      50,200         --
Investment in joint ventures..........................     292,322     304,803
                                                        ----------  ----------
    Total assets......................................  $8,670,056  $8,671,407
                                                        ==========  ==========
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...............  $   36,232  $  288,902
  Current portion of long-term debt...................     631,834     833,574
  Prepaid rents.......................................      77,749     142,047
                                                        ----------  ----------
    Total current liabilities.........................     745,815   1,264,523
Long-term debt, net of current portion................   6,823,803   6,373,260
Partners' capital.....................................   1,100,438   1,033,624
                                                        ----------  ----------
    Total liabilities and partners' capital...........  $8,670,056  $8,671,407
                                                        ==========  ==========


                            See accompanying notes.

                          TELECOM SOUTHWEST TOWERS, LP

                            STATEMENTS OF OPERATIONS

                                                                      Seven
                                                       Year Ended  Months Ended
                                                      December 31,   July 31,
                                                          1997         1998
                                                      ------------ ------------
REVENUE:
  Tower revenue......................................  $2,062,011   $1,392,781
                                                       ----------   ----------
    Total revenue....................................   2,062,011    1,392,781
Operating expenses...................................     374,535      264,606
                                                       ----------   ----------
Gross profit.........................................   1,687,476    1,128,175
General and administrative...........................     463,176      329,586
Depreciation.........................................     358,477      217,644
Amortization.........................................     481,314      263,274
                                                       ----------   ----------
Operating Income.....................................     384,509      317,671
OTHER INCOME (EXPENSE):
  Interest income....................................       4,259           99
  Interest expense...................................    (640,741)    (396,865)
  Loss on disposition of assets......................     (29,158)         --
  Miscellaneous income...............................      21,704          --
  Partnership share of income (loss) in joint
   venture...........................................      (5,814)      12,281
                                                       ----------   ----------
Net loss.............................................  $ (265,241)  $  (66,814)
                                                       ==========   ==========



                            See accompanying notes.

                          TELECOM SOUTHWEST TOWERS, LP

                        STATEMENTS OF PARTNERS' CAPITAL

                    For the seven months ended July 31, 1998
                        and year ended December 31, 1997

                                                                       Total
                                               General    Limited    Partners'
                                               Partner    Partners    Capital
                                               --------  ----------  ----------
Balance at January 1, 1997.................... $ (6,718) $1,556,639  $1,549,921
Distributions.................................   (4,242)   (180,000)   (184,242)
Net loss......................................   (2,652)   (262,589)   (265,241)
                                               --------  ----------  ----------
Balance at December 31, 1997..................  (13,612)  1,114,050   1,100,438
Net loss......................................     (668)    (66,146)    (66,814)
                                               --------  ----------  ----------
Balance at July 31, 1998...................... $(14,280) $1,047,904  $1,033,624
                                               ========  ==========  ==========



                            See accompanying notes.

                          TELECOM SOUTHWEST TOWERS, LP

                            STATEMENTS OF CASH FLOWS

                                                   Year Ended    Seven Months
                                                  December 31,  Ended July 31,
                                                      1997           1998
                                                  ------------  --------------
OPERATING ACTIVITIES
Net loss......................................... $  (265,241)    $ (66,814)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation...................................     358,477       217,644
  Amortization...................................     481,314       263,274
  Loss on disposition of assets..................      29,158           --
  Partnership income (loss)......................       5,814       (12,281)
  Changes in operating assets and liabilities:
    Accounts receivable..........................     (30,983)       14,076
    Prepaid expenses.............................     (20,370)       12,756
    Due from affiliates..........................     (50,000)      (12,947)
    Deferred rent receivable.....................     (36,524)     (108,203)
    Accounts payable and accrued liabilities.....      (5,884)      252,670
    Prepaid rents................................      12,845        64,298
    Other liabilities............................      (1,000)          --
                                                  -----------     ---------
Net cash provided by operating activities........     477,606       624,473
INVESTING ACTIVITIES
Asset acquisitions, net of cash received.........  (2,601,595)          --
Purchases of property and equipment..............    (531,450)      (40,498)
Contributions to investments in joint ventures...     (40,496)          --
Distributions from joint ventures................      25,000           --
Proceeds from sale of assets.....................       7,500           --
                                                  -----------     ---------
Net cash used in investing activities............  (3,141,041)      (40,498)
FINANCING ACTIVITIES
Proceeds from debt...............................   2,996,751           --
Payments on debt.................................    (336,739)     (248,803)
Distributions to partners........................    (184,242)          --
                                                  -----------     ---------
Net cash provided by (used in) financing
 activities......................................   2,475,770      (248,803)
                                                  -----------     ---------
Net (decrease) increase in cash..................    (187,665)      335,172
Cash at beginning of period......................     208,486        20,821
                                                  -----------     ---------
Cash at end of period............................ $    20,821     $ 355,993
                                                  ===========     =========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest........................... $   640,741     $ 339,827
                                                  ===========     =========

                            See accompanying notes.

                          TELECOM SOUTHWEST TOWERS, LP

                         NOTES TO FINANCIAL STATEMENTS

                      July 31, 1998 and December 31, 1997

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

 Description of Business

TeleCom Southwest Towers, LP (the "Partnership"), a Texas limited partnership, owns and manages telecommunications tower sites in Eastern and Central Texas and has joint ventures in both Louisiana and Texas, and licenses space on such towers to customers for a fee. The general partner is TeleCom Towers, LLC, which has a 1% interest in the Partnership. The Partnership shall continue in full force and effect until December 31, 2020, unless the Partnership is sooner dissolved by the occurrence of certain events as specified in the Partnership Agreement. As discussed in Note 9, the Partnership was merged into its general partner on August 3, 1998.

The liability of each partner shall be limited to the amount of capital contributions required to be made by such partner in accordance with the provisions of the Partnership Agreement. The general partner is responsible for the liabilities of the Partnership beyond the capital contributed by the limited partners.

Distributions to partners are made in accordance with the partners' percentage interests at the time of such distribution until certain capital contributions are repaid and a cumulative annual return is paid to the partners. Profits and losses are allocated to the partners based on the partners' percentage interests as adjusted per the preceding paragraph.

 Acquisitions

The Partnership acquired, through various transactions, the following tangible and intangible assets during the year ended December 31, 1997. Intangible assets primarily include goodwill, organization costs, non-compete and consulting agreements, and acquisition and loan costs. The purchase method was used to account for the acquisitions. The purchase prices were allocated, in total, as follows:

      Land........................................................... $  151,523
      Buildings......................................................    175,000
      Towers.........................................................    429,372
      Equipment......................................................     50,000
      Intangibles....................................................  1,795,703
                                                                      ----------
                                                                      $2,601,598
                                                                      ==========

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

 Credit Risk

The Partnership operates telecommunications transmission sites in various states and grants credit to its customers in the normal course of business and normally does not require collateral. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers in the Partnership's

                          TELECOM SOUTHWEST TOWERS, LP
customer base. The Partnership maintains an allowance for doubtful accounts based upon the expected collectibility of individual accounts receivable.

Significant Accounting Policies

 Revenue Recognition

Owned site revenue is recognized on a straight-line basis over the initial term of the license agreement. The excess of rents accrued over amounts contractually due pursuant to the underlying licenses is recorded as deferred rent receivable on the accompanying balance sheet. Certain license agreements provide for reimbursement of electric charges and rent increases tied to increases in, among other factors, the consumer price index. Managed site revenue is recognized ratably over time.

Deferred revenue represents prepayments of charges by certain customers for space on the communication towers. The income is recognized as revenue in subsequent periods when earned.

 Property and Equipment

Property and equipment are stated at cost. Depreciation of towers is computed using the double declining balance method. The straight-line method is used for equipment and buildings. Estimated useful lives are as follows: buildings, 39 years; towers, 20 years; equipment, 7 years.

The Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Based on management's estimation process, no impairment losses were recorded as of July 31, 1998. As of July 31, 1998, all fixed assets were held for use and the Partnership does not plan to dispose of any such assets.

 Cash

For purposes of the statement of cash flows, cash consists of cash in bank.

 Intangible Assets

Intangible assets are stated at cost. Intangible assets consist of non-compete agreements, organization costs and goodwill. Such assets are being amortized using the straight line-method over their estimated useful lives not to exceed fifteen years.

 Financing Costs

Costs incurred in obtaining debt financing have been capitalized and are being amortized over the life of the respective loans.

 Operating Expenses

Operating expenses include land lease expense, insurance expense, repairs and maintenance expense, real estate and personal property taxes, utilities, and bad debt expense.

                          TELECOM SOUTHWEST TOWERS, LP

 Income Taxes

No provision has been made for federal and state income taxes since the Partnership's profits and losses are reported by the individual partners on their respective income tax returns.

 Syndication/Offering Costs

The costs incurred in offering and issuing the limited partner interests in the Partnership have been deducted from partners' capital.

 Recent Pronouncements

As of January 1, 1998, the Partnership adopted Statement of Financial Accounting Standards No 130 ("SFAS130") "Comprehensive Income". SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statements of Partners' Capital. For all periods presented, the Partnership had no items of comprehensive income and, accordingly, the Statement does not apply.

As of January 1, 1998, the Partnership adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The Partnership operates in only one segment, the operation of telecommunications towers.

In April 1998, the AICPA issued a Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities". This Statement of Position ("SOP") provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. This SOP applies to all non-governmental entities and is effective for financial statements for fiscal years beginning after December 15, 1998. Initial application of this SOP should be reported as the cumulative effect of a change in accounting principle. When adopting this SOP, entities are not required to report the pro forma effects of retroactive application. The effect of adopting SOP 98-5 is not expected to have a material effect on the financial statements.

2. Property and Equipment

Property and equipment consists of the following:

                                                       December 31,  July 31,
                                                           1997        1998
                                                       ------------ -----------
   Land...............................................  $  319,688  $   319,688
   Buildings..........................................     582,596      582,967
   Towers.............................................   3,866,771    3,886,908
   Equipment..........................................     222,178      242,168
                                                        ----------  -----------
                                                         4,991,233    5,031,731
   Accumulated depreciation...........................    (859,782)  (1,077,426)
                                                        ----------  -----------
   Property and equipment, net........................  $4,131,451  $ 3,954,305
                                                        ==========  ===========

                          TELECOM SOUTHWEST TOWERS, LP

3. Intangible Assets

Intangible assets consist of the following:

                                                       December 31,  July 31,
                                                           1997        1998
                                                       ------------ -----------
   Goodwill...........................................  $3,011,494  $ 3,061,494
   Organization costs.................................      72,437       72,437
   Non-compete and consulting agreements..............   1,325,000    1,325,000
   Acquisition and loan costs.........................     516,202      516,202
                                                        ----------  -----------
                                                         4,925,133    4,975,133
   Accumulated amortization...........................    (897,157)  (1,160,431)
                                                        ----------  -----------
   Net intangibles....................................  $4,027,976  $ 3,814,702
                                                        ==========  ===========

These intangibles resulted from various acquisitions of towers made by the Partnership. Goodwill is being amortized on a straight-line basis over fifteen years while organization costs are amortized over five years on a straight-line basis. Non-compete agreements are being amortized on the straight-line method over the terms of the agreements, ranging from five to fifteen years. Acquisition costs are being amortized over fifteen years. Loan costs are being amortized over the life of the respective loan.

4. Long-term Debt

The Partnership's General Partner, TeleCom Towers, LLC, has entered into a Master Credit Facility Agreement. The agreement establishes a credit facility consisting of a line of credit arrangement pursuant to which entities controlled by the General Partner, including the Partnership, can borrow up to an aggregate of $28,000,000 from the Line of Credit Commitment for a limited period of time on a senior secured basis. The notes payable incurred by the Partnership are provided through a separate, but related, Credit Facility Agreement with the lender. The agreements provide for a Line of Credit Draw Fee of 0.75% of advances under the agreements in addition to other fees to be paid in immediately available funds on the settlement date. The Partnership incurred approximately $0 and $160,000 in such fees during the seven months ended July 31, 1998 and the year ended December 31, 1998, respectively. The agreements also contain a provision for a Line of Credit Facility Fee at the rate of 0.25% per annum on the average unborrowed portion of the Line of Credit Commitment. These fees are paid on a proportionate basis by the various entities utilizing the line of credit. The Partnership incurred $1,459 and $7,967 in credit facility fees during the seven months ended July 31, 1998 and the year ended December 31, 1998, respectively.

                          TELECOM SOUTHWEST TOWERS, LP

The notes payable mature in annual installments of 75% of excess cash flows or in accordance with the Cash Management Agreement between borrower and lender. Interest is payable quarterly in arrears on the last business day of each fiscal quarter. The interest rate is equal to the sum of the applicable Rate Index plus the applicable Rate Margin. The Rate Index will be either the prime rate or the adjusted LIBO (London Interbank Offered) Rate and the Rate Margin will be based on the leverage ratio (using borrower's most recently delivered quarterly financial statements acceptable to lender) of borrower's funded debt as of the last day of the fiscal quarter to the borrower's operating cash flow. The notes are secured by all funds, balances or other property of the Partnership and the general partner. Balances at July 31, 1998, are as follows:

      Due date:       Interest Rate:
      ---------       --------------
      June 2002       9.25%          $2,395,182
      September 2002  9.25%             556,025
      October 2002    9.25%             556,024
      December 2002   9.1875%           702,853
      July 2004       9.25%           2,996,750
                                     ----------
                                      7,206,834

      Less current
       maturities..   (833,574)
                    ----------
      Long-term
       portion..... $6,373,260
                    ==========

The approximate maturities of the notes payable for the five years subsequent to July 31, 1998, are as follows:

      Year                                                              Amount
      ----                                                            ----------
      December 31, 1998.............................................. $  383,031
      December 31, 1999..............................................  1,078,859
      December 31, 2000..............................................  1,439,634
      December 31, 2001..............................................  1,660,389
      December 31, 2002..............................................  1,390,030
      Thereafter.....................................................  1,254,891
                                                                      ----------
        Total........................................................ $7,206,834
                                                                      ==========

5. Description of Leasing Arrangements

The Partnership licenses space for communication systems on its towers to customers under noncancelable agreements requiring monthly, quarterly or annual payments over various terms. Certain agreements contain various options. At July 31, 1998, future minimum license agreement receipts were as follows:

      Year ended                                                       Amount
      ----------                                                     -----------
      December 31, 1999............................................. $ 2,460,000
      December 31, 2000.............................................   2,157,000
      December 31, 2001.............................................   1,559,000
      December 31, 2002.............................................   1,190,000
      December 31, 2003.............................................     906,000
      Thereafter....................................................   2,303,000
                                                                     -----------
        Total....................................................... $10,575,000
                                                                     ===========

                          TELECOM SOUTHWEST TOWERS, LP

6. Commitments

The Partnership is committed to various land leases for tower sites. Land lease expense for the seven months ended July 31, 1998 and the year ended December 31, 1997, was $66,387 and $105,274, respectively. At July 31, 1998, future minimum lease payments were as follows:

      Year ended                                                         Amount
      ----------                                                        --------
      December 31, 1998................................................ $ 24,290
      December 31, 1999................................................   56,927
      December 31, 2000................................................   52,471
      December 31, 2001................................................   50,671
      December 31, 2002................................................   49,671
      Thereafter.......................................................  167,354
                                                                        --------
        Total.......................................................... $401,384
                                                                        ========

7. Related Parties

In the normal course of business, the Partnership advances and receives funds to and from affiliated parties for certain shared expenses. The affiliated parties repay such amounts on a regular and timely basis. The Partnership had receivables due from these affiliates of $24,133 and $11,186 at July 31, 1998 and December 31, 1997, respectively.

The Partnership, in accordance with its limited partnership agreements, is obligated to pay the general partner a management fee equal to 8.5% of the gross monthly revenues. The management fee expense recognized for the seven months ended July 31, 1998 and the year ended December 31, 1997, was $112,829 and $176,985, respectively. The Partnership is also obligated to pay a 2.5% acquisition fee on the purchase price of all acquisitions. The Partnership is also obligated to pay up to 4% of gross monthly revenue to the general partner for reimbursement of certain general partner expenses. Acquisition fees are capitalized as incurred by the Partnership. Acquisition fees capitalized as incurred during the seven months ended July 31, 1998 and the year ended December 31, 1997 were $0 and $66,250, respectively. Expense reimbursement fees totaled $53,096 and $52,657 for the seven months ended July 31, 1998 and the year ended December 31, 1997, respectively.

8. Investments in Joint Ventures

The Partnership is a 50% partner in Shreveport Tower Company, a Louisiana partnership formed to operate a tower in Shreveport, Louisiana. The Company is also a 50% partner in Castle Rock Tower Company, a Texas partnership formed to operate towers in Texas. These investments are considered joint ventures and are accordingly recorded on the equity method.

Summarized financial information from the unaudited financial statements of these partnerships as of July 31, 1998, is as follows:

                                                         Shreveport  Castle Rock
                                                            Tower       Tower
                                                           Company     Company
                                                         ----------- -----------
                                                         (unaudited) (unaudited)
   Total Assets.........................................  $371,130    $330,751
   Total Liabilities....................................     6,301      28,971
   Partners' Capital....................................   364,829     301,780
   Total Revenue........................................    22,524      51,639
   Net Income...........................................        93      24,467
   Partnership's Share of Income........................        47      12,234

                          TELECOM SOUTHWEST TOWERS, LP

9. Subsequent Event

Effective August 3, 1998, the limited partners of the Partnership consummated a merger of the Partnership into TeleCom Towers, L.L.C. which is the general partner of the Partnership. The limited partners of the Partnership received as merger consideration either cash or Class A Units of TeleCom Towers, L.L.C. in exchange for their interest in the Partnership which was then liquidated. On February 26, 1999, TeleCom Towers, L.L.C. was acquired by American Tower Corporation.

10. Year 2000 (Unaudited)

The Partnership is aware of the implications associated with the "Year 2000" as it relates to software information systems and other outside implications on the Partnership's operations, including the potential impact on its customers. The "Year 2000" is not expected to have a material impact on the Partnership's current information systems because current software is either already "Year 2000" compliant or required changes will be insignificant. As a result, the Partnership does not anticipate that incremental expenditures to ensure that its information systems are "Year 2000" compliant will be material to the Partnership's liquidity, financial position or results of operations over the next few years. Any costs that may arise will be expensed as incurred.

                         REPORT OF INDEPENDENT AUDITORS

Partners
TeleCom Towers of the West, LP

We have audited the accompanying consolidated balance sheets of TeleCom Towers of the West, LP as of July 31, 1998 and December 31, 1997, and the related consolidated statements of operations, partners' capital, and cash flows for the seven months ended July 31, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TeleCom Towers of the West, LP at July 31, 1998 and December 31, 1997 and the consolidated results of its operations and its cash flows for the seven months ended July 31, 1998 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
April 1, 1999

                         TELECOM TOWERS OF THE WEST, LP

                          CONSOLIDATED BALANCE SHEETS

                                                       December 31,  July 31,
                                                           1997        1998
                                                       ------------ -----------
ASSETS
CURRENT ASSETS:
  Cash................................................ $   425,791  $   605,040
  Accounts receivable, net of allowance of $15,000 and
   $67,000 in 1997 and 1998...........................     255,975      163,553
  Prepaid expenses....................................      33,073       44,205
  Other current assets................................         --        53,421
                                                       -----------  -----------
    Total current assets..............................     714,839      866,219
Property and equipment, net of accumulated
 depreciation of $743,916 and $1,039,020 in 1997 and
 1998.................................................   4,700,217    4,660,622
Intangibles, net of accumulated amortization of
 $939,261 and $1,802,984 in 1997 and 1998.............  17,665,725   17,018,167
Investment in joint venture...........................   1,520,475    1,754,321
Deferred rent receivable..............................     119,054      226,659
Escrow deposits.......................................     550,000      335,000
Other assets..........................................      10,877       10,525
                                                       -----------  -----------
    Total assets...................................... $25,281,187  $24,871,513
                                                       ===========  ===========
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable and accrued expenses............... $    62,663  $   460,597
  Current portion of long-term debt...................     204,644      497,682
  Other liabilities...................................      16,965          --
  Prepaid rents.......................................     215,386      360,756
  Due to related entities.............................     415,717          --
                                                       -----------  -----------
    Total current liabilities.........................     915,375    1,319,035
Long-term debt, net of current portion................  10,950,632   11,008,844
Partners' capital.....................................  13,415,180   12,543,634
                                                       -----------  -----------
    Total liabilities and partners' capital........... $25,281,187  $24,871,513
                                                       ===========  ===========


                            See accompanying notes.

                         TELECOM TOWERS OF THE WEST, LP

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Year Ended    Seven Months
                                                    December 31,  Ended July 31,
                                                        1997           1998
                                                    ------------  --------------
Owned sites revenue................................ $  2,168,693    $1,989,143
Operating expenses.................................      372,964       364,032
                                                    ------------    ----------
Operating margin...................................    1,795,729     1,625,111
General and administrative.........................      561,233       527,760
Depreciation.......................................      320,729       295,104
Amortization.......................................      893,436       863,723
                                                    ------------    ----------
Operating income (loss)............................       20,331       (61,476)
Interest income....................................       55,065        15,328
Interest expense...................................     (693,161)     (611,244)
Partnership share of loss in joint venture.........     (531,525)     (214,154)
                                                    ------------    ----------
Net loss........................................... $ (1,149,290)   $ (871,546)
                                                    ============    ==========


                            See accompanying notes.

                         TELECOM TOWERS OF THE WEST, LP

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                    For the seven months ended July 31, 1998
                        and year ended December 31, 1997

                                                                      Total
                                           General      Limited     Partners'
                                           Partner     Partners      Capital
                                          ----------  -----------  -----------
Balance at January 1, 1997............... $ (124,614) $  (135,432) $  (260,046)
Capital contributions....................        --    16,338,000   16,338,000
Syndication and offering costs...........        --    (1,513,484)  (1,513,484)
Net loss.................................    (11,493)  (1,137,797)  (1,149,290)
                                          ----------  -----------  -----------
Balance at December 31, 1996.............   (136,107)  13,551,287   13,415,180
Net loss.................................     (8,715)    (862,831)    (871,546)
                                          ----------  -----------  -----------
Balance at July 31, 1998................. $ (144,822) $12,688,456  $12,543,634
                                          ==========  ===========  ===========


                            See accompanying notes.

                         TELECOM TOWERS OF THE WEST, LP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Year Ended    Seven Months
                                                  December 31,  Ended July 31,
                                                      1997           1998
                                                  ------------  --------------
OPERATING ACTIVITIES
Net loss......................................... $ (1,149,290)   $(871,546)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation...................................      320,729      295,104
  Amortization...................................      893,436      863,723
  Partnership loss...............................      531,525      214,154
  Changes in operating assets and liabilities:
    Accounts receivable..........................     (307,170)     211,476
    Prepaid expenses.............................      (30,835)     (11,132)
    Deferred rent receivable.....................     (148,500)    (226,659)
    Other assets.................................       (6,207)     (53,069)
    Accounts payable and accrued liabilities.....     (121,565)     397,934
    Due to related entities......................   (2,820,070)    (415,717)
    Prepaid rents................................       88,064      145,370
    Other liabilities............................       16,965      (16,965)
                                                  ------------    ---------
Net cash provided by operating activities........   (2,732,918)     532,673
INVESTING ACTIVITIES
Asset acquisitions, net of cash received.........  (12,851,347)         --
Net assets acquired, net of cash received........   (5,874,798)         --
Intangibles......................................          --        (1,165)
Purchase of property and equipment...............   (2,247,389)    (255,509)
Contributions to investments in joint ventures...     (750,000)    (448,000)
                                                  ------------    ---------
Net cash used in investing activities............  (21,723,534)    (704,674)
FINANCING ACTIVITIES
Proceeds from debt...............................    9,871,526      400,000
Payments on debt.................................      (16,250)     (48,750)
Contributions from limited partners..............   16,338,000          --
Syndication and offering costs...................   (1,513,484)         --
                                                  ------------    ---------
Net cash provided by financing activities........   24,679,792      351,250
                                                  ------------    ---------
Net increase in cash.............................      223,340      179,249
Cash at beginning of period......................      202,451      425,791
                                                  ------------    ---------
Cash at end of period............................ $    425,791    $ 605,040
                                                  ============    =========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest........................... $    693,161    $ 522,890
                                                  ============    =========

                             See accompanying notes

                         TELECOM TOWERS OF THE WEST, LP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      July 31, 1998 and December 31, 1997

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

 Description of Business

TeleCom Towers of the West, LP (the "Partnership"), a Texas limited partnership, operates in the communications industry. The Partnership operates tower sites in various states, primarily New York, California, Arkansas and northern Louisiana. The Partnership shall continue in full force and effect until December 31, 2020, unless the Partnership is sooner dissolved by the occurrence of certain events as specified in the Partnership Agreement. As discussed in Note 9, the Partnership was merged into its general partner on August 3, 1998.

The liability of each partner shall be limited to the amount of capital contributions required to be made by such partner in accordance with the provisions of the Partnership Agreement. The general partner is responsible for the liabilities of the Partnership beyond the capital contributed by the limited partners.

Distributions to partners are made in accordance with the partners' percentage interests at the time of such distribution until certain capital contributions are repaid and a cumulative annual return is paid to the partners. Profits and losses are allocated to the partners based on the partners' percentage interests as adjusted per the preceding paragraph.

The consolidated financial statements include the accounts of Signal Tower Company, Inc., (Signal), a wholly-owned subsidiary, acquired in March 1997.

Acquisitions

The Partnership acquired, through various transactions, the following tangible and intangible assets during the year ended December 31, 1997. Intangible assets primarily include goodwill, organization costs, non-compete and consulting agreements, and acquisition and loan costs. The purchase method was used to account for the acquisitions. The purchase prices were allocated, in total, as follows:

      Land.......................................................... $   526,000
      Buildings.....................................................     501,000
      Towers........................................................   2,915,000
      Intangibles...................................................   8,909,347
                                                                     -----------
                                                                     $12,851,347
                                                                     ===========

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

 Credit Risk

The Partnership operates tower transmission sites in various states and grants credit to its customers in the normal course of business and normally does not require collateral. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers in the Partnership's customer base. The Partnership maintains an allowance for doubtful accounts based upon the expected collectibility of individual accounts receivable.

                         TELECOM TOWERS OF THE WEST, LP

Significant Accounting Policies

 Revenue Recognition

Owned site revenue is recognized on a straight-line basis over the initial term of the license agreement. The excess of rents accrued over amounts contractually due pursuant to the underlying licenses is recorded as deferred rent receivable on the accompanying balance sheet.

Certain license agreements provide for reimbursement of electric charges and rent increases tied to increases in, among other factors, the consumer price index. Managed site revenue is recognized ratably over time.

Deferred revenue represents prepayments of charges by certain customers for space on the communication towers. The income is recognized as revenue in subsequent periods as earned.

 Property and Equipment

Property and equipment are stated at cost. Depreciation of towers is computed using the double declining balance method. The straight-line method is used for equipment and buildings. Estimated useful lives are as follows: buildings, 39 years; towers, 20 years; equipment, 7 years.

The Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Based on management's estimation process, no impairment losses were recorded as of July 31, 1998. As of July 31, 1998, all fixed assets were held for use and the Partnership does not plan to dispose of any such assets.

 Cash

For purposes of the statement of cash flows, cash consists of cash in bank.

 Intangible Assets

Intangible assets are stated at cost. Intangible assets consist of non-compete agreements, organization costs and goodwill. Such assets are being amortized using the straight line-method over their estimated useful lives not to exceed fifteen years.

 Escrow Deposits

The Partnership has deposits in escrow with various escrow agents for asset purchase transactions in progress at July 31, 1998. Depending on the outcome of the related negotiations amounts will either be reclassified as part of the purchase price, expensed to general and administrative expenses as site investigation costs, or reclassified into cash.

 Financing Costs

Costs incurred in obtaining debt financing have been capitalized and are being amortized over the life of the respective loans.

                         TELECOM TOWERS OF THE WEST, LP

 Operating Expenses

Operating expenses include land lease expense, insurance expense, repairs and maintenance expense, real estate and personal property taxes, utilities, and bad debt expense.

 Income Taxes

No provision has been made for federal and state income taxes since the Partnership's profits, losses, deductions and credits are reported by the individual partners on their respective income tax returns. Signal is a corporation which provides for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." At July 31, 1998, Signal had federal net loss carryforwards for which a valuation allowance has been established against its entirety.

 Syndication/Offering Costs

The costs incurred in offering and issuing the limited partner interests in the Partnership have been deducted from partners' capital.

 Recent Pronouncements

As of January 1, 1998, the Partnership adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130") "Comprehensive Income". SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statements of Partner's Capital. For all periods presented, the Partnership had no items of comprehensive income and, accordingly, the Statement does not apply.

As of January 1, 1998, the Partnership adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The Partnership operates in only one segment, the operation of telecommunications towers.

In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities". This Statement of Position ("SOP") provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. This SOP applies to all non-governmental entities and is effective for financial statements for fiscal years beginning after December 15, 1998. Initial application of this SOP should be reported as the cumulative effect of a change in accounting principle. When adopting this SOP, entities are not required to report the pro forma effects of retroactive application. The effect of adopting SOP 98-5 is not expected to have a material effect on the financial statements.

                         TELECOM TOWERS OF THE WEST, LP

2. Property and Equipment

Property and equipment consists of the following:

                                                      December 31,   July 31,
                                                          1997         1998
                                                      ------------  -----------
      Land........................................... $   549,399   $   549,399
      Buildings......................................     643,181       644,825
      Towers.........................................   4,045,323     4,242,346
      Equipment......................................     206,230       263,072
                                                      -----------   -----------
                                                        5,444,133     5,699,642
      Accumulated depreciation.......................    (743,916)   (1,039,020)
                                                      -----------   -----------
      Property and equipment, net.................... $ 4,700,217   $ 4,660,622
                                                      ===========   ===========

3. Intangible Assets

Intangible assets consist of the following:

                                                      December 31,   July 31,
                                                          1997         1998
                                                      ------------  -----------
      Goodwill....................................... $16,392,223   $16,406,475
      Acquisition and loan costs.....................   1,857,763     1,859,676
      Non-compete and consulting agreements..........     355,000       555,000
                                                      -----------   -----------
                                                       18,604,986    18,821,151
      Accumulated amortization.......................    (939,261)   (1,802,984)
                                                      -----------   -----------
      Net intangibles................................ $17,665,725   $17,018,167
                                                      ===========   ===========

These intangibles resulted from various acquisitions of towers made by the Partnership. Goodwill is being amortized on a straight-line basis over fifteen years while organization costs are amortized over five years on a straight-line basis. Non-compete agreements are being amortized on the straight-line method over the terms of the agreements, ranging from five to fifteen years. Acquisition costs are being amortized over fifteen years. Loan costs are being amortized over the life of the respective loan.

4. Long-term Debt

The Partnership's General Partner, TeleCom Towers, LLC, has entered into a Master Credit Facility Agreement. The agreement establishes a credit facility consisting of a line of credit arrangement pursuant to which entities controlled by the General Partner, including the Partnership, can borrow up to an aggregate of $28,000,000 from the Line of Credit Commitment for a limited period of time on a senior secured basis. The notes payable incurred by the Partnership are provided through a separate, but related, Credit Facility Agreement with the lender. The agreements provide for a Line of Credit Draw Fee of 0.75% of advances under the agreements in addition to other fees to be paid in immediately available funds on the settlement date. The Partnership incurred $0 and $270,000 in such fees during the seven months ended July 31, 1998 and the year ended December 31, 1997, respectively. The agreements also contain a provision for a Line of Credit Facility Fee at the rate of 0.25% per annum on the average unborrowed portion of the Line of Credit Commitment. These fees are paid on a proportionate basis by the various entities utilizing the line of credit. The Partnership incurred $0 and $7,967 in credit facility fees during the seven months ended July 31, 1998 and the year ended December 31, 1997, respectively.

                         TELECOM TOWERS OF THE WEST, LP

The notes payable mature in annual installments of 75% of excess cash flows or in accordance with the Cash Management Agreement between borrower and lender. Interest is payable quarterly in arrears on the last business day of each fiscal quarter. The interest rate is equal to the sum of the applicable Rate Index plus the applicable Rate Margin. The Rate Index will be either the prime rate or the adjusted LIBO (London Interbank Offered) Rate and the Rate Margin will be based on the leverage ratio (using borrower's most recently delivered quarterly financial statements acceptable to lender) of borrower's funded debt as of the last day of the fiscal quarter to the borrower's operating cash flow. The notes are secured by all funds, balances or other property of the Partnership and the general partner. Balances at July 31, 1998, are as follows:

      Due date:  Interest Rate:
      ---------  --------------
      July 2004  9.25%          $9,871,526
      July 2003  9.25%           1,235,000
      July 2004  9.1875%           400,000
                                ----------
                                11,506,526

      Less current maturities..................................        (497,682)
                                                                    -----------
      Long-term portion........................................     $11,008,844
                                                                    ===========

The approximate maturities of the notes payable for the five years subsequent to July 31, 1998, are as follows:

      Year                                                             Amount
      ----                                                           -----------
      December 31, 1998............................................. $   155,894
      December 31, 1999.............................................     783,220
      December 31, 2000.............................................   1,369,921
      December 31, 2001.............................................   2,018,319
      December 31, 2002.............................................   2,611,717
      Thereafter....................................................   4,567,455
                                                                     -----------
        Total....................................................... $11,506,526
                                                                     ===========

5. Description of Leasing Arrangements

The Partnership licenses space for communication systems on its towers to customers under noncancellable agreements requiring monthly, quarterly or annual payments over various terms. Certain agreements contain various options.
At July 31, 1998, future minimum license agreement receipts were as follows:

      Year                                                             Amount
      ----                                                           -----------
      December 31, 1999............................................. $ 4,053,000
      December 31, 2000.............................................   3,327,000
      December 31, 2001.............................................   2,733,000
      December 31, 2002.............................................   1,845,000
      December 31, 2003.............................................   1,220,000
      Thereafter....................................................   5,559,000
                                                                     -----------
        Total....................................................... $18,737,000
                                                                     ===========

                         TELECOM TOWERS OF THE WEST, LP

6. Commitments

The Partnership is committed to various land leases for tower sites. Land lease expense for the seven months ended July 31, 1998 and the year ended December 31, 1997, was $72,266 and $65,449, respectively. At July 31, 1998, future minimum lease payments were as follows:

      Year                                                               Amount
      ----                                                              --------
      December 31, 1998................................................ $ 48,010
      December 31, 1999................................................  106,082
      December 31, 2000................................................   96,475
      December 31, 2001................................................   83,914
      December 31, 2002................................................   73,665
      Thereafter.......................................................  305,645
                                                                        --------
        Total.......................................................... $713,791
                                                                        ========

7. Related Parties

In the normal course of business, the Partnership advances and receives funds to and from affiliated parties for certain shared expenses. The affiliated parties repay such amounts on a regular and timely basis. At December 31, 1997 amounts due to related parties was $415,717. There were no amounts due (to) from these related parties at July 31, 1998.

The Partnership, in accordance with its limited partnership agreements, is obligated to pay the general partner a management fee equal to 8.5% of the gross monthly revenues. The management fee expense recognized for the seven months ended July 31, 1998 and the year ended December 31, 1997, was $166,742 and $127,373, respectively. The Partnership is also obligated to pay a 3% acquisition fee on all capital funds invested in towers and related real estate and other assets, as well as up to 4% of gross monthly revenue, to the general partner for reimbursement of certain general expenses. Acquisition fees are capitalized as incurred by the Partnership. Acquisition fees capitalized as incurred during the seven months ended July 31, 1998 and the year ended December 31, 1997 were $0 and $800,136, respectively. Expense reimbursement fees totaled $78,468 and $69,533 for the seven months ended July 31, 1998 and the year ended December 31, 1997, respectively.

8. Investments in Joint Ventures

The Partnership is a 50% partner in Prime TeleCom Communications, a California limited partnership formed to operate rooftop sites and towers in the Los Angeles Metropolitan area. This investment is considered a joint venture and is accordingly accounted for on the equity method.

Summarized financial information of this joint venture from the unaudited financial statements as of July 31, 1998, and December 31, 1997 are as follows:

                                                       December 31,   July 31,
                                                           1997         1998
                                                       ------------  ----------
                                                             (unaudited)
      Total Assets.................................... $ 3,060,364   $1,427,281
      Total Liabilities...............................   1,071,414      708,670
      Partners' Capital...............................   1,988,950      718,611
      Total Revenue...................................   1,237,039      955,559
      Net Loss........................................  (1,063,050)    (428,308)
      Partnership's Share of Loss.....................    (531,525)    (214,154)

                         TELECOM TOWERS OF THE WEST, LP

9. Subsequent Event

Effective August 3, 1998, the limited partners of the Partnership consummated a merger of the Partnership into TeleCom Towers, L.L.C., which is the general partner of the Partnership. The limited partners of the Partnership received as merger consideration either cash or Class A Units of TeleCom Towers, L.L.C. in exchange for their interest in the Partnership. On February 26, 1999, TeleCom Towers, L.L.C. was acquired by American Tower Corporation.

10. Year 2000 (Unaudited)

The Partnership is aware of the implications associated with the "Year 2000" as it relates to software information systems and other outside implications on the Partnership's operations, including the potential impact on its customers. The "Year 2000" is not expected to have a material impact on the Partnership's current information systems because current software is either already "Year 2000" compliant or required changes will be insignificant. As a result, the Partnership does not anticipate that incremental expenditures to ensure that its information systems are "Year 2000" compliant will be material to the Partnership's liquidity, financial position or results of operations over the next few years. Any costs that may arise will be expensed as incurred.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wauka Communications, Inc.:

We have audited the accompanying consolidated balance sheets of WAUKA COMMUNICATIONS, INC. (a Georgia corporation) AND SUBSIDIARY as of October 26, 1998 and December 31, 1997 and the related consolidated statements of operations, shareholders' deficit, and cash flows for the period ended October 26, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wauka Communications, Inc. and subsidiary as of October 26, 1998 and December 31, 1997 and the results of their operations and their cash flows for the period ended October 26, 1998 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Atlanta, Georgia
November 25, 1998

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                     OCTOBER 26, 1998 AND DECEMBER 31, 1997


                                                     1998         1997
                                                  -----------  -----------
                           ASSETS
CURRENT ASSETS:
 Cash............................................ $   292,881  $   387,514
 Accounts receivable, net of allowance for
    doubtful accounts of $20,075 and $0 in 1998
    and 1997, respectively.......................      31,911      148,003
 Due from affiliates.............................           0       23,416
 Prepaids and other current assets...............      23,916       47,418
                                                  -----------  -----------
   Total current assets..........................     348,708      606,351
                                                  -----------  -----------
PROPERTY AND EQUIPMENT, net (Note 2).............  17,170,278   10,287,523
                                                  -----------  -----------
INTANGIBLE ASSETS, net of accumulated
 amortization of $290,549 and $196,752 in 1998
 and 1997, respectively (Note 2).................   1,146,598    1,170,395
                                                  -----------  -----------
DUE FROM AFFILIATES                                         0      756,735
                                                  -----------  -----------
NOTES RECEIVABLE (Note 2)........................     446,194            0
                                                  -----------  -----------
OTHER ASSETS.....................................       4,195        3,400
                                                  -----------  -----------
   Total assets.................................. $19,115,973  $12,824,404
                                                  ===========  ===========

            LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
 Current maturities of long-term debt............ $    55,672  $    83,964
 Margin loan payable (Note 3)....................           0    1,279,270
 Accounts payable                                     393,429      287,423
 Accrued expenses................................     159,534      374,204
 Deferred revenue................................     372,144      178,729
                                                  -----------  -----------
   Total current liabilities.....................     980,779    2,203,590
                                                  -----------  -----------
LONG-TERM DEBT, excluding current portion........   9,488,147    7,083,120
                                                  -----------  -----------
DUE TO SHAREHOLDERS..............................   4,872,977    2,593,105
                                                  -----------  -----------
DUE TO AFFILIATES................................   4,239,686    1,498,928
                                                  -----------  -----------
COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)

SHAREHOLDERS' DEFICIT (Note 5):
 Common stock, $1 par value; 1,000 shares
  authorized, issued, and outstanding in 1998 and
  1997...........................................       1,000        1,000
 Paid-in capital                                    3,600,000      800,000
 Accumulated deficit.............................  (4,066,616)  (1,355,339)
                                                  -----------  -----------
   Total shareholders' deficit...................    (465,616)    (554,339)
                                                  -----------  -----------
   Total liabilities and shareholders' equity.... $19,115,973  $12,824,404
                                                  ===========  ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE PERIOD ENDED OCTOBER 26, 1998

                      AND THE YEAR ENDED DECEMBER 31, 1997


                                                          1998         1997
                                                       -----------  ----------
REVENUES:
 Tower rental......................................... $ 4,412,439  $3,031,832
 Construction income..................................     230,702   2,644,059
 Land rental income...................................     113,238     166,593
 Other................................................     211,109     370,718
                                                       -----------  ----------
 Total revenues.......................................   4,967,488   6,213,202
                                                       -----------  ----------

OPERATING EXPENSES:
 Direct...............................................   2,065,473   1,695,417
 Construction costs...................................     101,538   2,378,151
 Corporate, general, and administrative                  1,499,866   1,208,936
 Nonrecurring charges (Note 6)........................   2,020,000           0
 Depreciation and amortization........................     985,533     571,310
                                                       -----------  ----------
   Total operating expenses...........................   6,672,410   5,853,814
                                                       -----------  ----------
OPERATING (LOSS) INCOME...............................  (1,704,922)    359,388
                                                       -----------  ----------

OTHER EXPENSE:
 Interest expense, net................................    (996,864)   (741,556)
 Other................................................      (9,491)       (131)
                                                       -----------  ----------
                                                        (1,006,355)   (741,687)
                                                       -----------  ----------
NET LOSS.............................................. $(2,711,277) $ (382,299)
                                                       ===========  ==========


 The accompanying notes are an integral part of these consolidated statements.

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                     FOR THE PERIOD ENDED OCTOBER 26, 1998

                      AND THE YEAR ENDED DECEMBER 31, 1997


                                          Additional                  Total
                                   Common  Paid-In   Accumulated  Shareholders'
                                   Stock   Capital     Deficit       Deficit
                                   ------ ---------- -----------  -------------
BALANCE, December 31, 1996........ $1,000 $  800,000 $  (973,040)  $  (172,040)

 Net loss.........................      0          0    (382,299)     (382,299)
                                   ------ ---------- -----------   -----------
BALANCE, December 31, 1997........  1,000    800,000  (1,355,339)     (554,339)

 Conversion of affiliate payables
  to additional paid-in capital
  (Note 5)........................      0  2,800,000           0     2,800,000
 Net loss.........................      0          0  (2,711,277)   (2,711,277)
                                   ------ ---------- -----------   -----------
BALANCE, October 26, 1998......... $1,000 $3,600,000 $(4,066,616)  $  (465,616)
                                   ====== ========== ===========   ===========


 The accompanying notes are an integral part of these consolidated statements.

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     FOR THE PERIOD ENDED OCTOBER 26, 1998

                      AND THE YEAR ENDED DECEMBER 31, 1997


                                                         1998         1997
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................ $(2,711,277) $  (382,299)
                                                      -----------  -----------
 Adjustments to reconcile net loss to net cash used
  by operating activities:
  Depreciation and amortization expense..............     985,533      571,310
  Gain on disposal of land, property, and equipment..     (16,570)      (7,313)
  Changes in operating assets and liabilities:
   Accounts receivable and due to affiliate..........     139,508       13,394
   Prepaids and other current assets.................      23,502      (38,049)
   Accounts payable and accrued expenses.............    (108,664)     482,797
   Deferred revenue..................................     193,420       47,120
                                                      -----------  -----------
    Total adjustments................................   1,216,729    1,069,259
                                                      -----------  -----------
    Net cash (used in) provided by operating
     activities......................................  (1,494,548)     686,960
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment, net............  (7,948,921)  (6,853,829)
 Proceeds from sale of property and equipment........     191,000       20,800
 Additions to other assets and intangibles...........     (70,795)     (53,872)
 Decrease (increase) in due from affiliates..........     756,735     (468,054)
 Issuance of notes receivable........................    (446,194)           0
                                                      -----------  -----------
    Net cash used in investing activities............  (7,518,175)  (7,354,955)
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 (Repayment) borrowings under margin loan............  (1,279,270)     192,632
 Net borrowings under line of credit.................   2,522,750    6,477,250
 Payments on long-term debt..........................    (146,016)    (113,155)
 Advances from shareholders..........................   2,279,868      223,270
 Advances from affiliates............................   5,540,758      255,438
                                                      -----------  -----------
    Net cash provided by financing activities........   8,918,090    7,035,435
                                                      -----------  -----------
NET (DECREASE) INCREASE IN CASH......................     (94,633)     367,440

CASH, beginning of period............................     387,514       20,074
                                                      -----------  -----------
CASH, end of period.................................. $   292,881  $   387,514
                                                      ===========  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest.............................. $   689,900  $   394,900
                                                      ===========  ===========

 Noncash transfer of property and equipment to
  affiliates, net.................................... $         0  $   458,796
                                                      ===========  ===========

 Noncash conversion of note due to affiliate to
  additional paid-in capital......................... $ 2,800,000  $         0
                                                      ===========  ===========

 The accompanying notes are an integral part of these consolidated statements.

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     OCTOBER 26, 1998 AND DECEMBER 31, 1997


1. ORGANIZATION AND NATURE OF OPERATIONS

On June 17, 1996, the shareholders acquired all the assets of Wauka Communications, Inc. (a Georgia corporation) (the "Company") under the terms of a stock purchase and sale agreement. The Company is headquartered in Roswell, Georgia, and owns real property. The acquired assets consisted primarily of separate tracts of land. The purchase price was approximately $800,000 and was funded by the shareholders based on their ownership percentage. The transaction was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 and accordingly the purchase price has been allocated to the assets based on their estimated fair value as of the acquisition dates. The excess of the cost over the estimated fair value of the net tangible assets acquired has been allocated to goodwill.

On June 30, 1998, shareholders of the Company contributed their 100% ownership interest of Grid Towers LLC ("Grid") to the Company. The transaction has been accounted for in a manner similar to a pooling of interests. Grid owns communications towers throughout Georgia on which customers lease space for radio transmitters and antennas. The Company's primary customers are national and multiregional cellular, personal communication services, specialized mobile radio, and pager companies; local radio stations; two-way radio users; and VHS and UHF television stations. As a result of the contribution of interest, Grid is a wholly owned subsidiary of the Company.

Additionally, effective October 26, 1998, the Company sold substantially all of its assets and the business related to these assets to American Tower Corporation (Note 9).

The accompanying consolidated financial statements represent the Company's financial position and result of operations to the date immediately preceding the sale.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting. The consolidated financial statements reflect the assignment of the member's interest in Grid in a manner similar to a pooling of interest and include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Usage fees, rental income, and management fees are recognized monthly as earned. Construction income is recognized using the percentage-of-completion method. All construction projects had been completed and the related revenue recognized by October 26, 1998. Deferred revenue represents prepayments of usage fees relating to periods subsequent to October 26, 1998.

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     OCTOBER 26, 1998 AND DECEMBER 31, 1997


Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following useful lives:

                                                                     December
                                                       October 26,      31,
                                              Lives       1998         1997
                                           ----------- -----------  -----------
Land......................................             $   172,000  $   579,913
Buildings and improvements................ 15-30 years   4,125,432    2,324,398
Towers and equipment......................    10 years  13,770,078    7,323,024
Machinery and equipment...................  3-10 years     215,212      127,604
Construction in progress..................                 446,620      600,818
                                                       -----------  -----------
Accumulated depreciation..................              (1,559,064)    (668,234)
                                                       -----------  -----------
                                                       $17,170,278  $10,287,523
                                                       ===========  ===========

Depreciation expense was $891,735 and $468,219 for the period ended October 26, 1998 and the year ended December 31, 1997, respectively.

Maintenance and repairs are charged to expense as incurred. Major additions and improvements of existing facilities are capitalized. For retirements or sales of property, the Company removes the original cost and the related accumulated depreciation from the accounts and the resulting gain or loss is reflected in other income.

Fair Value of Financial Instruments

The fair value of financial instruments classified as current assets or liabilities, including cash, accounts receivable, and accounts payable, approximate carrying value due to the short-term maturity of the instruments. The fair value of short-term and long-term debt amounts approximate carrying value and are based on their effective interest rates compared to current market rates.

Income Taxes

The Company utilizes the liability method of accounting for income taxes, as set forth in the Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse. The Company does not have any significant deferred tax assets or liabilities.

Through June 1998, Grid, as a limited liability company, was treated as a partnership for income tax purposes. Accordingly, federal income taxes or net earnings of Grid are payable by its members (Note 6).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     OCTOBER 26, 1998 AND DECEMBER 31, 1997


Intangible Assets

Intangible assets at October 26, 1998 and December 31, 1997 consist of the following:

                                                            1998        1997
                                                         ----------  ----------
      Goodwill.......................................... $  990,933  $  990,933
      Customer base.....................................    386,320     316,320
      Organizational costs..............................      7,671       7,671
      Deferred loan costs...............................     52,223      52,223
                                                         ----------  ----------
                                                          1,437,147   1,367,147
      Accumulated amortization..........................   (290,549)   (196,752)
                                                         ----------  ----------
                                                         $1,146,598  $1,170,395
                                                         ==========  ==========

These assets are being amortized on a straight-line basis over the expected periods to be benefited, 15 years for goodwill, 10 years for customer base, and 5 years for organizational costs. Loan costs associated with the establishment of the Company's line of credit are amortized over seven years, the term of agreement. The Company assesses the recoverability of these intangible assets by determining whether the amortization of the balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired assets. The amount of impairment, if any, is measured based on projected undiscounted future operating cash flows.

Notes Receivable

During the period ended October 26, 1998, the Company issued notes receivable in the original amount of $398,329 to a customer related to the construction of two tower sites. Under the agreements, the Company receives 50% of the fees collected from tower customers to be applied to recovery of construction costs plus 9% interest annually on the outstanding balance. The Company estimates that the notes will be paid within one year.

Recent Accounting Pronouncements

In 1998, the provisions of SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," were issued. Neither statement had any impact on the Company's financial statements as the Company does not have any "comprehensive income"- type earnings (losses) and its financial statements reflect how the "key operating decisions maker" views the business. The Company will continue to review these statements over time.

3. MARGIN LOAN PAYABLE

At December 31, 1997, the Company had $1,279,270 outstanding on a margin loan payable to an investment bank. The outstanding balance was secured by 140,000 shares of NexTel Communications, Inc. stock which is owned by a shareholder of the Company. The loan accrued interest at the investment bank's margin interest call rate, less .625% (7.125% at December 31, 1997). In October 1998, the margin loan was repaid in full. Interest expense recognized on this loan was approximately $59,000 and $83,000 for the period ended October 26, 1998 and the year ended December 31, 1997, respectively.

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     OCTOBER 26, 1998 AND DECEMBER 31, 1997


4. LONG-TERM DEBT

Long-term debt at October 26, 1998 and December 31, 1997 consists of the following:

                                                             1998       1997
                                                          ---------- ----------
Term note payable to an individual bearing interest at
 12%, monthly principal and interest payments of $9,828,
 maturing July 1, 2005, secured by a tower located in
 Macon, Georgia, and all of the related customer
 contracts..............................................  $  543,819 $  585,393

Mortgage note payable to an individual bearing interest
 at 10.5%, repaid in 1998...............................           0     41,737

Mortgage note payable to an individual bearing interest
 at 10.5%, repaid in 1998...............................           0     19,211

Various mortgage notes payable to individuals, including
 a related party; bearing interest from 8% to 10.5%;
 repaid in 1998.........................................           0     43,493

Borrowings under line of credit with a bank, bearing
 interest at 9.375%, payable in monthly installments
 commencing July 1, 1999, secured by all assets of the
 Company as well as an assignment of license agreements
 and guarantees of members and affiliates of the
 Company................................................   9,000,000  6,477,250
                                                          ---------- ----------
                                                           9,543,819  7,167,084
Less current maturities.................................    (55,672)   (83,964)
                                                          ---------- ----------
                                                          $9,488,147 $7,083,120
                                                          ========== ==========

Interest expense recognized on long-term debt was approximately $781,000 and $395,000 for the period ended October 26, 1998 and the year ended December 31, 1997, respectively.

Aggregate maturities of long-term debt during the years ended December 31 subsequent to October 26, 1998 are as follows:

      1999........................................................... $   55,672
      2000...........................................................     62,796
      2001...........................................................     70,756
      2002...........................................................     79,728
      2003...........................................................     88,872
      Thereafter.....................................................  9,185,995
                                                                      ----------
        Total........................................................ $9,543,819
                                                                      ==========

During 1997, the Company entered into a line of credit agreement with a bank for capital expenditure purposes. Interest is fixed at a rate of 9.375% until May 31, 1999, at which time the rate becomes variable. Interest is payable monthly. The principal balance will be due in 60 equal monthly installments commencing on July 1, 1999 through June 1, 2004 and is secured by all assets of the Company as well as an assignment of license agreements and guarantees of members and affiliates of the Company. At October 26, 1998, the Company had no availability to borrow under the agreement.

In connection with the merger (Note 9), American Tower Corporation repaid the $9,000,000 of borrowings under the line of credit and assumed the $543,819 term note as of the merger date.

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     OCTOBER 26, 1998 AND DECEMBER 31, 1997


5. RELATED-PARTY TRANSACTIONS

Due to Shareholders

At October 26, 1998 and December 31, 1997, the Company had advances payable to shareholders totaling approximately $4,214,000 and $2,075,000, respectively, which are included in due to shareholders on the accompanying balance sheets. The principal balances accrue interest at 9% and are due on demand. Accrued interest on these advances payable is approximately $500,000 and $518,000 at October 26, 1998 and December 31, 1997, respectively, and is also included in due to shareholders on the accompanying balance sheet. Interest expense recognized on these advances was approximately $107,000 and $189,000 for the period ended October 26, 1998 and the year ended December 31, 1997, respectively. The advances payable and related accrued interest have been classified as long-term liabilities at October 26, 1998 and December 31, 1997.

In connection with the merger (Note 9), American Tower Corporation paid all outstanding amounts including principal and interest on these advances.

Grid-Site Services, Inc.

The members of the Company are shareholders in Grid-Site Services, Inc. ("Grid-Site"), an S corporation. Grid-Site owns several tower sites which the Company manages. Under a management agreement, the Company remits 70% of the revenues earned from those sites to Grid-Site. During the period ended October 26, 1998 and the year ended December 31, 1997, the Company remitted approximately $566,000 and $594,000, respectively, to Grid-Site. At October 26, 1998 and December 31, 1997, the Company had amounts due to Grid-Site of approximately $61,000 and $22,000, respectively. These amounts are included in due from affiliates (current) and accounts payable on the respective accompanying balance sheets.

Grid Properties LLC

The shareholders of the Company are members in Grid Properties, LLC ("Grid Properties") a limited liability company. Grid Properties owns the land on which a number of the Company's towers are located. The Company leases this land from Grid Properties. During the period ended October 26, 1998 and the year ended December 31, 1997, the Company recognized approximately $245,000 and $158,000, respectively, in site rental expense related to these leases. At October 26, 1998 and December 31, 1997, the Company had amounts due to and due from Grid Properties of approximately $1,000,000 and $757,000, respectively, included in due from affiliates on the accompanying balance sheets. At October 26, 1998 and December 31, 1997, future minimum payments under these leases totaled approximately $8,582,000 and $2,067,000, respectively. Management believes that the agreements are at market rates based on similar transactions entered into with third parties. In connection with the merger (Note 9), American Tower Corporation paid approximately $1,000,000 to Grid Properties LLC on October 26, 1998.

Due to Affiliates

At October 26, 1998 and December 31, 1997, the Company had advances payable to various related parties totaling $2,520,000 and $1,354,000, respectively, which are included in due to affiliates in the accompanying balance sheets. The principal balances accrue interest at 9% and are due on demand. Accrued interest on these advances payable is approximately $659,000 and $145,000 at October 26, 1998 and December 31, 1997, respectively, and is also included in due to affiliates on the accompanying balance sheets. Interest expense recognized on these advances was $142,000 and $103,000 for the period ended October 26, 1998 and the year

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     OCTOBER 26, 1998 AND DECEMBER 31, 1997

ended December 31, 1997, respectively. The advances payable and related accrued interest have been classified as long-term liabilities at October 26, 1998 and December 31, 1997. In connection with the merger (Note 9), American Tower Corporation paid all outstanding amounts including principal and interest on these advances.

During the period ended October 26, 1998, the shareholders of the Company, who are also shareholders of the affiliates, converted $2,800,000 in payables to affiliates to additional paid-in capital.

Transfers of Property, Equipment, and Intangibles Between Affiliates

During the year ended December 31, 1997, the Company transferred approximately $459,000 worth of land to Grid Properties as partial payment on amounts due to the Company's members. This property was transferred at the Company's recorded value; no gain or loss was recognized on the transfer.

6. NONRECURRING CHARGES

For the period ended October 26, 1998, the Company paid a one-time bonus to employees in the amount of $2,020,000 related to the merger with American Tower Corporation (Note 9).

7. INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets and liabilities as of October 26, 1998 are as follows:

      Deferred tax assets:
       Net operating loss carryforwards............................. $1,088,974
       Receivables..................................................      7,629
       Other accruals...............................................    255,040
       Valuation allowance..........................................   (766,253)
                                                                     ----------
        Total deferred tax assets...................................    585,390
      Deferred tax liabilities:
       Depreciation and amortization................................   (585,390)
                                                                     ----------
        Net deferred taxes.......................................... $        0
                                                                     ==========

At October 26, 1998, the Company has available approximately $2,866,000 of unused operating loss carryforwards which expire in 2013 unless utilized. Management has recorded a valuation allowance of approximately $766,000 in 1998 on these operating loss carryforwards, the majority of which contain limitations on utilization.

A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the period ended October 26, 1998 is as follows:

      Income tax benefit at statutory rate................................ (34)%
      State income taxes, net of federal benefit..........................  (2)
      Deferred tax valuation allowance....................................  36
                                                                           ---
                                                                             0%
                                                                           ===

                   WAUKA COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     OCTOBER 26, 1998 AND DECEMBER 31, 1997

The Company recorded no federal or state income tax benefit for the period ended October 26, 1998 and the year ended December 31, 1997. A limited liability company is treated as a partnership for income tax purposes. Therefore, through June 1998, the income tax benefits generated by Grid were treated as a partnership for income tax purposes. Accordingly, federal income taxes or net earnings of Grid are payable by its members.

8. COMMITMENTS AND CONTINGENCIES

The Company leases land for tower sites and corporate office space under various noncancelable operating leases. Lease and rental costs charged to expense during the period ended October 26, 1998 and the year ended December 31, 1997 were approximately $845,000 and $527,000, respectively.

At October 26, 1998, future minimum payments under operating leases for the years ended December 31 were as follows:

      1999.......................................................... $ 1,166,731
      2000..........................................................   1,160,570
      2001..........................................................   1,102,458
      2002..........................................................     974,530
      2003..........................................................     661,500
      Thereafter....................................................   9,452,474
                                                                     -----------
        Total....................................................... $14,518,263
                                                                     ===========

9. LEASES

The Company has operating leases on certain parcels of land. Lease terms range from 1 to 99 years. At October 26, 1998, future minimum revenues under these leases for the years ended December 31 are as follows:

      1999............................................................. $110,052
      2000.............................................................  107,352
      2001.............................................................  102,372
      2002.............................................................   79,004
      2003.............................................................   40,548
      Thereafter.......................................................  294,113
                                                                        --------
        Total.......................................................... $733,441
                                                                        ========

10. SUBSEQUENT EVENTS

Effective October 26, 1998, the Company sold substantially all of its assets and the business related to these assets under the terms of an asset purchase and merger agreement with American Tower Corporation, which included the assets of Grid Site Services, Inc., an affiliated company. The combined purchase price consideration was approximately $64 million, including the assumption of working capital.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
American Tower Corporation:

We have audited the accompanying consolidated balance sheets of American Tower Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Tower Corporation and subsidiaries as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Houston, Texas
January 23, 1998

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                     ASSETS

                                         December 31, December 31,  March 31,
                                             1996         1997        1998
                                         ------------ ------------ -----------
                                                                   (unaudited)
Current assets:
 Cash and cash equivalents..............   $    92      $    996    $  1,111
 Accounts receivable, net of allowance
  for doubtful accounts of $104, $175
  and $174 respectively.................       816         1,021       1,084
 Prepaid expenses and other current
  assets................................       793           719         984
 Assets held for sale...................       700           --          --
                                           -------      --------    --------
  Total current assets..................     2,401         2,736       3,179
Land....................................     5,301         6,234       6,239
Rental towers and related fee based as-
 sets, net of accumulated depreciation
 of $3,984, $8,362 and $9,730, respec-
 tively.................................    61,556       112,412     125,788
Other assets, net of accumulated
 amortization of $836, $951 and $1,268,
 respectively...........................     6,269         7,432       7,785
                                           -------      --------    --------
  Total assets..........................   $75,527      $128,814    $142,991
                                           =======      ========    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable.......................   $   720      $  2,810    $    688
 Accrued interest payable...............       598         1,061           4
 Deferred revenues and other current
  liabilities...........................       978         2,125       3,277
 Current portion of long-term debt......     1,075         1,000       1,000
                                           -------      --------    --------
  Total current liabilities.............     3,371         6,996       4,969
Long-term debt, less current portion....    49,771        74,478      90,139
Other liabilities.......................       450           190         184
Deferred income taxes...................     6,337         6,767       6,957
                                           -------      --------    --------
  Total liabilities.....................    59,929        88,431     102,249
Commitments and contingencies
Redeemable preferred stock $.01 par
 value.
 Authorized 5,000,000 shares; 22,500
  shares issued and outstanding.........     4,000         4,052       4,067
Stockholders' equity:
 Common stock, $.01 par value.
  Authorized 250,000 shares; 75,331,
  149,549 and 149,549 shares issued and
  outstanding, respectively.............         1             2           2
 Additional paid-in capital.............    12,051        36,426      36,426
 Retained earnings (accumulated
  deficit)..............................      (454)          (97)        247
                                           -------      --------    --------
  Total stockholders' equity............    11,598        36,331      36,675
                                           -------      --------    --------
  Total liabilities and stockholders'
   equity...............................   $75,527      $128,814    $142,991
                                           =======      ========    ========

          See accompanying notes to consolidated financial statements.

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                      Year Ended          Three Months Ended
                                     December 31,              March 31,
                                ------------------------  --------------------
                                 1995    1996     1997      1997       1998
                                ------  -------  -------  ---------  ---------
                                                              (unaudited)
Total revenues................  $8,277  $12,366  $20,006  $   4,581  $   6,260
Operating expenses:
 Direct tower costs...........   1,868    2,849    4,138        856      1,305
 Selling, general and
  administrative..............   1,601    2,049    3,183        723        862
 Depreciation and
  amortization................   1,908    2,709    4,903      1,027      1,755
                                ------  -------  -------  ---------  ---------
  Total operating expenses....   5,377    7,607   12,224      2,606      3,922
                                ------  -------  -------  ---------  ---------
Operating income..............   2,900    4,759    7,782      1,975      2,338
Interest expense..............   3,068    3,808    5,439      1,285      1,791
Other expenses................     414      150      514         33        --
                                ------  -------  -------  ---------  ---------
Income (loss) before income
 taxes and extraordinary
 item.........................    (582)     801    1,829        657        547
Income tax (expense) benefit..     217     (303)    (801)      (288)      (188)
                                ------  -------  -------  ---------  ---------
Income (loss) before
 extraordinary item...........    (365)     498    1,028        369        359
Extraordinary loss, net of tax
 benefit of $117, $272, and
 $371, respectively...........     207      451      619        --         --
                                ------  -------  -------  ---------  ---------
Net income (loss).............    (572)      47      409        369        359
Accretion of preferred stock..     --       --        52        --          15
                                ------  -------  -------  ---------  ---------
Net income (loss) available to
 common stockholders..........  $ (572) $    47  $    35  $     369  $     344
                                ======  =======  =======  =========  =========



          See accompanying notes to consolidated financial statements.

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except share amounts)

                          Common Stock
                          -------------
                                                                        Total
                                          Additional    Accumulated stockholders'
                          Shares  Value paid-in capital   deficit      equity
                          ------- ----- --------------- ----------- -------------
Balances at December 31,
 1994...................   67,500  $ 1      $ 7,424        $ 71        $ 7,496
Allocation of redeemable
 preferred stock
 proceeds to warrants...      --   --           500         --             500
Net loss................      --   --           --         (572)          (572)
                          -------  ---      -------        ----        -------
Balances at December 31,
 1995...................   67,500    1        7,924        (501)         7,424
Shares of common stock
 issued in acquisition..    6,481  --         4,127         --           4,127
Conversion of warrants
 to common stock........    1,350  --           --          --             --
Net income..............      --   --           --           47             47
                          -------  ---      -------        ----        -------
Balances at December 31,
 1996...................   75,331    1       12,051        (454)        11,598
Conversion of warrants
 to common stock........   24,265  --           --          --             --
Conversion of warrants
 with put feature to
 common stock...........   12,462  --           174         --             174
Sale of common stock,
 net of issuance costs..   36,049    1       23,201         --          23,202
Common stock issued in
 connection with tower
 acquisition............    1,442  --         1,000         --           1,000
Net income..............      --   --           --          409            409
Accretion of redeemable
 preferred stock........      --   --           --          (52)           (52)
                          -------  ---      -------        ----        -------
Balances at December 31,
 1997...................  149,549  $ 2       36,426         (97)        36,331
Net income (unaudited)
 .......................      --   --           --          359            359
Accretion of redeemable
 preferred stock
 (unaudited) ...........      --   --           --          (15)           (15)
                          -------  ---      -------        ----        -------
Balances at March 31,
 1998 (unaudited) ......  149,549  $ 2      $36,426        $247        $36,675
                          =======  ===      =======        ====        =======


          See accompanying notes to consolidated financial statements

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                     Year Ended            Three Months Ended
                                    December 31,                March 31,
                              ---------------------------  --------------------
                               1995      1996      1997      1997       1998
                              -------  --------  --------  ---------  ---------
                                                               (unaudited)
Cash flows from operating
 activities:
 Net income (loss)..........  $  (572) $     47  $    409  $     369  $     359
 Adjustments to reconcile
  net income (loss) to net
  cash
  provided by operating
  activities:
  Depreciation and
   amortization.............    1,908     2,709     4,903      1,027      1,755
  Accretion of debt
   discounts................      202       808       121        109        111
  Deferred income taxes.....     (334)       31       430        288        190
  Deferred loan costs
   written-off..............      324       --        990        --         --
 Changes in assets and
  liabilities:
  Increase in accounts
   receivable, net..........     (203)     (218)     (205)      (709)       (63)
  (Increase) decrease in
   prepaid expenses and
   other current assets.....     (109)     (111)       74       (239)      (265)
  Increase (decrease) in
   accounts payable.........       59       231     2,090        194     (2,122)
  Increase (decrease) in
   accrued interest
   payable..................       14        59       463         67     (1,057)
  Increase (decrease) in
   deferred revenues and
   other....................      332      (417)    1,061        143      1,152
                              -------  --------  --------  ---------  ---------
   Total adjustments........    2,193     3,092     9,927        880       (299)
                              -------  --------  --------  ---------  ---------
   Net cash provided by
    operating activities....    1,621     3,139    10,336      1,249         60
                              -------  --------  --------  ---------  ---------
Cash flows from investing
 activities:
 Payments for purchases of
  towers and related
  assets....................   (7,351)  (14,249)  (56,075)   (11,795)   (15,484)
 Proceeds from the sale of
  land......................       24       --        --         --         --
 Payments for purchases of
  land......................     (500)   (1,124)     (933)      (100)        (5)
                              -------  --------  --------  ---------  ---------
   Net cash used in
    investing activities....   (7,827)  (15,373)  (57,008)   (11,895)   (15,489)
                              -------  --------  --------  ---------  ---------
Cash flows from financing
 activities:
 Proceeds from borrowings on
  long-term debt............    4,646    39,850    70,800     11,262     15,544
 Proceeds from issuance of
  common stock..............      --        --     23,202        --         --
 Proceeds from issuance of
  preferred stock...........    4,133       367       --         --         --
 Payments of long-term
  debt......................   (1,680)  (28,736)  (45,633)       --         --
 Payments of deferred loan
  costs and interest rate
  cap.......................      (98)   (1,060)     (793)       --         --
                              -------  --------  --------  ---------  ---------
   Net cash provided by
    (used in) financing
    activities..............    7,001    10,421    47,576     11,262     15,544
                              -------  --------  --------  ---------  ---------
   Net increase (decrease)
    in cash and cash
    equivalents.............      795    (1,813)      904        616        115
Cash and cash equivalents at
 beginning of period........    1,110     1,905        92         92        996
                              -------  --------  --------  ---------  ---------
Cash and cash equivalents at
 end of period..............  $ 1,905  $     92  $    996  $     708  $   1,111
                              =======  ========  ========  =========  =========
Supplemental disclosure of
 cash flow information--cash
 paid during the period for
 interest...................  $ 2,915  $  2,925  $  3,902  $     656  $   1,919
                              =======  ========  ========  =========  =========

          See accompanying notes to consolidated financial statements.

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    December 31, 1995, 1996 and 1997 and March 31, 1997 and 1998 (unaudited)

(1)Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying consolidated financial statements reflect the financial position, results of operations, and cash flows of American Tower Corporation and its wholly-owned subsidiaries, collectively referred to as ATC or the Company. All significant intercompany transactions and balances have been eliminated.

(b) Description of Business

The primary business of the Company is the leasing of antenna and transmitter space on communication towers to companies using or providing cellular telephone, paging, microwave and specialized mobile radio services. The Company currently owns and operates communication tower sites located primarily in the western, eastern and southern United States.

(c) Interim Financial Information

The unaudited financial statements for the three months ended March 31, 1997 and 1998 are presented for comparative purposes only and have been prepared on a basis substantially consistent with that of the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments, which are of a normal and recurring nature, considered necessary for a fair presentation. Operating results for the three-month periods ended March 31, 1997 and 1998 are not necessarily indicative of the results that may be expected for a full year.

(d) Cash Equivalents

Cash equivalents consist of short-term investments with an original maturity of three months or less.

(e) Rental Towers and Related Fee Based Assets

Rental towers and related fee based assets are stated at cost. Depreciation on rental towers and related fee based assets is calculated on the straight-line method over the estimated useful lives of the assets which range from 3 to 25 years.

(f) Other Assets

Other assets include licenses and permits which are amortized on a straight-line basis over their expected period of benefit, 25 years, and a noncompete agreement with a stockholder which is being amortized on a straight-line basis over its seven year term. Also included are deferred loan costs associated with various debt issuances which are amortized over the terms of the related debt based on the amount of outstanding debt using the interest method.

(g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs of disposal. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

(h) Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(i) Fair Value of Financial Instruments

SFAS No. 107, Disclosure about Fair Value of Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision.

The Company believes that the carrying amounts of its financial instrument current assets and current liabilities approximate the fair value of such items due to their short-term nature. The carrying amount of long-term debt approximates its fair value because the interest rates approximate market.

(j) Revenue Recognition

Revenues are recognized as tower services are provided. Amounts billed or received prior to services being performed are deferred until such time as the revenue is earned.

(k) Stock Option Plan

On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25 and provide pro forma net income disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure requirements of SFAS No. 123.

(l) Interest Rate Cap Agreements

The Company was party to a financial instrument to reduce its exposure to fluctuations in interest rates. The purchase price of the interest rate cap agreements was capitalized and included in prepaid expenses in the accompanying consolidated balance sheets and amortized over the life of the agreements using the straight-line method. The interest rate cap agreements expired in December 1997.

(m) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(n) Reclassifications

Certain reclassifications have been made to prior period amounts in order to conform to the current presentation.

(2)Rental Towers and Related Fee Based Assets

Asset Acquisitions

In December 1995, the Company acquired in a single transaction substantially all of the tower sites and locations of CSX Realty Development Corporation
(CSX) for $9,750,000 which was funded through cash and

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES seller financed debt. In addition during 1995, the Company acquired 81 other tower sites in several unrelated transactions.

In October 1996, the Company acquired in a single transaction substantially all of the tower sites and locations of Prime Communications Sites Holdings LLC and its subsidiary (Prime) for approximately $15.3 million which was funded through borrowings under the Company's credit facility, seller financed debt and the issuance of common stock of the Company to the seller. In addition, during 1996 the Company acquired four other tower sites in two unrelated transactions.

In July 1997, the Company acquired in a single transaction 32 tower sites for approximately $11.8 million which was funded through borrowings under the Company's credit facility. In addition, during 1997 the Company acquired 89 tower sites in several unrelated transactions totaling $25.2 million. The purchase price for all acquisitions has been allocated to the land, towers and related fee based assets and licenses and permits based on their respective estimated fair values.

The following unaudited pro forma information represents the consolidated results of operations of the Company as if the 1997 acquisitions had occurred on January 1, 1996, and the 1996 acquisitions had occurred on January 1, 1995 (in thousands):

                                                       1995     1996     1997
                                                      -------  -------  -------
   Rental revenue.................................... $10,575  $17,290  $21,578
   Operating income.................................. $ 3,737  $ 7,835  $ 9,039
   Net loss.......................................... $(1,442) $(2,002) $  (326)

The pro forma information is not necessarily indicative of operating results that would have occurred if each acquisition had been consummated as of the respective dates, nor is it necessarily indicative of future operating results. The actual results of operations of the acquired assets are included in the Company's consolidated financial statements only from the date of acquisition.

Tower Disposal

On January 13, 1997, the Company entered into a binding letter agreement with a related shareholder and director to sell 45 communication towers for a purchase price of $700,000. The closing of this transaction occurred during March 1997. At the closing, the Company sold the communication towers to the shareholder in exchange for a $700,000 reduction in payments owed under the subordinated note payable to the shareholder issued in October 1994. See note 6 for further discussion. Due to the agreement, the related assets have been reflected as assets held for resale on the December 31, 1996 balance sheet.

(3)Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (in thousands):

                                                       December 31,
                                                       -------------  March 31,
                                                        1996   1997     1998
                                                       ------ ------ -----------
                                                                     (unaudited)
Prepaid land leases................................... $  619   $637    $727
Other current assets..................................    174     82     257
                                                       ------ ------    ----
                                                       $  793   $719    $984
                                                       ====== ======    ====

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

(4)Other Assets

Other assets consisted of the following (in thousands):

                                                       December 31,
                                                       -------------  March 31,
                                                        1996   1997     1998
                                                       ------ ------ -----------
                                                                     (unaudited)
Deferred loan costs, net.............................. $1,009 $  751     $719
Licenses and permits, net.............................  4,428  5,898    6,289
Noncompete costs, net.................................    623    538      502
Other assets..........................................    209    245      275
                                                       ------ ------   ------
                                                       $6,269 $7,432   $7,785
                                                       ====== ======   ======

(5)Deferred Revenues and Other Current Liabilities

Deferred revenues and other current liabilities consisted of the following (in thousands):

                                                       December 31,
                                                       -------------  March 31,
                                                       1996   1997      1998
                                                       ------------- -----------
                                                                     (unaudited)
Deferred revenues..................................... $ 201 $ 1,125   $1,799
Deferred compensation contracts.......................   300     150      150
Accrued expenses and other............................   477     850    1,328
                                                       ----- -------   ------
                                                       $ 978 $ 2,125   $3,277
                                                       ===== =======   ======

(6)Long-term Debt

On October 11, 1996, the Company entered into a senior credit facility (the Credit Facility) in connection with the acquisition of the communication towers from Prime as discussed in note 2. The Credit Facility was extinguished during 1997 in connection with the Company entering into a new Senior Credit Agreement, discussed in further detail below.

The Credit Facility included a $23 million revolving line of credit, which included a sub-allotment for letters of credit, and a $37 million term loan facility. The Company utilized the proceeds of the term loan to (i) repay $21.6 million of principal and interest to its existing senior lenders, (ii) prepay in full $6.1 million of principal and interest to its senior subordinated lender, and (iii) to fund $8.6 million of the purchase price for the Prime acquisition.

The Credit Facility incurred interest at LIBOR plus 275 basis points for interest periods ranging up to five months; thereafter, the credit facility incurred interest at LIBOR plus an applicable margin, not to exceed 275 basis points, based upon a defined leverage ratio, for interest periods of one, three or six months. The term loan and the revolving Credit Facility required principal amortization with quarterly payments totaling $5.6 million in 1999. The Credit Facility contained restrictions on payment of dividends, and set forth minimum operating cash flows, as defined, to be attained by the Company.

Immediately prior to entering into the Credit Facility in October 1996, the Company owed its senior lenders $21.5 million under a term loan, revolving line of credit and acquisition line of credit facilities which had been amended and extended in December 1995. The outstanding balance of the prior senior agreement bore interest at LIBOR plus 275 basis points. In conjunction with entering into the Credit Facility, the Company expensed

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

$451,000, net of taxes, of deferred loan and other financing costs associated with prior credit facilities. In conjunction with the amendment of the Company's senior credit agreement in December 1995, the Company expensed $207,000, net of taxes, of deferred loan and other financing costs associated with prior credit facilities. Such deferred loan and other financing costs written off in 1995 have been reflected as extraordinary losses in the consolidated statements of operations.


On June 30, 1997, the Company entered into a new senior credit agreement (the Credit Agreement). The Credit Agreement includes a $100 million revolving line of credit, which includes a sub-allotment for letters of credit and a $25 million term loan facility. In connection with entering into the Credit Agreement, the Company expensed $619,000, net of taxes, of deferred loan and other financing costs associated with the prior credit facility. These deferred loan and other financing costs written off in 1997 have been reflected as extraordinary loss in the consolidated statements of operations.

Seller Acquisition Financing

In connection with the acquisition of the towers and related sites in October 1996 as more fully discussed in note 2 and above, the Company issued an aggregate of $2.5 million of subordinated term notes to certain sellers. Payment terms required (i) a single installment on October 11, 2004 or
(ii) immediate payment upon an initial public offering. The subordinated term notes incurred interest at 11% payable quarterly commencing January 1997. During 1997 these notes were fully repaid.

Long-term debt consists of the following (in thousands):

                                                   December 31,
                                                  ----------------   March 31,
                                                   1996     1997       1998
                                                  -------  -------  -----------
                                                                    (unaudited)
Term note payable, due in quarterly payments
 beginning in September 1999, interest at a base
 rate, as defined................................ $   --   $70,800    $86,350
Term note payable, due in quarterly payments
 beginning in January 1999, interest at 8.38%
 until May 1997 at which time interest is LIBOR
 plus a maximum of 2.75%. Balance repaid during
 1997............................................  39,850      --         --
Seller financing, noninterest-bearing secured
 note payable, due in annual installments
 commencing December 20, 1996 through December
 20, 2000........................................   6,313    5,313      5,313
Subordinated note payable to shareholder,
 interest payable in quarterly installments at
 10.5% per annum; payment of principal due in
 annual installments beginning November 15, 2001;
 original principal reduced by value of stock
 warrant (see note 9). Balance repaid during
 1997............................................   3,000      --         --
Subordinated notes payable, interest payable in
 quarterly installments at 11.0% per annum;
 single installment due October 2004. Balance
 repaid during 1997..............................   2,561      --         --
Noninterest-bearing unsecured note payable,
 maturing in 1999................................     500      500        500
Note payable, due in quarterly installments
 commencing January 1, 1995 bearing interest at
 10%. Balance repaid during 1997.................     300      --         --
Other............................................      43       34         34
Discounts associated with noninterest-bearing
 obligations.....................................  (1,671)  (1,169)    (1,058)
Discount assigned to stock warrants (see note
 9)..............................................     (50)     --         --
                                                  -------  -------    -------
  Total long-term debt...........................  50,846   75,478     91,139
Less current portion.............................   1,075    1,000      1,000
                                                  -------  -------    -------
  Long-term debt excluding current portion....... $49,771  $74,478    $90,139
                                                  =======  =======    =======

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

The Company was party to a financial instrument in order to reduce its exposure to fluctuations in interest rates. The agreement provided for the third parties to make payments to the Company whenever a defined floating interest rate exceeded 10 percent per annum. No such payments were made in 1995 or 1996. Payments on the interest rate cap agreements were based on the notional principal amount of the agreements; no funds were actually borrowed or are to be repaid as of December 31, 1996. The unamortized portion of the purchase price was approximately $107,000 and $50,000 at December 31, 1995 and 1996, respectively. $5,000,000 under this interest rate cap agreement expired in 1995 and the remaining $9,000,000 agreement expired in December 1997.
The aggregate annual maturities of long-term debt (not reduced for discount rates on noninterest-bearing obligations) for each of the five years subsequent to December 31, 1997 are as follows (in thousands):

            Year ending
            December 31,
            ------------
            1998................................. $ 1,000
            1999.................................   2,250
            2000.................................   6,457
            2001.................................   5,000
            2002.................................   8,300
            Thereafter...........................  53,640
                                                  -------
                                                  $76,647
                                                  =======

(7)Federal Income Taxes

Income tax expense for the years ended December 31, 1995, 1996, and 1997 consisted of the following (in thousands):

                                                                1995   1996 1997
                                                               ------  ---- ----
   Current.................................................... $  --   $--  $--
   Deferred...................................................   (217)  303  801
                                                               ------  ---- ----
                                                               $(217)  $303 $801
                                                               ======  ==== ====

Income tax expense at December 31, 1995, 1996 and 1997 differed from the amounts computed by applying the U.S. federal income tax rate of 34% to income before taxes and extraordinary items as follows (in thousands):

                                                               1995   1996 1997
                                                               -----  ---- ----
   Computed "expected" tax expense (benefit).................. $(198) $272 $622
   State taxes................................................    29    28   30
   Adjustment of prior taxes..................................   --    --   112
   Other......................................................   (48)    3   37
                                                               -----  ---- ----
     Total.................................................... $(217) $303 $801
                                                               =====  ==== ====

At December 31, 1997, the Company had net operating loss carryforwards (NOLs) of approximately $14,285,000 for U.S. Federal income tax purposes. The NOLs, if unused, will expire between 2008 and 2012. The portion of the NOLs which existed prior to October 15, 1994 are subject to annual limitations imposed by the Internal Revenue Code under Section 382. The current NOL balance is subject to limitations should a change in ownership occur.

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1997 are as follows (in thousands):

                                                                    1996   1997
                                                                   ------ ------
   Deferred tax assets:
    Net operating loss carryforward..............................  $3,472 $5,357
    Accrued liabilities..........................................      64     92
    Other........................................................      72     67
                                                                   ------ ------
     Net deferred tax assets.....................................   3,608  5,516
                                                                   ------ ------
   Deferred tax liability--rental towers and related fee based assets, principally due to differences in basis for financial
    reporting purposes and tax purposes..........................   9,945 12,283
                                                                   ------ ------
     Net deferred tax liability..................................  $6,337 $6,767
                                                                   ====== ======

There is no valuation allowance at December 31, 1996 and 1997 recorded against the deferred tax assets. It is the opinion of management that the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies will more likely than not result in the realization of the deferred tax assets.

(8)Redeemable Preferred Stock

In December 1995, the Company completed a private placement offering to its existing security holders to sell up to 22,500 newly created shares of Series A Redeemable Preferred Stock, $0.01 par value (Series A Preferred Stock), at $200 per share. Net proceeds to the Company were approximately $4,500,000.

The shares of Series A Preferred Stock were sold together with 10-year warrants to purchase a total of 22,500 shares of common stock at a nominal exercise price. The Company determined the warrants to have an estimated fair value of $500,000 at the offering date which was recorded as additional paid-in capital and a reduction of the outstanding Series A Preferred Stock. As of December 31, 1997, all of these warrants had been exercised.

Each share of Series A Preferred Stock has a liquidation preference of $200 per share. The Company at its option can redeem any or all the outstanding shares of preferred stock for $200 per share. The Company is required to redeem all such shares at a price of $200 per share upon the occurrence of (i) a public offering or (ii) a change of control. The preferred shares have no voting or dividend rights.

(9)Stockholders' Equity

In conjunction with the acquisition of Bowen-Smith Holdings, Inc., the Company issued warrants to the senior subordinated debt holder for 12,462 shares of common stock with an exercise price of $.01 per share. This warrant was immediately exercisable into common stock of the Company. The Company determined this warrant to have an estimated market value of $600,000 at the acquisition date which was recorded as additional paid-in capital and a reduction of the outstanding principal of the senior subordinated note payable. The Company recorded accretion of the debt discount of $75,000 and $59,000 for the years ended December 31, 1995 and 1996, respectively. As discussed further in note 6, the Company prepaid the senior subordinated debt holder in connection with the October 1996 amendment and extension of the Company's senior credit facility. The remaining unamortized debt discount of $450,000 was included as an extraordinary loss on the consolidated statement of operations for the year ended December 31, 1996. The senior subordinated warrant holder could require the Company to purchase the stock warrants beginning in October 2002. The put amount was defined in the warrant agreement with the senior subordinated lender. At December 31, 1996, the accompanying consolidated financial statements include an accrual for $174,000 related to the put feature of the warrants granted to the senior subordinated lender. These warrants were exercised and the put retired on June 30, 1997.

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

During 1994, a warrant was also issued to a stockholder for 3,115 shares of common stock with a nominal exercise price. Due to certain restrictions as to the exercisability of this warrant, it was determined to have a value of $75,000. This amount is reduced against the principal amount of the subordinated note payable to stockholder. The Company recorded accretion of the debt discount of $12,000 for each of the years ended December 31, 1995 and 1996. This warrant was exercised in 1997 in connection with the retirement of the subordinated note payable to stockholder.

In June 1997, the Company completed a private placement offering of 36,049 shares of common stock with Clear Channel Communications, Inc. whereby the Company raised proceeds of $23 million, net of issuance costs of approximately $2 million.

(10)Stock Option Plan

In 1995, the Company adopted a stock option plan (the Plan) pursuant to which the Company's Board of Directors may grant stock options to officers and key employees. The Plan authorizes grants of options to purchase up to 9,231 shares of common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options have 10-year terms and vest and become fully exercisable after a range of 3 to 4 years from the date of grant.

At December 31, 1997, there were 2,731 additional shares available for grant under the Plan. The per share weighted-average value of stock options granted during 1995, 1996, and 1997 was $37, $192, and $233, respectively, on the date of grant, using the Black Scholes model with the following assumptions: risk-free interest rate of 5.71% for the 1995 options, 6.58% for the 1996 options, and 6.50% for the 1997 options, expected life of 8 years, expected volatility of 0%, and an expected dividend yield of 0%.

The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below (in thousands):

                                                               1995   1996  1997
                                                               -----  ----  ----
   Net income (loss)
   As reported................................................ $(572) $ 47  $377
   Pro forma..................................................  (579) (231)   73

At December 31, 1996, the range of exercise prices and weighted average remaining contractual life of outstanding options was $100-$475, and 3.7 years, respectively. At December 31, 1997, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $100--$475, and 7 years, respectively. Stock option activity during the periods indicated is as follows:

                                                                Weighted average
                                               Number of shares  exercise price
                                               ---------------- ----------------
   Balance at December 31, 1994                        --             $--
    Granted...................................      1,100              100
                                                    -----             ----
   Balance at December 31, 1995...............      1,100              100
    Granted...................................      4,600              475
    Forfeited.................................       (500)             100
                                                    -----             ----
   Balance at December 31, 1996...............      5,200              432
    Granted...................................      1,300              475
    Forfeited.................................         --              --
                                                    -----             ----
   Balance at December 31, 1997...............      6,500             $440
                                                    =====             ====

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

At December 31, 1996 and 1997, the number of options exercisable was 116 and 1,805, respectively, and the weighted-average exercise price of these options was $100 and $392 per share respectively.

(11)Related Party Transactions and Commitments

Leases

In the ordinary course of business the Company leases land and buildings under long-term (ranging from one to ten years) operating leases. Total rent expense relating to land and building leases was approximately $459,000, $665,000, $1,285,000, $307,000 and $457,000 for the years ending December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998, respectively.

Minimum future lease payments for the years ending December 31, are as follows (in thousands):

   1998................................................................ $ 1,517
   1999................................................................   1,363
   2000................................................................   1,223
   2001................................................................   1,271
   2002................................................................     829
   Thereafter..........................................................   4,237
                                                                        -------
     Total minimum lease payments...................................... $10,440
                                                                        =======

Related Party Transactions

The Company has entered into consulting agreements with three shareholders. The total management payments under these agreements was $300,000 for each of the years ended December 31, 1996 and 1997, respectively, and future minimum payments required by these management agreements are $300,000 and $262,500 for the years ended December 31, 1998 and 1999, respectively.

The Company was subject to a management agreement, which was terminated during 1997, with a private investment firm which is a significant shareholder of the Company. The Company paid $127,000 and $342,725 to this investment firm during the years ended December 31, 1996 and 1997, respectively. The Company's president and chairman, as well as another director are the principal executive officers in the private investment firm.

The Company leases land for certain of its tower sites from an entity owned by a shareholder. During the years ended December 31, 1996 and 1997, rental expense relating to these land leases totaled $35,000 and $63,000, respectively. Additionally, prior to 1997, the Company leased its office facility from the same entity. Annual expense for the office facility approximated $48,000 per year. The same shareholder is President of a tower fabrication and construction company. The Company has acquired the majority of its new towers from this entity, and during the years ended December 31, 1996 and 1997, the Company made payments of $1,710,000 and $3,057,000 respectively, to this entity.

                  AMERICAN TOWER CORPORATION AND SUBSIDIARIES

(12)Supplemental Disclosure of Noncash Activities

The Company had the following noncash financing and investing activities (in thousands):

                                                              1995  1996  1997
                                                             ------ ----- -----
   Notes payable issued for tower acquisitions.............  $8,164 2,361   --
   Common stock issued for acquisitions....................     --  4,127 1,000
   Reduction of note payable in connection with disposal of
    towers.................................................     --    --    700
   Put accrual written-off.................................     --    --    174
   Notes payable issued for noncompete agreements..........     160   --    --
   Accrued acquisition costs...............................     150   --    --
   Accrued debt refinancing costs..........................     100    --   --

(13)Merger Agreement

In December 1997, the Company entered into a Merger Agreement with American Tower Systems Corporation (ATS) which, subject to certain conditions, will result in the merger of the Company into ATS. The merger is scheduled to be completed during the first half of 1998.